Exhibit 4.6
NEWBRIDGE BANK
EMPLOYEES’ 401(K) PLAN

Nonstandardized 401(k) Plan
ADOPTION AGREEMENT #005
NONSTANDARDIZED 401(k) PLAN
[Related Employers only]
     The undersigned Employer, by executing this Adoption Agreement, establishes a retirement plan and trust (collectively “Plan”) under the Branch Banking and Trust Company Defined Contribution Prototype Plan (basic plan document #001). The Employer, subject to the Employer’s Adoption Agreement elections, adopts fully the Prototype Plan and Trust provisions. This Adoption Agreement, the basic plan document and any attached Appendices or agreements permitted or referenced therein, constitute the Employer’s entire plan and trust document. All “Election” references within this Adoption Agreement are Adoption Agreement Elections. All “Article” or “Section” references are basic plan document references. Numbers in parentheses which follow election numbers are basic plan document references. Where an Adoption Agreement election calls for the Employer to supply text, the Employer (without altering the content of any existing printed text) may lengthen any space or line, or create additional tiers. When Employer-supplied text uses terms substantially similar to existed printed options, all clarifications and caveats applicable to the printed options apply to the Employer-supplied text unless the context requires otherwise. The Employer makes the following elections granted under the corresponding provisions of the basic plan document.
ARTICLE I
DEFINITIONS

1.	EMPLOYER (1.23).
Name: NewBridge Bank
Address: 1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina 27410
Phone number: (336) 369-0900
E-mail (optional):
Employer’s Taxable Year: December 31
EIN: 56-0515961

2.	PLAN (1.40).
Name: NewBridge Bank Employees’ 401(k) Plan
	Plan number: 002	(3-digit number for Form 5500 reporting)
Trust EIN (optional):
3.     PLAN/LIMITATION YEAR (1.42/1.33). Plan Year and Limitation Year mean the 12 consecutive month period (except for a short Plan/Limitation Year) ending every (Complete (a) and (b)):
[Note: Complete any applicable blanks under Election 3 with a specific date, e.g., “June 30” OR “the last day of February” OR “the first Tuesday in January.” In the case of a Short Plan Year or a Short Limitation Year, include the year, e.g., “May 1, 2008.”]
(a)	Plan Year (Choose one of (1) or (2) and choose (3) if applicable):
(1)	☒	December 31.

(2)	☐	Fiscal Plan Year: ending: _____________________.

(3)	☐	Short Plan Year: commencing: _____________________ and ending: _____________________.
(b)	Limitation Year (Choose one of (1) or (2) and choose (3) if applicable):
(1)	☒
Generally same as Plan Year. The Limitation Year is the same as the Plan Year except where the Plan Year is a short year in which event the Limitation Year is always a 12 month period, unless the short Plan Year (and short Limitation Year) result from a Plan amendment.

(2)	☐	Different Limitation Year: ending: .
(3)	☐	Short Limitation Year: commencing: and ending: .
4.	EFFECTIVE DATE (1.19). The Employer’s adoption of the Plan is a (Choose one of (a), (b), or (c). Choose (d) if applicable):
(a)	☐	New Plan. The Plan’s Effective Date is: _____________________.
(b)	☐	Restated Plan. The Plan’s restated Effective Date is: . The Plan’s original Effective Date was: .
[Note: See Section 1.51 for the definition of Restated Plan. If this Plan is an EGTRRA restatement: (i) the EGTRRA restatement Effective Date must be the later of the beginning of the 2002 Plan Year or the Plan’s original Effective Date; and (ii) if specific Plan provisions, as reflected in this Adoption Agreement, do not date back to the EGTRRA restatement Effective Date, indicate as such in Appendix A.]
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Nonstandardized 401(k) Plan
(c)	☒	Restatement of surviving and merging plans. The Plan restates two (or more) plans (Complete (1) and (2). Choose (3) as applicable):
(1)	This (surviving) Plan. The Plan’s restated Effective Date is: January 1, 2008 . The Plan’s original Effective Date was: January 1, 1989 .
[Note: If this Plan is an EGTRRA restatement: (i) the EGTRRA restatement Effective Date must be the later of the beginning of the 2002 Plan Year or the Plan’s original Effective Date; and (ii) if specific Plan provisions, as reflected in this Adoption Agreement, do not date back to the EGTRRA restatement Effective Date, indicate as such in Appendix A.]
(2)
Merging plan. The FNB Southeast 401(k) Retirement Plan was or will be merged into this surviving Plan as of: January 1, 2008 . The merging plan’s restated Effective Date is: January 1, 2008 . The merging plan’s original Effective Date was: January 1, 1987 .

[See the Note under Election 4(c)(1) if this document is the merging plan’s EGTRRA restatement.]
(3)	☐	Additional merging plans. The following additional plans were or will be merged into this surviving Plan (Complete a. and b. as applicable):

			Restated	Original
	Name of merging plan	Merger date	Effective Date	Effective Date
a.
b.
(d)	☐	Special Effective Date for Elective Deferral provisions:
5.	TRUSTEE (1.65). The Trustee executing this Adoption Agreement is (Choose one or more of (a), (b), or (c). Choose (d) if applicable):
(a)	☐	A discretionary Trustee. See Section 8.02(A).
(b)	☒	A nondiscretionary (directed) Trustee or Custodian. See Section 8.02(B).
(c)	☐
A Trustee under the:                                          (specify name of trust), a separate trust agreement the Trustee has executed and that the IRS has approved for use with this Plan. Under this Election 5(c) the Trustee is not executing the Adoption Agreement and Article VIII of the basic plan document does not apply, except as indicated otherwise in the separate trust agreement. See Section 8.11(C).

(d)	☐
Permitted Trust amendments apply. Under Section 8.11 the Employer in Appendix C has made certain permitted amendments to the Trust. Such amendments do not constitute a separate trust under Election 5(c).

6.      CONTRIBUTION TYPES (1.12). The Employer and/or Participants, in accordance with the Plan terms, make the following Contribution Types to the Plan/Trust (Choose one or more of (a) through (h) as applicable. Choose (i) if applicable):
(a)	☒	Pre-Tax Deferrals. See Section 3.02 and Elections 20-23.
(b)	☐	Roth Deferrals. See Section 3.02(E) and Elections 20, 21, and 23. [Note: The Employer may not limit Elective Deferrals to Roth Deferrals only.]
(c)	☐	Matching. See Sections 1.34 and 3.03 and Elections 24-26. [Note: The Employer may make an Operational QMAC without electing 6(c). See Section 3.03(C)(2).]
(d)	☒	Nonelective. See Sections 1.37 and 3.04 and Elections 27-29. [Note: The Employer may make an Operational QNEC without electing 6(d). See Section 3.04(C)(2).]
(e)	☒
Safe Harbor/Additional Matching. The Plan is (or pursuant to a delayed election, may be) a safe harbor 401(k) Plan. The Employer will make (or under a delayed election, may make) Safe Harbor Contributions as it elects in Election 30. The Employer may or may not make Additional Matching Contributions as it elects in Election 30. See Election 26 as to matching Catch-Up Deferrals. See Section 3.05.

(f)	☐	Employee (after-tax). See Section 3.09 and Election 35.
(g)	☐
SIMPLE 401(k). The Plan is a SIMPLE 401(k) Plan. See Section 3.10. The Employer operationally will elect for each Plan Year to make a SIMPLE Matching Contribution or a SIMPLE Nonelective Contribution as described in Section 3.10(E). The Employer must notify Participants of the Employer’s SIMPLE contribution election and of the Participants’ deferral election rights and limitations within a reasonable period of time before the 60th day prior to the beginning of the Plan Year. [Note: The Employer electing 6(g) may not elect any other Contribution Types except under Elections 6(a), 6(b), and 6(h).]

(h)	☐	Designated IRA. See Section 3.12 and Election 36.
(i)	☐	None (frozen plan). The Plan is/was frozen effective as of: . See Sections 3.01(J) and 11.04.
[Note: Elections 20 through 30 and Elections 35 through 37 do not apply to any Plan Year in which the Plan is frozen.]
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7.	DISABILITY (1.15). Disability means (Choose one of (a) or (b)):

(a)	☒	Basic Plan. Disability as defined in Section 1.1 5(A).

(b)	☐	Describe:

[Note: The Employer may elect an alternative definition of Disability for purposes of Plan distributions. However, the use of an alternative definition may result in loss of favorable tax treatment of the Disability distribution.]
8.     EXCLUDED EMPLOYEES (1.21(D)). The following Employees are not Eligible Employees but are Excluded Employees (Choose one of (a) or (b)):
[Note: Regardless of the Employer’s elections under Election 8: (i) Employees of any Related Employers (excluding the Signatory Employer) are Excluded Employees unless the Related Employer becomes a Participating Employer; and (ii) Reclassified Employees and Leased Employees are Excluded Employees unless the Employer in Appendix B elects otherwise. See Sections 1.21(B), 1.21(D)(3) and 1.23(D).]

(a)	☐	No Excluded Employees. All Employees are Eligible Employees as to all Contribution Types.

(b)	☒	Exclusions. The following Employees are Excluded Employees (either as to all Contribution Types or to the designated Contribution Type) (Choose one or more of (1) through (7) as applicable):
[Note: For this Election 8, unless described otherwise in Election 8(b)(7), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals, Employee Contributions and Safe Harbor Contributions. Matching includes all Matching Contributions except Safe Harbor Matching Contributions. Nonelective includes all Nonelective Contributions except Safe Harbor Nonelective Contributions.]

			(1)		(2)	(3)	(4)
			All		Elective
			Contributions		Deferrals	Matching	Nonelective

(1)	☐	No exclusions. No exclusions as to the designated Contribution Type.	N/A See Election 8(a))		☐	☐	☐

(2)	☒	Collective Bargaining (union) Employees. As described in Code §410(b)(3)(A). See Section 1.21(D)(1).	☒	OR	☐	☐	☐

(3)	☒	Non-Resident Aliens. As described in Code §410(b)(3)(C). See Section 1.21(D)(2).	☒	OR	☐	☐	☐

(4)	☐	HCEs. See Section 1.21(E). See Election 30(e) as to exclusion of some or all HCEs from Safe Harbor Contributions.	☐	OR	☐	☐	☐

(5)	☐	Hourly paid Employees.	☐	OR	☐	☐	☐

(6)	☐	Part-Time/Temporary/Seasonal Employees.
		See Section 1.21(D)(4). A Part-Time, Temporary or Seasonal Employee is an Employee whose regularly scheduled Service is less than (specify a maximum of 1,000) Hours of Service in the relevant Eligibility Computation Period.	☐	OR	☐	☐	☐
[Note: If the Employer under Election 8(b)(6) elects to treat Part-Time, Temporary and Seasonal Employees as Excluded Employees and any such an Employee actually completes at least 1,000 Hours of Service during the relevant Eligibility Computation Period, the Employee becomes an Eligible Employee. See Section 1.21(D)(4).]

(7)	☒	Describe exclusion category and/or Contribution Type: Employees who became Employees as the result of a Code Section 410(b)(6)(c) transaction; Leased Employees; independent contractors whose bonafide employment contract does not specifically provide for inclusion in the Plan; peak-time, temporary or seasonable employees (e.g., Exclude Division B Employees OR Exclude salaried Employees from Discretionary Matching Contributions.)
[Note: Any exclusion under Election 8(b)(7), except as to Part-Time/Temporary/Seasonal Employees, may not be based on age or Service or level of Compensation. See Election 14 for eligibility conditions based on age or Service.]
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Nonstandardized 401(k) Plan
9.    COMPENSATION (1.11(B)). The following base Compensation (as adjusted under Elections 10 and 11) applies in allocating Employer Contributions (or the designated Contribution Type) (Choose one or more of (a) through (d) as applicable):
[Note: For this Election 9 all definitions include Elective Deferrals unless excluded under Election 11. See Section 1.11(D). Unless described otherwise in Election 9(d), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions. In applying any Plan definition which references Section 1.11 Compensation, where the Employer in this Election 9 elects more than one Compensation definition for allocation purposes, the Plan Administrator will use W-2 Wages for such other Plan definitions if the Employer has elected W-2 Wages for any Contribution Type or Participant group under Election 9. If the Employer has not elected W-2 Wages, the Plan Administrator for such other Plan definitions will use 415 Compensation.]

			(1)		(2)	(3)	(4)
			All		Elective
			Contributions		Deferrals	Matching	Nonelective

(a)	☒	W-2 Wages (plus Elective Deferrals). See Section 1.11(B)(1).	☒	OR	☐	☐	☐

(b)	☐	Code §3401 Federal Income Tax Withholding Wages (plus Elective Deferrals). See Section 1.11(B)(2).	☐	OR	☐	☐	☐

(c)	☐	415 Compensation (simplified).
See Section 1.11(B)(3).
		[Note: The Employer may elect an alternative “general 415 Compensation” definition by electing 9(c) and by electing the alternative definition in Appendix B. See Section 1.11(B)(4).]	☐	OR	☐	☐	☐

(d)	☐	Describe Compensation by Contribution Type or by Participant group:

[Note: Under Election 9(d), the Employer may: (i) elect Compensation from the elections available under Elections 9(a), (b), or (c), or a combination thereof as to a Participant group (e.g., W-2 Wages for Matching Contributions for Division A Employees and 415 Compensation in all other cases); and/or (ii) define the Contribution Type column headings in a manner which differs from the “all-inclusive” description in the Note immediately preceding Election 9(a) (e.g., Compensation for Safe Harbor Matching Contributions means W-2 Wages and for Additional Matching Contributions means 415 Compensation).]
10.    PRE-ENTRY/POST-SEVERANCE COMPENSATION (1.11(H)/(l)). Compensation under Election 9 (Complete (a). Choose (b). if applicable):
[Note: The Plan does not take into account Post-Severance Compensation unless the Employer elects otherwise in Appendix B or except as otherwise specified in a Plan amendment. For this Election 10, unless described otherwise in Election 10(b), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions.]

			(1)		(2)	(3)	(4)
			All		Elective
			Contributions		Deferrals	Matching	Nonelective

(a)	☒	Pre-Entry Compensation. Includes (Choose (1) and (2) as applicable):

	(1)	☐ Plan Year. Compensation for the entire Plan Year which includes the Participant’s Entry Date.	☐	OR	☐	☐	☐

	(2)	☒ Participating Compensation. Only Participating Compensation. See Section 1.11(H)(1).	☒	OR	☐	☐	☐
[Note: Under a Participating Compensation election, in applying any Adoption Agreement elected contribution limit or formula, the Plan Administrator will count only the Participant’s Participating Compensation. See Section 1.11(H)(1) as to plan disaggregation.]

(b)	☐	Describe Pre-Entry Compensation by Contribution Type or by Participant group:

[Note: Under Election 10(b), the Employer may: (i) elect Compensation from the elections available under Election 10(a) or a combination thereof as to a Participant group (e.g., Participating Compensation for all Contribution Types as to Division A Employees, Plan Year Compensation for all Contribution Types to Division B Employees); and/or (ii) define the Contribution Type column headings in a manner which differs from the “all-inclusive” description in the Note immediately preceding Election 10(a) (e.g., Compensation for Nonelective Contributions is Participating Compensation and for Safe Harbor Nonelective Contributions is Plan Year Compensation).]
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11.    EXCLUDED COMPENSATION (1.11(G)). Apply the following Compensation exclusions to Elections 9 and 10 (Choose one of (a) or (b)):

(a)	☐	No exclusions. Compensation as to all Contribution Types means Compensation as elected in Elections 9 and 10.

(b)	☒	Exclusions. Exclude the following (Choose one or more of (1) through (9) as applicable):
[Note: In a safe harbor 401(k) plan, allocations qualifying for the ADP or ACP test safe harbors must be based on a non-discriminatory definition of Compensation. If the Plan applies permitted disparity, allocations also must be based on a non-discriminatory definition of Compensation if the Plan is to avoid more complex testing. Elections 11(b)(4) through (b)(9) may cause allocation Compensation to fail to be non-discriminatory. In a non-safe harbor 401(k) plan, Elections 11(b)(4) through (b)(9) which result in Compensation failing to be non-discriminatory may result in more complex nondiscrimination testing. For this Election 11, unless described otherwise in Election 11(b)(9), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions.]

			(1)		(2)	(3)	(4)
			All		Elective
			Contributions		Deferrals	Matching	Nonelective

(1)	☐	No exclusions-limited. No exclusions as to the designated Contribution Type(s).	N/A (See Election 11(a))		☐	☐	☐

(2)	☐	Elective Deferrals. See Section 1.20.	N/A		N/A	☐	☐

(3)	☒	Fringe benefits. As described in Treas. Reg. §1.414(s)-1(c)(3).	☒	OR	☐	☐	☐

(4)	☐	Compensation exceeding $ . Apply this election to (Choose one of a. or b.):	☐	OR	☐	☐	☐

	a.	☐ All Participants. [Note: If the Employer elects Safe Harbor Contributions under Election 6(e), the Employer may not elect 11(b)(4)a. to limit the Safe Harbor Contribution allocation to the NHCEs.]

	b.	☐ HCE Participants only.

(5)	☐	Bonus.	☐	OR	☐	☐	☐

(6)	☐	Commission.	☐	OR	☐	☐	☐

(7)	☐	Overtime.	☐	OR	☐	☐	☐

(8)	☐	Related Employers. See Section 1.23(C). (If there are Related Employers, choose one or both of a. and b. as applicable):

	a.	☐ Non-Participating. Compensation paid to Employees by a Related Employer that is not a Participating Employer.	☐	OR	☐	☐	☐

	b.	☐ Participating. As to the Employees of any Participating Employer, Compensation paid by any other Participating Employer to its Employees. See Election 28(g)(2)a.	☐	OR	☐	☐	☐

(9)	☐	Describe Compensation exclusion(s):
[Note: Under Election 11(b)(9), the Employer may: (i) describe Compensation from the elections available under Elections 11(b)(1) through (8), or a combination thereof as to a Participant group (e.g., No exclusions as to Division A Employees and exclude bonus as to Division B Employees); (ii) define the Contribution Type column headings in a manner which differs from the “all-inclusive” description in the Note immediately preceding Election 11(b)(1) (e.g., Elective Deferrals means §125 cafeteria deferrals only OR No exclusions as to Safe Harbor Contributions and exclude bonus as to Nonelective Contributions); and/or (iii) describe another exclusion (e.g., Exclude shift differential pay).]
12.    HOURS OF SERVICE (1.31). The Plan credits Hours of Service for the following purposes (and to the Employees described in Elections 12(d) or (e)) as follows (Choose one or more of (a) through (e) as applicable):

			(1)		(2)	(3)	(4)
			All				Allocation
			Purposes		Eligibility	Vesting	Conditions

(a)	☐	Actual Method. See Section 1.31(A)(1).	☐	OR	☐	☐	☐

(b)	☐	Equivalency Method: (e.g., daily, weekly, etc.). See Section 1.31(A)(2).	☐	OR	☐	☐	☐
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			(1)		(2)	(3)	(4)
			All				Allocation
			Purposes		Eligibility	Vesting	Conditions

(c)	☐	Elapsed Time Method. See Section 1.31(A)(3).	☐	OR	☐	☐	☐

(d)	☒	Actual (hourly) and Equivalency (salaried). Actual Method for hourly paid Employees and Equivalency Method: weekly (e.g., daily, weekly, etc.) for salaried Employees.	☒	OR	☐	☐	☐

(e)	☐	Describe method:
[Note: Under Election 12(e), the Employer may describe Hours of Service from the elections available under Elections 12(a) through (d), or a combination thereof as to a Participant group and/or Contribution Type (e.g., For all purposes, Actual Method applies to office workers and Equivalency Method applies to truck drivers).]
13.    ELECTIVE SERVICE CREDITING (1.56(C)). The Plan must credit Related Employer Service under Section 1.23(C) and also must credit certain Predecessor Employer/Predecessor Plan Service under Section 1.56(B). The Plan also elects under Section 1.56(C) to credit as Service the following Predecessor Employer service (Choose one of (a) or (b)):

(a)	☐	Not applicable. No elective Predecessor Employer Service crediting applies.

(b)	☒	Applies. The Plan credits the specified service with the following designated Predecessor Employers as Service for the Employer for the purposes indicated (Choose (1) and (2) as applicable. Complete (3). Choose (4) if applicable):
[Note: Any elective Service crediting under this Election 13 must be nondiscriminatory.]

(1)	☒	All purposes. Credit Service for all purposes with Predecessor Employer(s): Old North State Bank (insert as many names as needed).

			(1)	(2)	(3)
Contribution
			Eligibility	Vesting	Allocation

(2)	☐	Designated purposes. Credit Service with the following Predecessor Employer(s) for the designated purpose(s):

	a.	Employer:	☐	☐	☐

	b.	Employer:	☐	☐	☐

	c.	Employer:	☐	☐	☐

(3)	Time period. Under Elections 13(b)(1) or (2), the Plan credits (Choose one or more of a., b.,and c. as applicable):

	a.	☒ All. All Service under Election(s) 13(b) 1, regardless of when rendered.

	b.	☐ Service after. All Service under Election(s) 13(b) , which is or was rendered after: (specify date).

	c.	☐ Service before. All Service under Election(s) 13(b) , which is or was rendered before: (specify date).

(4)	☐	Describe elective Predecessor Employer Service crediting:
[Note: Under Election 13(b)(4), the Employer may describe service crediting from the elections available under Elections 13(b)(1) through (3), or a combination thereof as to a Participant group and/or Contribution Type (e.g., For all purposes credit service with X only on/after 1/1/05 OR Credit all service for all purposes with entities the Employer acquires after 12/31/04 OR Service crediting for X Company applies only for purposes of Nonelective Contributions and not for Matching Contributions).]
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ARTICLE II
ELIGIBILITY REQUIREMENTS
14.	ELIGIBILITY (2.01). To become a Participant in the Plan, an Eligible Employee must satisfy (Choose one of (a) or (b)):
[Note: If the Employer under a safe harbor plan elects “early” eligibility for Elective Deferrals (e.g., less than one Year of Service and age 21), but does not elect early eligibility for any Safe Harbor Contributions, also see Election 30(f).]
(a)	☐
No conditions. No eligibility conditions as to all Contribution Types. Entry is on the Employment Commencement Date (if that date is also an Entry Date), or if later, upon the next following Plan Entry Date.

[Note: No eligibility conditions apply to Prevailing Wage Contributions unless the Prevailing Wage Contract provides otherwise. See Section 2.01(D).]
(b)	☒	Conditions. The following eligibility conditions (either as to all Contribution Types or as to the designated Contribution Type) (Choose one or more of (1) through (8) as applicable):
[Note: For this Election 14, unless described otherwise in Election 14(b)(8)), or the context otherwise requires, Elective Deferrals includes Pre-Tax Deferrals, Roth Elective Deferrals and Employee Contributions, Matching includes all Matching Contributions (except Safe Harbor Matching Contributions under Section 3.05(E)(3) and Operational QMACs under Section 3.03(C)(2)) and Nonelective includes all Nonelective Contributions (except Safe Harbor Nonelective Contributions under Section 3.05(E)(2) and Operational QNECs under Section 3.04(C)(2)). Safe Harbor includes Safe Harbor Nonelective and Safe Harbor Matching Contributions. If the Employer elects more than one Year of Service as to Additional Matching, the Plan will not satisfy the ACP test safe harbor. See Section 3.05(F)(3).]

			(1)		(2)	(3)	(4)	(5)
			All		Elective			Safe
			Contributions		Deferrals	Matching	Nonelective	Harbor

(1)	☐	None. Entry on the Employment Commencement Date (if that date is also an Entry Date) or if later, upon the next following Plan Entry Date.	N/A (See Election 14(a))		☐	☐	☐	☐

(2)	☒	Age 18 (not to exceed age 21).	☒	OR	☐	☐	☐	☐

(3)	☐	One Year of Service. See Election 16(a).	☐	OR	☐	☐	☐	☐

(4)	☐	Two Years of Service (without an intervening Break in Service). 100% vesting is required. [Note: Two Years of Service does not apply to Elective Deferrals, Safe Harbor Contributions or SIMPLE Contributions.]	N/A		N/A	☐	☐	N/A

(5)	☐	month(s) (not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions and not exceeding 24 months for other contributions). If more than 12 months, 100% vesting is required. Service need not be continuous (no minimum Hours of Service required, and is mere passage of time).	☐	OR	☐	☐	☐	☐

(6)	☐	month(s) with at least Hours of Service in each month (not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions and not exceeding 24 months for other contributions). If more than 12 months, 100% vesting is required. If the Employee does not complete the designated Hours of Service each month during the specified monthly time period, the Employee is subject to the one Year of Service (or two Years of Service if elect more than 12 months) requirement with 1,000 Hours of Service per Year of Service. The months during which the Employee completes the specified Hours of Service (Choose one of a. or b.):	☐	OR	☐	☐	☐	☐

	a.	☐ Consecutive. Must be consecutive.

	b.	☐ Not consecutive. Need not be consecutive.
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(7)	☐
      Hours of Service within the            ☐ time period following the Employee’s Employment Commencement Date (not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions and not exceeding 24 months for other contributions). If more than 12 months, 100% vesting is required. If the Employee does not complete the designated Hours of Service during the specified time period (if any), the Employee is subject to the one Year of Service (or two Years of Service if elect more than 12 months) requirement with 1,000 Hours of Service per Year of Service.
		OR	☐	☐	☐	☐
[Note: The Employer may complete the second blank in Election 14(b)(7) with “N/A” if the Employer wishes to impose an Hour of Service requirement without specifying a time period within which an Employee must complete the required Hours of Service.]
(8)	☒
Describe eligibility conditions: There shall be no service requirement with respect to Employee Elective Deferral Contributions. However, with respect to Employer Safe Harbor Matching Contributions, Employer Additional Matching Contributions, and Employer Nonelective Contributions, an Eligible Employee must complete 90 days of service.

[Note: The Employer may use Election 14(b)(8) to describe different eligibility conditions as to different Contribution Types or Employee groups (e.g., As to all Contribution Types, no eligibility requirements for Division A Employees and one Year of Service as to Division B Employees). The Employer also may elect different ages for different Contribution Types and/or to specify different months or Hours of Service requirements under Elections 14(b)(5), (b)(6), or (b)(7) as to different Contribution Types. Any election must satisfy Code §410(a).]
15.	SPECIAL ELIGIBILITY EFFECTIVE DATE (DUAL ELIGIBILITY) (2.01(E)). The eligibility conditions of Election 14 (Choose (a) or choose (b) and (c) as applicable):
(a)	☒	No exceptions. Apply to all Employees.
[Note: Elections 15(b) or (c) may trigger a coverage failure under Code §410(b).]
(b)	☐
Waiver of eligibility conditions for certain Employees. For all Contribution Types, apply solely to an Eligible Employee employed or reemployed by the Employer after       (specify date). If the Eligible Employee was employed or reemployed by the Employer by the specified date, the Employee will become a Participant on the latest of: (i) the Effective Date; (ii) the restated Effective Date; (iii) the Employee’s Employment Commencement Date or Re-Employment Commencement Date; or (iv) on the date the Employee attains age       (not exceeding age 21).

[Note: If the Employer does not wish to impose an age condition under clause (iv) as part of the requirements for the eligibility conditions waiver, leave the age blank.]
(c)	☐	Describe special eligibility Effective Date(s):

[Note: Under Election 15(c), the Employer may describe special eligibility Effective Dates as to a Participant group and/or Contribution Type (e.g., Eligibility conditions apply only as to Nonelective Contributions and solely as to the Eligible Employees of Division B who were hired or reemployed by the Employer after January 1, 2007).]
16.	YEAR OF SERVICE — ELIGIBILITY (2.02(A)). (Choose (a), (b), and (c) as applicable):
[Note: If the Employer under Election 14 elects a one or two Year(s) of Service condition (including any requirement which defaults to such conditions under Elections 14(b)(6), (7), and (8)) or elects to apply a Year of Service for eligibility under any other Adoption Agreement election, the Employer should complete Election 16. The Employer should not complete Election 16 if it elects the Elapsed Time Method for eligibility.]
(a)	☒
Year of Service. An Employee must complete 1,000 Hour(s) of Service during the relevant Eligibility Computation Period to receive credit for one Year of Service under Article II. [Note: The number may not exceed 1,000. If left blank, the requirement is 1,000 Hours of Service. Under Elections 14(b)(6) and (b)(7) and under Election 14(b)(8) if it incorporates Elections 14(b)(6) or (7), the number is 1,000 and the Employer should not supply any other number in the blank.]

(b)	☒
Subsequent Eligibility Computation Periods. After the Initial Eligibility Computation Period described in Section 2.02(C)(2), the Plan measures Subsequent Eligibility Computation Periods as (Choose one of (1), (2), or (3)):

(1)	☒	Plan Year. The Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Commencement Date.

(2)	☐	Anniversary Year. The Anniversary Year, beginning with the Employee’s second Anniversary Year.

(3)	☐	Split. The Plan Year as described in Election 16(b)(1) as to: (describe Contribution Type(s)) and the Anniversary Year as described in Election 16(b)(2) as to: (describe Contribution Type(s)).
[Note: To maximize delayed entry under a two Years of Service condition for Nonelective Contributions or Matching Contributions, the Employer should elect to remain on the Anniversary Year for such contributions.]
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(c)	☐	Describe: &nb sp; (e.g., Anniversary Year as to Division A and Plan Year as to Division B.)
17.	ENTRY DATE (2.02(D)). Entry Date means the Effective Date and (Choose one or more of (a) through (f) as applicable):
[Note: For this Election 17, unless described otherwise in Election 17(f), Elective Deferrals includes Pre-Tax Deferrals, Roth Elective Deferrals and Employee Contributions, Matching includes all Matching Contributions (except Operational QMACs under Section 3.03(C)(2)) and Nonelective includes all Nonelective Contributions (except Operational QNECs under Section 3.04(C)(2)). Entry as to Prevailing Wage Contributions is on the Employment Commencement Date unless the Prevailing Wage Contract provides otherwise. See Section 2.02(D).]

			(1)		(2)	(3)	(4)
			All		Elective
			Contributions		Deferrals	Matching	Nonelective

(a)	☐	Semi-annual. The first day of the first month and of the seventh month of the Plan Year.	☐	OR	☐	☐	☐

(b)	☐	First day of Plan Year	☐	OR	☐	☐	☐

(c)	☒	First day of each Plan Year quarter	☐	OR	☐	☒	☒

(d)	☒	The first day of each month	☐	OR	☒	☐	☐

(e)	☐	Immediate. Upon Employment Commencement Date or if later, upon satisfaction of eligibility conditions.	☐	OR	☐	☐	☐

(f)	☐	Describe Entry Date(s):
[Note: Under Election 17(f), the Employer may describe Entry Dates from the elections available under Elections 17(a) through (e), or a combination thereof as to a Participant group and/or Contribution Type or may elect additional Entry Dates (e.g., As to Matching Contributions excluding Additional Matching, immediate as to Division A Employees and semi-annual as to Division B Employees OR the earlier of the Plan’s semi-annual Entry Dates or the entry dates under the Employer’s medical plan).]
18. PROSPECTIVE/RETROACTIVE ENTRY DATE (2.02(D)). An Employee after satisfying the eligibility conditions in Election 14 will become a Participant (unless an Excluded Employee under Election 8) on the Entry Date (if employed on that date) (Choose one or more of (a) through (f) as applicable):
[Note: Unless otherwise excluded under Election 8, an Employee who remains employed by the Employer on the relevant date must become a Participant by the earlier of: (i) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code §410(a); or (ii) 6 months after the date the Employee completes those requirements. For this Election 18, unless described otherwise in Election 18(f), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions (except Operational QMACs under Section 3.03(C)(2)) and Nonelective includes all Nonelective Contributions, (except Operational QNECs under Section 3.04(C)(2)).]

			(1)		(2)	(3)	(4)
			All		Elective
			Contributions		Deferrals	Matching	Nonelective

(a)	☒	Immediately following or coincident with the date the Employee completes the eligibility conditions.	☒	OR	☐	☐	☐

(b)	☐	Immediately following the date the Employee completes the eligibility conditions.	☐	OR	☐	☐	☐

(c)	☐	Immediately preceding or coincident with the date the Employee completes the eligibility conditions.	N/A		N/A	☐	☐

(d)	☐	Immediately preceding the date the Employee completes the eligibility conditions.	N/A		N/A	☐	☐

(e)	☐	Nearest the date the Employee completes the eligibility conditions.	N/A		N/A	☐	☐

(f)	☐	Describe retroactive/prospective entry relative to Entry Date:
[Note: Under Election 18(f), the Employer may describe the timing of entry relative to an Entry Date from the elections available under Elections 18(a) through (e), or a combination thereof as to a Participant group and/or Contribution Type (e.g., As to Matching Contributions excluding Additional Matching nearest as to Division A Employees and immediately following as to Division B Employees).]
19. BREAK IN SERVICE — PARTICIPATION (2.03). The one year hold-out rule described in Section 2.03(C) (Choose one of (a), (b), or (c)):
(a)	☒	Does not apply.

(b)	☐	Applies. Applies to the Plan and to all Participants.
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(c)	☐	Limited application. Applies to the Plan, but only to a Participant who has incurred a Severance from Employment.
[Note: The Plan does not apply the rule of parity under Code §410(a)(5)(D) unless the Employer in Appendix B specifies otherwise. See Section 2.03(D).]
ARTICLE III
PLAN CONTRIBUTIONS AND FORFEITURES
20. ELECTIVE DEFERRAL LIMITATIONS (3.02(A)). The following limitations apply to Elective Deferrals under Elections 6(a) and 6(b), which are in addition to those limitations imposed under the basic plan document (Choose (a) or choose (b) and (c) as applicable):
(a)	☒	None. No additional Plan imposed limits.
[Note: The Employer under Election 20 may not impose a lower deferral limit applicable only to Catch-Up Eligible Participants and the Employer’s elections must be nondiscriminatory. The elected limits apply to Pre-Tax Deferrals and to Roth Deferrals unless described otherwise. Under a safe harbor plan: (i) NHCEs must be able to defer enough to receive the maximum Safe Harbor Matching and Additional Matching Contribution under the plan and must be permitted to defer any lesser amount; and (ii) the Employer may limit Elective Deferrals to a whole percentage of Compensation or to a whole dollar amount. See Section 1.54(C) as to administrative limitations on Elective Deferrals.]
(b)	☐	Additional Plan limit(s). (Choose (1) and (2) as applicable. Complete (3) if (1) or (2) is chosen):
(1)	☐	Maximum deferral amount. A Participant’s Elective Deferrals may not exceed: (specify dollar amount or percentage of Compensation).

(2)	☐	Minimum deferral amount. A Participant’s Elective Deferrals may not be less than: (specify dollar amount or percentage of Compensation).
(3)
Application of limitations. The Election 20(b)(1) and (2) limitations apply based on Elective Deferral Compensation described in Elections 9 – 11. If the Employer elects Plan Year/Participation Compensation under column (1) and in Election 10 elects Participating Compensation, in the Plan Years commencing after an Employee becomes a Participant, apply the elected minimum or maximum limitations to the Plan Year. Apply the elected limitation based on such Compensation during the designated time period and only to HCEs as elected below. (Choose a. or choose b. and c. as applicable. Under each of a., b. or c. choose one of (1) or (2). Choose (3) if applicable):

			(1)	(2)	(3)
Plan Year/Participating
			Compensation	Payroll period	HCEs only

a.	☐	Both. Both limits under Elections 20(b)(1) and (2).	☐	☐	☐

b.	☐	Maximum limit. The maximum amount limit under Election 20(b)(1).	☐	☐	☐

c.	☐	Minimum limit. The minimum amount limit under Election 20(b)(2).	☐	☐	☐
(c)	☐	Describe Elective Deferral limitation(s):
[Note: Under Election 20(c), the Employer: (i) may describe limitations on Elective Deferrals from the elections available under Elections 20(a) and (b) or a combination thereof as to a Participant group (e.g., No limit applies to Division A Employees. Division B Employees may not defer in excess of 10% of Plan Year Compensation); (ii) may elect a different time period to which the limitations apply; and/or (iii) may apply a different limitation to Pre-Tax Deferrals and to Roth Deferrals.]
21.	AUTOMATIC DEFERRAL (3.02(B)). The Automatic Deferral provisions of Section 3.02(B) (Choose one of (a) or (b)):
(a)	☐	Do not apply.

(b)	☒	Apply. The Automatic Deferral Effective Date is: January 1, 2008 (specify date). (Complete (1), (2), and (3). Choose (4) as applicable):
(1)
Automatic Deferral Amount. The Employer, as to each Participant affected, will withhold as the Automatic Deferral Amount, 3 % from the Participant’s Compensation each payroll period unless the Participant makes a Contrary Election.

(2)	Participants affected. The Automatic Deferral applies to (Choose one of a., b., c., or d.):
a.	☐	All Participants. All Participants, regardless of any prior Salary Reduction Agreement, unless and until they make a Contrary Election after the Automatic Deferral Effective Date.

b.	☒
Election of at least Automatic Deferral amount. All Participants, except those who have in effect a Salary Reduction Agreement on the Automatic Deferral Effective Date provided that the Elective Deferral amount under the Agreement is at least equal to the Automatic Deferral Amount.

c.	☐
No existing Salary Reduction Agreement. All Participants, except those who have in effect a Salary Reduction Agreement on the Automatic Deferral Effective Date regardless of the Elective Deferral amount under the Agreement.

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d.	☐	New Participants. Each Employee whose Entry Date is on or following the Automatic Deferral Effective Date.
(3)
Scheduled increases. The Automatic Deferral Amount will or will not increase (as a percentage of Compensation) in Plan Years following the Plan Year containing the Automatic Deferral Effective Date (or, if later, the Plan Year in which the Automatic Deferral first applies to a Participant) as follows (Choose one of a., b., or c.):

a.	☒	No scheduled increase. The Automatic Deferral Amount applies in all Plan Years.

b.	☐	Scheduled increase. The Automatic Deferral Amount will increase as follows:

Plan Year of application to a Participant	Automatic Deferral Amount
1	3%
2	3%
3	4%
4	5%
5 and thereafter	6%
c.	☐	Other scheduled increase. The Automatic Deferral Amount will increase as follows:

Plan Year of application to a Participant	Automatic Deferral Amount
%
%
%
%
%
(4)	☐	Describe Automatic Deferral:
[Note: Under Election 21(b)(4), the Employer may describe Automatic Deferral provisions from the elections available under Election 21 and/or a combination thereof as to a Participant group (e.g., Automatic Deferrals do not apply to Division A Employees. All Division B Employee/Participants are subject to an Automatic Deferral Amount equal to 3% of Compensation effective as of January 1, 2008).]
22.	CODA (3.02(C)). The CODA provisions of Section 3.02(C) (Choose one of (a) or (b)):
(a)	☒	Do not apply.

(b)	☐
Apply. For each Plan Year for which the Employer makes a designated CODA contribution under Section 3.02(C), a Participant may elect to receive directly in cash not more than the following portion (or, if less, the Elective Deferral Limit) of his/her proportionate share of that CODA contribution (Choose one of (1) or (2)):

(1)	☐	All or any portion.

(2)	☐	%
23.	CATCH-UP DEFERRALS (3.02(D)). A Catch-Up Eligible Participant (Choose one of (a) or (b)):
(a)	☒	Permitted. May make Catch-Up Deferrals to the Plan.

(b)	☐	Not Permitted. May not make Catch-Up Deferrals to the Plan.
24. MATCHING CONTRIBUTIONS (EXCLUDING SAFE HARBOR MATCH AND ADDITIONAL MATCH UNDER SECTION 3.05) 3.03(A)). The Employer Matching Contributions under Election 6(c) are subject to the following additional elections regarding type (discretionary/fixed), rate/amount, limitations and time period (collectively, such elections are “the matching formula”) and the allocation of Matching Contributions is subject to Section 3.06 except as otherwise provided (Choose one or more of (a) through (g) as applicable; then, for the elected match, complete (1), (2), and/or (3) as applicable. If the Employer completes (2) or (3), also complete one of (4), (5), or (6)):
[Note: If the Employer wishes to make any Matching Contributions that satisfy the ADP or ACP safe harbor, the Employer should make these Elections under Election 30, and not under this Election 24.]

			(1)	(2)	(3)	(4)	(5)	(6)
				Limit on			Apply	Apply
			Match	Deferrals	Limit on	Apply	limit(s) per	limit(s) per
			Rate/Amt	Matched	Match Amount	limit(s) per	payroll	designated
			[$/% of Elective	[$/% of	[$/% of	Plan Year	period [no	time period
			Deferrals]	Compensation]	Compensation]	[“true-up”]	“true-up”]	[no “true-up]

(a)	☐	Discretionary — see Section 1.34(B) (The Employer may, but is not required to complete (a)(1)-(6). See the “Note” following Election 24.)				☐	☐	☐

(b)	☐	Fixed — uniform rate/amount				☐	☐	☐
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(c)	☐	Fixed — tiered	Elective	Matching	☐	☐	☐
			Deferral %	Rate
			%	%
			%	%
			%	%
			%	%

(d)	☐	Fixed — Years of Service	Years	Matching	☐	☐	☐
			of Service	Rate
%
%
%
%
(1)	“Years of Service” under this Election 24(d) means (Choose one of a. or b.):
a.	☐	Eligibility. Years of Service for eligibility in Election 16.
b.	☐	Vesting. Years of Service for vesting in Elections 42 and 43.

(e)	☐	Fixed — multiple formulas	Formula 1:	☐	☐	☐

			Formula 2:	☐	☐	☐

			Formula 3:	☐	☐	☐
(f)	☐	Related and Participating Employers. If any Related and Participating Employers contribute Matching Contributions to the Plan, the following apply (Complete (1) and (2)):
(1)	Matching formula. The matching formula for the Participating Employer(s) (Choose one of a. or b.):
a.	☐	All the same. Is (are) the same as for the Signatory Employer under this Election 24.
b.	☐	At least one different. Is (are) as follows: & nbsp; .
(2)	Allocation sharing. The Plan Administrator will allocate the Matching Contributions made by the Signatory Employer and by any Participating Employer (Choose one of a. or b.):
a.	☐	Employer by Employer. Only to the Participants directly employed by the contributing Employer.
b.	☐	Across Employer lines. To all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Matching Contributions for the Plan Year.
[Note: The Employer should not elect 24(f) unless there are Related Employers which are also Participating Employers. See Section 1.23(D).]
(g)	☐
Describe:                                        &n bsp;                     (e.g., A Discretionary Matching Contribution applies to Division A Participants. A Fixed Matching Contribution equal to 50% of Elective Deferrals not exceeding 6% of Plan Year Compensation applies to Division B Participants.)

[Note: See Section 1.34(A) as to Fixed Matching Contributions. A Participant’s Elective Deferral percentage is equal to the Participant’s Elective Deferrals divided by his/her Compensation. The matching rate/amount is the specified rate/amount of match for the corresponding Elective Deferral amount/percentage. Any Matching Contributions apply to Pre-Tax Deferrals and to Roth Deferrals unless described otherwise in Election 24(g). Matching Contributions for nondiscrimination testing purposes are subject to the targeting limitations. See Section 4.10(D). The Employer under Election 24(a) in its discretion may determine the amount of a Discretionary Matching Contribution and the matching contribution formula. Alternatively, the Employer in Election 24(a) may specify the Discretionary Matching Contribution formula.]
25. QMAC (PLAN-DESIGNATED) (3.03(C)(1)). The following provisions apply regarding Plan-Designated QMACs (Choose one of (a) or (b)):
[Note: Regardless of its elections under this Election 25, the Employer under Section 3.03(C)(2) may elect for any Plan Year where the Plan is using Current Year Testing to make Operational QMACs which the Plan Administrator will allocate only to NHCEs for purposes of correction of an ADP or ACP test failure.]
(a)	☐	Not applicable. There are no Plan-Designated QMACs.

(b)	☐	Applies. There are Plan-Designated QMACs to which the following provisions apply (Complete (1) and (2)):
(1)	Matching Contributions affected. The following Matching Contributions (as allocated to the designated allocation group under Election 25(b)(2)) are Plan-Designated QMACs (Choose one of a. or b.):
a.	☐	All. All Matching Contributions.
b.	☐	Designated. Only the following Matching Contributions under Election 24: .
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(2)	Allocation Group. Subject to Section 3.06, allocate the Plan-Designated QMAC (Choose one of a. or b.):
a.	☐	NHCEs only. Only to NHCEs who make Elective Deferrals subject to the Plan-Designated QMAC.
b.	☐	All Participants. To all Participants who make Elective Deferrals subject to the Plan-Designated QMAC.
The Plan Administrator will allocate all other Matching Contributions as Regular Matching Contributions under Section 3.03(B), except as provided in Sections 3.03(C)(2) or 3.05.
[Note: See Section 4.10(D) as to targeting limitations applicable to QMAC nondiscrimination testing.]
26.	MATCHING CATCH-UP DEFERRALS (3.03(D)). If a Participant makes a Catch-Up Deferral, the Employer (Choose one of (a) or (b)):
(a)	☒	Match. Will apply to the Catch-Up Deferral (Choose one of (1) or (2)):
(1)	☒	All. All Matching Contributions.

(2)	☐	Designated. The following Matching Contributions in Election 24: .
(b)	☐	No Match. Will not match any Catch-Up Deferrals.
[Note: Election 26 does not apply to a safe harbor 401(k) plan unless the Employer will apply the ACP test. See Elections 37(a)(2)b. and 37(a)(2)c.(ii). In this case, Election 26 applies only to Additional Matching, if any. A safe harbor 401(k) Plan will apply the Basic Match or Enhanced Match to Catch-Up Deferrals. If the Employer elects to apply the ACP test safe harbor under Election 37(a)(2)a. or 37(a)(2)c.(i), Election 26 does not apply and the Plan also will apply any Additional Match to Catch-Up Deferrals.]
27. NONELECTIVE CONTRIBUTIONS (TYPE/AMOUNT INCLUDING PREVAILING WAGE CONTRIBUTIONS) (3.04(A)). The Employer Nonelective Contributions under Election 6(d) are subject to the following additional elections as to type and amount (Choose one or more of (a) through (e) as applicable):
(a)	☒	Discretionary. An amount the Employer in its sole discretion may determine.

(b)	☐	Fixed. (Choose one or more of (1), (2), and (3) as applicable):
(1)	☐	Uniform %. % of each Participant’s Compensation, per (e.g., Plan Year, month).

(2)	☐	Fixed dollar amount. $ , per (e.g., Plan Year, month, HOS, per Participant per month).

(3)	☐	Describe: &n bsp; &nbs p; (specify time period, e.g., per Plan Year quarter. If not specified, the time period is the Plan Year).
[Note: The Employer under Election 27(b)(3) may specify any Fixed Nonelective Contribution formula not described under Elections 27(b)(1) or (2) (e.g., For each Plan Year, 2% of net profits exceeding $50,000) and/or the Employer may describe different Fixed Nonelective Contributions as applicable to different Participant groups (e.g., A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division A Participants and a Fixed Nonelective Contribution equal to $500 per Participant each Plan Year applies to Division B Participants).]
(c)	☐
Prevailing Wage Contribution. The Prevailing Wage Contribution amount(s) specified for the Plan Year or other applicable period in the Employer’s Prevailing Wage Contract(s). The Employer will make a Prevailing Wage Contribution only to Participants covered by the Contract and only as to Compensation paid under the Contract. If the Participant accrues an allocation of Employer Contributions (including forfeitures) under the Plan or any other Employer plan in addition to the Prevailing Wage Contribution, the Plan Administrator will (Choose one of (1) or (2)):

(1)	☐	No offset. Not reduce the Participant’s Employer Contribution allocation by the amount of the Prevailing Wage Contribution.

(2)	☐	Offset. Reduce the Participant’s Employer Contribution allocation by the amount of the Prevailing Wage Contribution.
(d)	☐	Related and Participating Employers. If any Related and Participating Employers contribute Nonelective Contributions to the Plan, the contribution formula(s) (Choose one of (1) or (2)):
(1)	☐	All the same. Is (are) the same as for the Signatory Employer under this Election 27.

(2)	☐	At least one different. Is (are) as follows: .
[Note: The Employer should not elect 27(d) unless there are Related Employers which are also Participating Employers. See Section 1.23(D). The Employer electing 27(d) also must complete Election 28(g) as to the allocation methods which apply to the Participating Employers.]
(e)	☐	Describe: &n bsp; &nbs p;
[Note: Under Election 27(e), the Employer may describe the amount and type of Nonelective Contributions from the elections available under Election 27 and/or a combination thereof as to a Participant group (e.g., A Discretionary Nonelective Contribution applies to Division A Employees. A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division B Employees).]
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28. NONELECTIVE CONTRIBUTION ALLOCATION (3.04(B)). The Plan Administrator, subject to Section 3.06, will allocate to each Participant any Nonelective Contribution (excluding QNECs) under the following contribution allocation formula (Choose one or more of (a) through (h) as applicable):
(a)	☒	Pro rata. As a uniform percentage of Participant Compensation.

(b)	☐
Permitted disparity. In accordance with the permitted disparity allocation provisions of Section 3.04(B)(2), under which the following permitted disparity formula and definition of “Excess Compensation” apply (Complete (1) and (2)):

(1)	Formula (Choose one of a. or b.):
a.	☐	Two-tiered.
b.	☐	Four-tiered.
(2)	Excess Compensation. For purposes of Section 3.04(B)(2), “Excess Compensation” means Compensation in excess of (Choose one of a. or b.):
a.	☐	Percentage amount. % (not exceeding 100%) of the taxable wage base in effect on the first day of the Plan Year, rounded to the next highest $ (not exceeding the taxable wage base).
b.	☐	Dollar amount. The following amount: $ (not exceeding the taxable wage base in effect on the first day of the Plan Year).
(c)	☐
Incorporation of contribution formula. The Plan Administrator will allocate any Fixed Nonelective Contribution under Elections 27(b), 27(d) or 27(e), or any Prevailing Wage Contribution under Election 27(c), in accordance with the contribution formula the Employer adopts under those Elections.

(d)	☐	Classifications of Participants. In accordance with the classifications allocation provisions of Section 3.04(B)(3). The classifications are (Choose one of (1), (2), or (3)):
[Note: Typically, the Employer would elect 28(d) where it intends to satisfy nondiscrimination requirements using “cross-testing” under Treas. Reg. §1.401(a)(4)-8. However, choosing this election does not necessarily require application of cross-testing and the Plan may be able to satisfy nondiscrimination as to its classification-based allocations by testing allocation rates.]
(1)	☐	Each in own classification. Each Participant constitutes a separate classification.

(2)	☐	NHCEs/HCEs. Nonhighly Compensated Employee/Participants and Highly Compensated Employee/Participants.

(3)	☐	Describe the classifications: &n bsp;
[Note: Any classifications under Election 28(d) must result in a definitely determinable allocation under Treas. Reg. §1.401-1(b)(1)(ii) and must constitute a reasonable classification within the meaning of Treas. Reg. §1.410(b)-4(b). The number of allocation rates is subject to the limitations in Section 3.04(B)(3)(b). Standard interest and mortality assumptions under Treas. Reg. §1.401(a)(4)-12 apply. In the case of a self-employed Participant, the requirements of Treas. Reg. §1.401(k)-1(a)(6) apply and the allocation method should not result in a cash or deferred election for the self-employed Participant. The Employer by the due date of its tax return (including extensions) must advise the Plan Administrator or Trustee in writing as to the allocation rate applicable to each Participant under Election 28(d)(1) or applicable to each classification under Elections 28(d)(2) or (3) for the allocation Plan Year. Under Election 28(d)(1), the Employer may decide from year to year the classification (allocation rate) applicable to each Participant, without the need to amend the Plan to change the classification.]
(e)	☐
Age-based. In accordance with the age-based allocation provisions of Section 3.04(B)(5). The Plan Administrator will use the Actuarial Factors based on the following assumptions (Complete both (1) and (2)):

(1)	Interest rate. (Choose one of a., b., or c.):

a.	☐ 7.5%	b. ☐ 8.0%	c. ☐ 8.5%
(2)	Mortality table. (Choose one of a. or b.):
a.	☐	UP-1984. See Appendix D.
b.	☐	Alternative: &n bsp; (Specify 1983 GAM, 1983 IAM, 1971 GAM or 1971 IAM and attach applicable tables using such mortality table and the specified interest rate as replacement Appendix D.)
(f)	☐
Uniform points. In accordance with the uniform points allocation provisions of Section 3.04(B)(6). Under the uniform points allocation formula, a Participant receives (Choose one or both of (1) and (2). Choose (3) if applicable):

(1)	☐	Years of Service. point(s) for each Year of Service. The maximum number of Years of Service counted for points is .
“Year of Service” under this Election 28(f) means (Choose one of a. or b.):
a.	☐	Eligibility. Years of Service for eligibility in Election 16.
b.	☐	Vesting. Years of Service for vesting in Elections 42 and 43.
[Note: A Year of Service must satisfy Treas. Reg. §1.401(a)(4)-11(d)(3) for the uniform points allocation to qualify as a safe harbor allocation under Treas. Reg. §1.401(a)(4)-2(b)(3).]
(2)	☐	Age. point(s) for each year of age attained during the Plan Year.
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(3)	☐	Compensation. point(s) for each $ (not to exceed $200) increment of Plan Year Compensation.
(g)	☐
Related and Participating Employers. If any Related and Participating Employers contribute Nonelective Contributions to the Plan, the Plan Administrator will allocate the Nonelective Contributions made by the Participating Employer(s) under Election 27(d) (Complete (1) and (2)):

(1)	Allocation Method. (Choose one of a. or b.):
a.	☐	All the same. Using the same allocation method as applies to the Signatory Employer under this Election 28.
b.	☐	At least one different. Under the following allocation method(s): .
(2)	Allocation sharing. The Plan Administrator will allocate the Nonelective Contributions made by the Signatory Employer and by any Participating Employer (Choose one of a. or b.):
a.	☐	Employer by Employer. Only to the Participants directly employed by the contributing Employer.
b.	☐	Across Employer lines. To all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Nonelective Contributions for the Plan Year.
[Note: The Employer should not elect 28(g) unless there are Related Employers which are also Participating Employers. See Section 1.23(D) and Election 27(d). If the Employer elects 28(g)(2)a., the Employer should also elect 11(b)(8)b., to disregard the Compensation paid by “Y” Participating Employer in determining the allocation of the “X” Participating Employer contribution to a Participant (and vice versa) who receives Compensation from both X and Y. If the Employer elects 28(g)(2)b., the Employer should not elect 11(b)(8)b. Election 28(g)(2)a. does not apply to Safe Harbor Nonelective Contributions.]
(h)	☐	Describe: &nb sp; (e.g., Pro rata as to Division A Participants and Permitted Disparity (two-tiered at 100% of the SSTWB) as to Division B Participants.)
29. QNEC (PLAN-DESIGNATED) (3.04(C)(1)). The following provisions apply regarding Plan-Designated QNECs (Choose one of (a) or (b)):
[Note: Regardless of its elections under this Election 29, the Employer under Section 3.04(C)(2) may elect for any Plan Year where the Plan is using Current Year Testing to make Operational QNECs which the Plan Administrator will allocate only to NHCEs for purposes of correction of an ADP or ACP test failure.]
(a)	☒	Not applicable. There are no Plan-Designated QNECs.
(b)	☐	Applies. There are Plan-Designated QNECs to which the following provisions apply (Complete (1), (2), and (3)):
(1)
Nonelective Contributions affected. The following Nonelective Contributions (as allocated to the designated allocation group under Election 29(b)(2)) are Plan-Designated QNECs (Choose one of a. or b.):

a.	☐	All. All Nonelective Contributions.
b.	☐	Designated. Only the following Nonelective Contributions under Election 27: .
(2)	Allocation Group. Subject to Section 3.06, allocate the Plan-Designated QNEC (Choose one of a. or b.):
a.	☐	NHCEs only. Only to NHCEs under the method elected in Election 29(b)(3).
b.	☐	All Participants. To all Participants under the method elected in Election 29(b)(3).
(3)	Allocation Method. The Plan Administrator will allocate a Plan-Designated QNEC using the following method (Choose one of a., b., c., or d.):
a.	☐	Pro rata.
b.	☐	Flat dollar.
c.	☐	Reverse. See Section 3.04(C)(3).
d.	☐	Describe:
[Note: Any allocation method the Employer elects under Election 29(b)(3)d. must be definitely determinable. See Section 4.10(D) as to targeting limitations applicable to QNEC nondiscrimination testing.]
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30. SAFE HARBOR 401(k) PLAN (SAFE HARBOR CONTRIBUTIONS/ADDITIONAL MATCHING CONTRIBUTIONS) (3.05). The Employer under Election 6(e) will (or in the case of the Safe Harbor Nonelective Contribution may) contribute the following Safe Harbor Contributions described in Section 3.05(E) and will or may contribute Additional Matching Contributions described in Section 3.05(F) (Choose one of (a), (b), (c), or (d) when and as applicable. Complete (e) and (h). Choose (f), (g), and (i) as applicable):
(a)	☐
Safe Harbor Nonelective Contribution. The Safe Harbor Nonelective Contribution equals                     % of a Participant’s Compensation [Note: The amount in the blank must be at least 3%. The Safe Harbor Nonelective Contribution applies toward (offsets) most other Employer Nonelective Contributions. See Section 3.05(E)(11).]

(b)	☐
Safe Harbor Nonelective Contribution/delayed year-by-year election (maybe and supplemental notices). In connection with the Employer’s provision of the maybe notice under Section 3.05(I)(1), the Employer elects into safe harbor status by giving the supplemental notice and by making this Election 30(b) to provide for a Safe Harbor Nonelective Contribution equal to                     % (specify amount at least equal to 3%) of a Participant’s Compensation. This Election 30(b) and safe harbor status applies for the Plan Year ending:                                          (specify Plan Year end), which is the Plan Year to which the Employer’s maybe and supplemental notices apply.

[Note: If the Employer makes a delayed election into safe harbor status under Section 3.05(I)(1), the Employer must amend the Plan to provide for a Safe Harbor Nonelective Contribution equal to at least 3% of each Participant’s Compensation. The Employer may make this amendment by substitute Adoption Agreement page (electing Election 30(b)) or by another form of amendment under Section 11.02(B). An Employer using the maybe notice should not elect a Safe Harbor Nonelective Contribution under Election 30(a) unless the Employer intends to continue safe harbor status under this election in the subsequent Plan Year. By making its amendment into safe harbor status under Election 30(b), the Employer avoids the need to further amend the Plan if the Employer is not certain that it will apply the safe harbor in the subsequent Plan Year. By contrast, an Employer which gave the maybe notice and has decided to make the Safe Harbor Nonelective Contribution for that year and for future years should use Election 30(a). The Employer only elects 30(a) and should not elect 30(b) if prior to the Plan Year the Employer unequivocally decides to elect safe harbor status for the Plan Year and provides a safe harbor notice consistent with this election rather than giving the maybe notice. If the Employer gives the maybe notice and the Employer will or may make Matching Contributions, the Employer should elect Additional Matching under Election 30(h)(and should not elect Matching Contributions under Election 24) if it wishes to avoid ACP testing.]
(c)	☒
Basic Matching Contribution. A Matching Contribution equal to 100% of each Participant’s Elective Deferrals not exceeding 3% of the Participant’s Compensation, plus 50% of each Participant’s Elective Deferrals in excess of 3% but not in excess of 5% of the Participant’s Compensation. See Sections 1.34(E) and 3.05(E)(4). (Complete (1)):

(1)
Time period. For purposes of this Election 30(c), “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for: each payroll period. [Note: The Employer must complete the blank line with the applicable time period for computing the Basic Match, such as “each payroll period,” “each calendar month,” “each Plan Year quarter” or “the Plan Year.”]

(d)	☐	Enhanced Matching Contribution. See Sections 1.34(F) and 3.05(E)(5). (Choose one of (1) or (2) and complete (3) for any election):
(1)	☐	Uniform percentage. A Matching Contribution equal to % of each Participant’s Elective Deferrals but not as to Elective Deferrals exceeding % of the Participant’s Compensation.
(2)	☐
Tiered formula. A Matching Contribution equal to the specified matching rate for the corresponding level of each Participant’s Elective Deferral percentage. A Participant’s Elective Deferral percentage is equal to the Participant’s Elective Deferrals divided by his/her Compensation.

Elective Deferral Percentage	Matching Rate
%	%
%	%
%	%
(3)
Time period. For purposes of this Election 30(d), “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for:                                          . [Note: The Employer must complete the blank line with the applicable time period for computing the Enhanced Match, such as “each payroll period,” “each calendar month,” “each Plan Year quarter” or “the Plan Year.”]

[Note: The matching rate may not increase as the Elective Deferral percentage increases and the Enhanced Matching formula otherwise must satisfy the requirements of Code §§401(k)(12)(B)(ii) and (iii). If the Employer elects to satisfy the ACP safe harbor under Election 37(a)(2)a., the Employer also must limit Elective Deferrals taken into account for the Enhanced Matching Contribution to a maximum of 6% of Plan Year Compensation.]
(e)	Participants who will receive Safe Harbor Contributions. The allocation of Safe Harbor Contributions (Choose one of (1), (2), or (3)):
(1)	☒	Applies to all Participants. Applies to all Participants except as may be limited under Election 30(f).
(2)	☐	NHCEs only. Is limited to NHCE Participants only and may be limited further under Election 30(f). No HCE will receive a Safe Harbor Contribution allocation.
(3)	☐	NHCEs and designated HCEs. Is limited to NHCE Participants and to the following HCE Participants and may be limited further under Election 30(f): & nbsp; &nb sp; .
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[Note: Any HCE allocation group the Employer describes under Election 30(e)(3) must be definitely determinable. (e.g., Division “A” HCEs OR HCEs who own more than 5% of the Employer without regard to attribution rules).]
(f)	☐
Early Elective Deferrals/delay of Safe Harbor Contribution. The Employer may elect this Election 30(f) only if the Employer in Election 14 elects eligibility requirements for Elective Deferrals of less than age 21 and one Year of Service but elects age 21 and one Year of Service for Safe Harbor Matching or for Safe Harbor Nonelective Contributions. The Employer under this Election 30(f) limits the allocation of any Safe Harbor Contribution under Election 30 for a Plan Year to those Participants: (i) who have attained age 21; (ii) who have completed one Year of Service; and (iii) who the Plan Administrator in applying the OEE rule described in Section 4.06(C), treats as benefiting in the disaggregated plan covering the Includible Employees. Those Participants in the Plan Year whom the Plan Administrator treats as Otherwise Excludable Employees will not receive any Safe Harbor Contribution allocation and the Plan Administrator will apply the ADP (and, as applicable the ACP) test(s) to the disaggregated plan benefiting the Otherwise Excludable Employees. If the Employer in Election 10(a)(2) has elected “Participating Compensation” for allocating Elective Deferrals, Nonelective Contributions or Matching Contributions (as relevant to the allocation under this Election 30 based on the Contribution Type), the Plan Administrator, in allocating the Safe Harbor Contribution for the Plan Year in which the Participant crosses over to the Includible Employees group, will count Compensation and Elective Deferrals only on and following the Cross-Over Date. See Section 3.05(D).

(g)	☐	Another plan. The Employer will make the Safe Harbor Contribution to the following plan: .
(h)	Additional Matching Contributions. See Sections 1.34(G) and 3.05(F). (Choose one of (1) or (2)):
(1)	☐	No Additional Matching Contributions. The Employer will not make any Additional Matching Contributions to its safe harbor Plan.

(2)	☒	Additional Matching Contributions. The Employer will or may make the following Additional Matching Contributions to its safe harbor Plan. (Choose a. and b. as applicable):
a.	☐	Fixed Additional Matching Contribution. The following Fixed Additional Matching Contribution (Choose (i) and (ii) as applicable and complete (iii) for any election):
(i)	☐	Uniform percentage. A Matching Contribution equal to _______% of each Participant’s Elective Deferrals but not as to Elective Deferrals exceeding _______% of the Participant’s Compensation.

(ii)	☐
Tiered formula. A Matching Contribution equal to the specified matching rate for the corresponding level of each Participant’s Elective Deferral percentage. A Participant’s Elective Deferral percentage is equal to the Participant’s Elective Deferrals divided by his/her Compensation.

Elective Deferral Percentage	Matching Rate
%	%
%	%
%	%
(iii)
Time period. For purposes of this Election 30(h)(2)a., “Compensation” and “Elective Deferrals” mean Compensation and Elective Deferrals for:                                 . [Note: The Employer must complete the blank line with the applicable time period for computing the Additional Match, e.g., “each payroll period,” “each calendar month,” “each Plan Year quarter” OR “the Plan Year.” If the Employer elects a match under both (i) and (ii) and will apply a different time period to each match, the Employer may indicate as such in the blank line.]

b.	☒
Discretionary Additional Matching Contribution. The Employer may make a Discretionary Additional Matching Contribution. If the Employer makes a Discretionary Matching Contribution, the Discretionary Matching Contribution will not apply as to Elective Deferrals exceeding 4% of the Participant’s Compensation (complete the blank if applicable or leave blank).

[Note: If the Employer elects to satisfy the ACP safe harbor under Election 37(a)(2)a. or 37(a)(2)c.(i), then as to any and all Matching Contributions, including Fixed Additional Matching Contributions and Discretionary Additional Matching Contributions: (i) the matching rate may not increase as the Elective Deferral percentage increases; (ii) no HCE may be entitled to a greater rate of match than any NHCE; (iii) the Employer must limit Elective Deferrals taken into account for the Additional Matching Contributions to a maximum of 6% of Plan Year Compensation; (iv) the Plan must apply all Matching Contributions to Catch-Up Deferrals; and (v) in the case of a Discretionary Additional Matching Contribution, the contribution amount may not exceed 4% of the Participant’s Plan Year Compensation.]
(i)	☐
Multiple Safe Harbor Contributions in disaggregated Plan. The Employer elects to make different Safe Harbor Contributions and/or Additional Matching Contributions to disaggregated parts of its Plan under Treas. Reg. §1.401(k)-1(b)(4) as follows:                                          & nbsp;                                          ;                                        &n bsp;
(Specify contributions for disaggregated plans, e.g., as to Collectively Bargained Employees a 3% Nonelective Safe Harbor Contribution applies and as to non-Collectively Bargained Employees, the Basic Matching Contribution applies).

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31. ALLOCATION CONDITIONS (3.06(B)/(C)). The Plan does not apply any allocation conditions to: (i) Elective Deferrals; (ii) Safe Harbor Contributions; (iii) commencing as of the Final 401(k) Regulations Effective Date, Additional Matching Contributions which will satisfy the ACP test safe harbor; (iv) Employee Contributions; (v) Rollover Contributions; (vi) Designated IRA Contributions; (vii) SIMPLE Contributions; or (viii) Prevailing Wage Contributions, except as may be required by the Prevailing Wage Contract. To receive an allocation of Matching Contributions, Nonelective Contributions or Participant forfeitures, a Participant must satisfy the following allocation condition(s) (Choose one of (a) or (b). Choose (c) if applicable):
(a)	☐ No conditions. No allocation conditions apply to Matching Contributions, to Nonelective Contributions or to forfeitures.

(b)	☒ Conditions. The following allocation conditions apply to the designated Contribution Type and/or forfeitures (Choose one or more of (1) through (7) as applicable):
[Note: For this Election 31, except as the Employer describes otherwise in Election 31(b)(7) or as provided in Sections 3.03(C)(2) and 3.04(C)(2) regarding Operational QMACs and Operational QNECs, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions to which allocation conditions may apply. The Employer under Election 31(b)(7) may not impose an Hour of Service condition exceeding 1,000 Hours of Service in a Plan Year.]

			(1)		(2)	(3)	(4)
Matching,
Nonelective
			and Forfeitures		Matching	Nonelective	Forfeitures
(1)	☒	None.	N/A (See Election 31(a))		☒	☐	☐

(2)	☐	501 HOS/terminees (91 consecutive days if Elapsed Time). See Section 3.06(B)(1)(b).	☐	OR	☐	☐	☐

(3)	☒	Last day of the Plan Year.	☐	OR	☐	☒	☒

(4)	☐	Last day of the Election 31(c) time period.	☐	OR	☐	☐	☐

(5)	☒	1,000 HOS in the Plan Year (182 consecutive days in Plan Year if Elapsed Time).	☐	OR	☐	☒	☒

(6)	☐	________ (specify) HOS within the Election 31(c) time period, (but not exceeding 1,000 HOS in a Plan Year).	☐	OR	☐	☐	☐

(7)	☒	Describe conditions: No additional conditions for Safe Harbor Match and Discretionary Match (e.g., Last day of the Plan Year as to Nonelective Contributions for Participating Employer “A” Participants. No allocation conditions for Participating Employer “B” Participants).

(c) ☒ Time period. Under Section 3.06(C), apply Elections 31(b)(4), (b)(6) or (b)(7) to the specified contributions/forfeitures based on each (Choose one of (1) through (5)):

(1)	☒	Plan Year	☐	OR	☐	☒	☐

(2)	☐	Plan Year quarter	☐	OR	☐	☐	☐

(3)	☐	Calendar month	☐	OR	☐	☐	☐

(4)	☐	Payroll period	☐	OR	☐	☐	☐

(5)	☐	Describe time period:
[Note: If the Employer elects 31(b)(4) or (b)(6), the Employer must choose (c). If the Employer elects 31(b)(7), choose (c) if applicable.]
32. ALLOCATION CONDITIONS – APPLICATION/WAIVER/SUSPENSION (3.06(D)/(F)). Under Section 3.06(D), in the event of Severance from Employment as described below, apply or do not apply Election 31(b) allocation conditions to the specified contributions/forfeitures as follows (If the Employer elects 31(b), the Employer must complete Election 32. Choose one of (a) or (b). Complete (c)):
[Note: For this Election 32, except as the Employer describes otherwise in Election 31(b)(7) or as provided in Sections 3.03(C)(2) and 3.04(C)(2) regarding Operational QMACs and Operational QNECs, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions to which allocation conditions may apply.]
(a)	☒ Total waiver or application. If a Participant incurs a Severance from Employment on account of or following death, Disability or attainment of Normal Retirement Age (Choose one of (1) or (2)):
(1)	☒ Do not apply. Do not apply elected allocation conditions to Matching Contributions, to Nonelective Contributions or to forfeitures.

(2)	☐ Apply. Apply elected allocation conditions to Matching Contributions, to Nonelective Contributions and to forfeitures.
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			(1)		(2)	(3)	(4)
Matching,
Nonelective
			and Forfeitures		Matching	Nonelective	Forfeitures

(b)	☐	Application/waiver as to Contribution Types events. If a Participant incurs a Severance from Employment, apply allocation conditions except such conditions are waived if Severance is on account of or following death, Disability or attainment of Normal Retirement Age as specified, and as applied to the specified Contribution Types/forfeitures (Choose (1), (2), and (3) as applicable):

	(1)	☐ Death	☐	OR	☐	☐	☐

	(2)	☐ Disability	☐	OR	☐	☐	☐

	(3)	☐ Normal Retirement Age	☐	OR	☐	☐	☐

(c) Suspension. The suspension of allocation conditions of Section 3.06(F) (Choose one of (1) or (2)):

	(1)	☒ Applies. Applies as follows (Choose one of a., b., or c.):

a. ☒ Both. Applies both to Nonelective Contributions and to Matching Contributions.

b. ☐ Nonelective. Applies only to Nonelective Contributions.

c. ☐ Match. Applies only to Matching Contributions.

	(2)	☐ Does not apply.
33. FORFEITURE ALLOCATION METHOD (3.07). The Plan Administrator will allocate a Participant forfeiture attributable to all Contribution Types or attributable to all Nonelective Contributions or to all Matching Contributions as follows (Choose one or more of (a) through (g) as applicable. Choose (e) only in conjunction with at least one other election):

[Note: Even if the Employer elects immediate vesting, the Employer should complete Election 33. See Section 7.07.]			(1) All		(2) Nonelective	(3) Matching
			Forfeitures		Forfeitures	Forfeitures
(a)	☐	Additional Nonelective. Allocate as additional Discretionary Nonelective Contribution.	☐	OR	☐	☐

(b)	☐	Additional Match. Allocate as additional Discretionary Matching Contribution.	☐	OR	☐	☐

(c)	☐	Reduce Nonelective. Apply to Nonelective Contribution.	☐	OR	☐	☐

(d)	☒	Reduce Match. Apply to Matching Contribution.	☒	OR	☐	☐

(e)	☒	Plan expenses. Pay reasonable Plan expenses first (See Section 7.04(C)), then allocate in the manner described above.	☒	OR	☐	☐

(f)	☐	Safe harbor/top-heavy exempt. Apply all forfeitures to Safe Harbor Contributions and Plan expenses in accordance with Section 3.07(A)(4).

(g)	☐	Describe: (e.g., Forfeitures attributable to transferred balances from Plan X are allocated only to former Plan X participants.)
34. FORFEITURE ALLOCATION TIMING (3.07(B)). See Sections 3.07, 5.07 and 7.07 as to when a forfeiture occurs. Once a forfeiture occurs, this Election 34 determines the timing of the forfeiture allocation. The Plan Administrator will allocate a Participant’s forfeiture (Choose one of (a) or (b)):

			(1)		(2)	(3)
			All		Nonelective	Matching
			Forfeitures		Forfeitures	Forfeitures
(a)	☒	Same Plan Year. In the same Plan Year in which the designated forfeiture occurs.	☒	OR	☐	☐

(b)	☐	Next Plan Year. In the Plan Year following the Plan Year in which the designated forfeiture occurs.	☐	OR	☐	☐
[Note: The elected forfeiture allocation timing applies irrespective of when the Employer makes its contribution(s), if any, for a Plan Year. Even if the Employer elects immediate vesting, the Employer should complete Election 34. See Sections 3.07 and 7.07.]
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35. EMPLOYEE (AFTER-TAX) CONTRIBUTIONS (3.09). The following additional elections apply to Employee Contributions under Election 6(f). (Complete (a) and (b)):
(a)	Limitations. The Plan permits Employee Contributions subject to the following limitations, if any, in addition to those already imposed under the Plan (Choose one of (1) or (2)):
(1)	☐ None. No additional limitations.

(2)	☐ Additional limitations. The following additional limitations:	.
[Note: Any designated limitation(s) must be the same for all Participants and must be definitely determinable.]
(b)	Matching Contributions. (Choose one of (1) or (2)):
(1)	☐ None. The Employer will not make any Matching Contributions based on Employee Contributions.

(2)	☐ Applies. For each Plan Year, the Employer’s Matching Contribution made as to Employee Contributions is:

.
36. DESIGNATED IRA CONTRIBUTIONS (3.12). Under Election 6(h), a Participant may make Designated IRA Contributions effective for Plan Years beginning after _________ (date specified must be no earlier than December 31, 2002). (Complete (a) and (b)):
(a)	Type of IRA contribution. A Participant’s Designated IRA Contributions will be (Choose one of (1), (2), or (3)):
(1)	☐ Traditional.

(2)	☐ Roth.

(3)	☐ Traditional/Roth. As the Participant elects at the time of contribution.
(b)	Type of Account. A Participant’s Designated IRA Contributions will be held in the following form of Account(s) (Choose one of (1), (2), or (3)):
(1)	☐ IRA.

(2)	☐ Individual Retirement Annuity.

(3)	☐ IRA/Individual Retirement Annuity. As the Participant elects at the time of contribution.
ARTICLE IV
LIMITATIONS AND TESTING
[Note: The Employer, in the “Effective as of execution” column under Election 37, must elect those testing elections which are: (i) in effect as of date of the Employer’s execution of this Adoption Agreement; and (ii) if the Adoption Agreement restates the Plan, also are retroactive to the later of the Plan’s original Effective Date or EGTRRA restated Effective Date, except as indicated in Appendix A. If the Employer wishes to change any testing election after it executes this Adoption Agreement, the Employer must elect the changes in the “Changes post-execution” column under Election 37, and the Employer must specify the Plan Year Effective Date(s) of any changed election. The Employer may complete the Effective Date blanks specifying the changed election applies to a single Plan Year (e.g., “2011 only”), or a range of Plan Years (e.g., “2011-2015”) or may specify the change as becoming effective in a specified Plan Year (e.g., “commencing 2010”). If the Employer specifies a single Plan Year only or specifies a range of Plan Years, the Plan becomes subject to the election in the “Effective as of execution” column in the Plan Years commencing after the specified Year(s), unless the Employer subsequently changes the election. If the Employer specifies the change as commencing in a Plan Year, the election applies in the specified Plan Year and in all following Plan Years unless the Employer subsequently changes the election.]
37. ANNUAL TESTING ELECTIONS (4.06(B)). The Employer makes the following Plan specific annual testing elections under
Section 4.06(B). (Complete (a) and (b)):

		(1)	(2)
		Effective as of execution	Changes post-execution
		(and retroactively	(specify Plan Year
		if restatement)	Effective Date(s))
(a)	Nondiscrimination testing. (Choose one of (1), (2), or (3)):

(1) ☐ Traditional 401(k) Plan/ADP/ACP test. The following testing method(s) apply (Choose a. and b. as applicable):

[Note: The Plan may “split test” for Plan Years commencing in 2005.]

a. ☐ Current Year Testing. See Section 4.11(E). Current Year Testing applies to the ADP/ACP tests as elected below (Choose one or both of (i) and (ii)):

	(i) ☐ ADP test.	☐	☐ Effective Date(s):

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(ii) ☐ ACP test.	☐	☐ Effective Date(s):

[Note: The Employer may leave (ii) blank if the Plan does not permit Matching Contributions or Employee Contributions and the Plan Administrator will not recharacterize Elective Deferrals as Employee Contributions for testing.]

b.	☐	Prior Year Testing. See Section 4.11(l).
Prior Year Testing applies to the ADP/ACP tests as elected below. See Sections 4.10(B)(4)(f)(iv) and 4.10(C)(5)(e)(iv) as to the first Plan Year. (Choose one or both of (i) and (ii)):

(i)	☐ ADP test.	☐	☐ Effective Date(s):

(ii)	☐ ACP test.	☐	☐ Effective Date(s):

[Note: The Employer may leave (ii) blank if the Plan does not permit Matching Contributions or Employee Contributions and the Plan Administrator will not recharacterize Elective Deferrals as Employee Contributions for testing.]

(2)	☒	Safe Harbor Plan/No testing or ACP test only. (Choose one of a., b., or c.):

	a.	☒	No testing. ADP test safe harbor applies and if applicable, ACP test safe harbor applies.	☒	☐ Effective Date(s):

	b.	☐	ACP test only. ADP test safe harbor applies, but Plan will perform ACP test as follows (Choose one of (i) or (ii)):

		(i)	☐ Current Year Testing.	☐	☐ Effective Date(s):

		(ii)	☐ Prior Year Testing.	☐	☐ Effective Date(s):

[Note: The Employer may elect Prior Year Testing under Election 37(a)(2)b.(ii) only for Plan Years after the Final 401(k) Regulations Effective Date.]

	c.	☐	Possible delayed election.	☐	☐ Effective Date(s):

(maybe notice/supplemental notice)
The Employer under Section 3.05(l)(1) may treat the Plan as a Traditional 401(k) Plan or may make a delayed election to treat the Plan as a Safe Harbor 401(k) Plan. If the Employer gives the maybe and supplemental notices and amends the Plan to provide for the Safe Harbor Nonelective Contribution, the Plan is an ADP test safe harbor plan for the Plan Year to which the maybe and supplemental notices and the amendment apply. If the Employer does not give the supplemental notice, the Plan is a Traditional 401(k) Plan, subject to ADP Current Year Testing and, if applicable, to ACP Current Year Testing. If the Employer gives the supplemental notice and amends the Plan to provide for the Safe Harbor Nonelective Contribution, and the Employer has elected Additional Matching Contributions under Election 30(h) (Choose one of (i) or (ii)):
(i)	☐ No testing. ADP and ACP test safe harbors apply. The Employer’s elections under 30(h) as to Additional Matching Contributions satisfy the ACP safe harbor requirements and the Employer elects to apply the Election 30(h) stated ACP test safe harbor conditions (see the Note following Election 30(h)) as to all Additional Matching Contributions.

(ii)	☐ ACP test only. ADP safe harbor applies, but the Plan will perform the ACP test as to all Additional Matching Contributions using Current Year Testing.
[Note: Even if the Employer does not elect 37(a)(2)c., the Employer still may make a delayed election into safe harbor status under Section 3.05(l)(1) using the maybe and supplemental notices and by amending the plan to provide for the Safe Harbor Nonelective Contribution. However, in this case, the Employer also must amend the Plan to make its testing elections under this Election 37 consistent with its delayed election into safe harbor status. The Employer then may elect any election under 37(a)(2), including 37(a)(2)c. An Employer’s election of 37(a)(2)c. permits the Plan to remain in perpetual possible delayed safe harbor election status, while minimizing the number of Plan amendments required to do so.]

(3)	☐	SIMPLE 401(k) Plan/No testing.	☐	☐ Effective Date(s):

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(b)	HCE determination. (Complete both (1) and (2)):

	(1)	Top-paid group election. (Choose one of a. or b.):

		a.	☒ Does not apply.	☒	☒	Effective Date(s):
January 1, 2007

		b.	☐ Applies.	☐	☐	Effective Date(s):

	(2)	Calendar year data election (fiscal year Plan only). (Choose one of a. or b.):

		a.	☒ Does not apply.	☐	☒	Effective Date(s): January 1, 2007

		b.	☐ Applies.	☐	☐	Effective Date(s):
ARTICLE V
VESTING REQUIREMENTS
38. NORMAL RETIREMENT AGE (5.01). A Participant attains Normal Retirement Age under the Plan on the following date
(Choose one of (a) or (b)):

(a)	☒	Specific age. The date the Participant attains age 65 . [Note: The age may not exceed age 65.]

(b)	☐	Age/participation. The later of the date the Participant attains age or the anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [Note: The age may not exceed age 65 and the anniversary may not exceed the 5th.]
39. EARLY RETIREMENT AGE (5.01). (Choose one of (a) or (b)):

(a)	☐	Not applicable. The Plan does not provide for an Early Retirement Age.

(b)	☒	Early Retirement Age. Early Retirement Age is the later of: (i) the date a Participant attains age 55; (ii) the date a Participant reaches his/her anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan; or (iii) the date a Participant completes 10 Years of Service.
[Note: The Employer should leave blank any of clauses (i), (ii), and (iii) which are not applicable.]
“Years of Service” under this Election 39 means (Choose one of (1) or (2) as applicable):

(1)	☐	Eligibility. Years of Service for eligibility in Election 16.

(2)	☒	Vesting. Years of Service for vesting in Elections 42 and 43.
[Note: Election of an Early Retirement Age does not affect the time at which a Participant may receive a Plan distribution. However, a Participant becomes 100% vested at Early Retirement Age.]
40. ACCELERATION ON DEATH OR DISABILITY (5.02). Under Section 5.02, if a Participant incurs a Severance from Employment as a result of death or Disability (Choose one of (a), (b), or (c)):

(a)	☒	Applies. Apply 100% vesting.

(b)	☐	Not applicable. Do not apply 100% vesting. The Participant’s vesting is in accordance with the applicable Plan vesting schedule.

(c)	☐	Limited application. Apply 100% vesting, but only if a Participant incurs a Severance from Employment as a result of
(Choose one of (1) or (2)):

	(1)	☐ Death.

	(2)	☐ Disability.
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41. VESTING SCHEDULE (5.03). A Participant has a 100% Vested interest at all times in his/her Accounts attributable to: (i) Elective Deferrals; (ii) Employee Contributions; (iii) QNECs; (iv) QMACs; (v) Safe Harbor Contributions; (vi) SIMPLE Contributions; (vii) Rollover Contributions; (viii) Prevailing Wage Contributions unless the Prevailing Wage Contract provides otherwise; (ix) DECs; and (x) Designated IRA Contributions. The following vesting schedule applies to Regular Matching Contributions, to Additional Matching Contributions (irrespective of ACP testing status) and to Nonelective Contributions (other than Prevailing Wage Contributions) (Choose (a) or choose one or both of (b) and (d) as applicable. Choose (c) if elect a non-top-heavy schedule under (b) or (d)):
(a)    ☐    Immediate vesting. 100% Vested at all times in all Accounts.
[Note: Unless all Contribution Types are 100% Vested, the Employer should not elect 41(a). If the Employer elects immediate vesting under 41(a), the Employer should not complete the balance of Election 41 or Elections 42 and 43 (except as noted therein). The Employer must elect 41(a) if the eligibility Service condition under Election 14 as to all Contribution Types (except Elective Deferrals and Safe Harbor Contributions) exceeds one Year of Service or more than 12 months. The Employer must elect 41(b)(1) as to any Contribution Type where the eligibility service condition exceeds one Year of Service or more than 12 months. The Employer should elect 41(b) if any Contribution Type is subject to a vesting schedule.]
(b)    ☒     Vesting schedules: Apply the following vesting schedules (Choose one or more of (1) through (7) as applicable):

			(1)		(2)	(3)	(4)
Additional
			All			Regular	Matching(See
			Contributions		Nonelective	Matching	Section 3.05(F))

(1)	☒	Immediate vesting	N/A		☐	☐	☒
(See Election 42(a))

(2)	☐	Top-heavy: 6-year graded	☐	OR	☐	☐	☐

(3)	☐	Top-heavy: 3-year cliff	☐	OR	☐	☐	☐

(4)	☒	Modified top-heavy:	☒	OR	☐	☐	☐

Years of Service	Vested %
Less than 1	a.	0%
1	b.	20%
2	c.	40%
3	d.	60%
4	e.	80%
5	f.	100%
6 or more		100%

(5)	☐	Non-top-heavy: 7-year graded	N/A	☐	N/A	N/A

(6)	☐	Non-top-heavy: 5-year cliff	N/A	☐	N/A	N/A

(7)	☐	Modified non-top-heavy:	N/A	☐	N/A	N/A

Years of Service	Vested %
Less than 1	a.

1	b.

2	c.

3	d.

4	e.

5	f.

6	g.

7 or more		100%
[Note: If the Employer does not elect 41(a), the Employer under 41(b) must elect immediate vesting or must elect a top-heavy or modified top-heavy vesting schedule. The modified top-heavy schedule of Election 41(b)(4) must satisfy Code §416. A top-heavy schedule must apply to Regular Matching Contributions and to Additional Matching Contributions. See Section 5.03(A)(1). The Employer as to Nonelective Contributions only may elect one of Elections 41(b)(5), (6), or (7) in addition to electing a top-heavy schedule. The Employer must complete Election 41(c) if it elects any non-top-heavy schedule. If the Employer does not elect a non-top-heavy schedule, the elected top-heavy schedule(s) applies to all Plan Years. If the Employer elects 41(b)(7), the modified non-top-heavy schedule must satisfy Code §411(a)(2). If the Employer elects Additional Matching under Election 30(h), the Employer should elect vesting under the Additional Matching column in this Election 41(b). That election applies to the Additional Matching even if the Employer has given the maybe notice but does not give the supplemental notice for any Plan Year and as to such Plan Years, the Plan is not a safe harbor plan and the Matching Contributions are not Additional Matching Contributions. If the Plan’s Effective Date is after December 31, 2006, do not complete Elections 41(b)(5), (b)(6), or (b)(7).]

(c)	☐	Nonelective Contributions: application of top-heavy schedule (Choose one of (1) or (2)):

	(1)	☐	Apply in all Plan Years once top-heavy. Apply the top-heavy vesting schedule under Election 41(b) for the first Plan Year in which the Plan is top-heavy and then in all subsequent Plan Years.

	(2)	☐	Apply only in top-heavy Plan Years. Apply the non-top-heavy schedule under Election 41(b) in all Plan Years in which the Plan is not a top-heavy plan.
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(d)     ☐     Special vesting provisions:                                                                                                      .
[Note: The Employer under Election 41(d) may describe special vesting provisions from the elections available under Election 41 and/or a combination thereof as to a: (i) Participant group (e.g., Full vesting applies to Division A Employees OR to Employees hired on/before “x” date. 6-year graded vesting applies to Division B Employees OR to Employees hired after “x” date.); and/or (ii) Contribution Type (e.g., Full vesting applies as to Discretionary Nonelective Contributions. 6-year graded vesting applies to Fixed Nonelective Contributions). Any special vesting provision must satisfy Code §411(a) and must be nondiscriminatory.]
42.    YEAR OF SERVICE — VESTING (5.05). (Complete both (a) and (b)):
[Note: If the Employer elects the Elapsed Time Method for vesting the Employer should not complete this Election 42. If the Employer elects immediate vesting, the Employer should not complete Election 42 or Election 43 unless it elects to apply a Year of Service for vesting under any other Adoption Agreement election.]
(a)
Year of Service. An Employee must complete at least 1,000 Hours of Service during a Vesting Computation Period to receive credit for a Year of Service under Article V. [Note: The number may not exceed 1,000. If left blank, the requirement is 1,000.]

(b)	Vesting Computation Period. The Plan measures a Year of Service based on the following 12-consecutive month period (Choose one of (1) or (2)):
(1)	☒ Plan Year.

(2)	☐ Anniversary Year.
43.    EXCLUDED YEARS OF SERVICE — VESTING (5.05(C)). The Plan excludes the following Years of Service for purposes of vesting (Choose (a) or choose one or more of (b) through (e) as applicable):

(a)	☒	None. None other than as specified in Section 5.05(C)(1).

(b)	☐	Age 18. Any Year of Service before the Vesting Computation Period during which the Participant attained the age of 18.

(c)	☐	Prior to Plan establishment. Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

(d)	☐	Rule of Parity. Any Year of Service excluded under the rule of parity. See Plan Section 5.06(C).

(e)	☐	Additional exclusions. The following Years of Service: .
[Note: The Employer under Election 43(e) may describe vesting service exclusions provisions available under Election 43 and/or a combination thereof as to a: (i) Participant group (e.g., No exclusions apply to Division A Employees OR to Employees hired on/before “x” date. The age 18 exclusion applies to Division B Employees OR to Employees hired after “x” date.); or (ii) Contribution Type (e.g., No exclusions apply as to Discretionary Nonelective Contributions. The age 18 exclusion applies to Fixed Nonelective Contributions). Any exclusion specified under Election 43(e) must comply with Code §411(a)(4). Any exclusion must be nondiscriminatory.]
ARTICLE VI
DISTRIBUTION OF ACCOUNT BALANCE
44.    MANDATORY DISTRIBUTION (6.01(A)(1)/6.08(D)). The Plan provides or does not provide for Mandatory Distribution of a Participant’s Vested Account Balance following Severance from Employment, as follows (Choose one of (a) or (b)):

(a)	☐	No Mandatory Distribution. The Plan will not make a Mandatory Distribution following Severance from Employment.

(b)	☒
Mandatory Distribution. The Plan will make a Mandatory Distribution following Severance from Employment. (Complete (1) and (2). Choose (3) unless the Employer elects to limit Mandatory Distributions to $1,000 including Rollover Contributions under Elections 44(b)(1)b. and 44(b)(2)b.):

(1)
Amount limit. As to a Participant who incurs a Severance from Employment and who will receive distribution before attaining the later of age 62 or Normal Retirement Age, the Mandatory Distribution maximum amount is equal to (Choose one of a., b., or c.):

		a.	☐	$5,000.

		b.	☒	$1,000.

		c.	☐	Specify amount: $________ (may not exceed $5,000).

	(2)	Application of Rollovers to amount limit. In determining whether a Participant’s Vested Account Balance exceeds the Mandatory Distribution dollar limit in Election 44(b)(1), the Plan (Choose one of a. or b.):

		a.	☐	Disregards Rollover Contribution Account.

		b.	☒	Includes Rollover Contribution Account.
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(3)	☒
Amount of Mandatory Distribution subject to Automatic Rollover. A Mandatory Distribution to a Participant before attaining the later of age 62 or Normal Retirement Age is subject to Automatic Rollover under Section 6.08(D) (Choose one of a. or b.):

a.	☒	Only if exceeds $1,000. Only if the amount of the Mandatory Distribution exceeds $1,000, which for this purpose must include any Rollover Contributions Account.
b.	☐	Specify lesser amount. Only if the amount of the Mandatory Distribution is at least: $ (specify $1,000 or less).
45. SEVERANCE DISTRIBUTION TIMING (6.01). Subject to the timing limitations of Section 6.01(A)(1) in the case of a Mandatory Distribution, or in the case of any Distribution Requiring Consent under Section 6.01(A)(2), for which consent is received, the Plan Administrator will instruct the Trustee to distribute a Participant’s Vested Account Balance as soon as is administratively practical following the time specified below (Choose one or more of (a) through (k) as applicable):
[Note: If a Participant dies after Severance from Employment but before receiving distribution of all of his/her Account, the elections under this Election 45 no longer apply. See Section 6.01(B) and Election 49.]

			(1)	(2)
			Mandatory	Distribution
			Distribution	Requiring Consent

(a)	☒	Immediate. Immediately following Severance from Employment.	☒	☒

(b)	☐	Next Valuation Date. After the next Valuation Date following Severance from Employment.	☐	☐

(c)	☐	Plan Year. In the ______ Plan Year following Severance from Employment (e.g., next or fifth).	☐	☐

(d)	☐	Plan Year quarter. In the Plan Year quarter following Severance from Employment (e.g., next or fifth).	☐	☐

(e)	☐
Contribution Type Accounts.            as to the Participant’s            Account(s) and            as to the Participant’s            Account(s) (e.g., As soon as is practical following Severance from Employment as to the Participant’s Elective Deferral Account and as soon as is practical in the next Plan Year following Severance from Employment as to the Participant’s Nonelective and Matching Accounts).
			☐	☐

(f)	☐
Vesting controlled timing. If the Participant’s total Vested Account Balance exceeds $           , distribute           (specify timing) and if the Participant’s total Vested Account Balance does not exceed $          , distribute            (specify timing).
			☐	☐

(g)	☐
Distribute at Normal Retirement Age. As to a Mandatory Distribution, distribute not later than 60 days after the beginning of the Plan Year following the Plan Year in which the previously severed Participant attains the earlier of Normal Retirement Age or age 65. [Note: An election under column (2) only will have effect if the Plan’s NRA is less than age 62.]
			☐	☐

(h)	☐
Acceleration. Notwithstanding any later specified distribution date in Election 45, a Participant may elect an earlier distribution following Severance from Employment (Choose (1) and (2) as applicable):
			☐	☐

	(1)	☐ Disability. If Severance from Employment is on account of Disability or if the Participant incurs a Disability following Severance from Employment.

	(2)	☐ Hardship. If the Participant incurs a hardship under Section 6.07 following Severance from Employment.

(i)	☐	Required distribution at Normal Retirement Age. A severed Participant may not elect to delay distribution beyond the later of age 62 or Normal Retirement Age.	N/A	☐

(j)	☐
No buy-back/vesting controlled timing. Distribute as soon as is practical following Severance from Employment if the Participant is fully Vested. Distribute as soon as is practical following a Forfeiture Break in Service if the Participant is not fully Vested.
			☐	☐

(k)	☐	Describe Severance from Employment distribution timing:
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Nonstandardized 401(k) Plan
[Note: The Employer under Election 45(k) may describe Severance from Employment distribution timing provisions from the elections available under Election 45 and/or a combination thereof as to any: (i) Participant group (e.g., Immediate distribution after Severance of Employment applies to Division A Employees OR to Employees hired on/before “x” date. Distribution after the next Valuation Date following Severance from Employment applies to Division B Employees OR to Employees hired after “x” date.); (ii) Contribution Type (e.g., As to Division A Employees, immediate distribution after Severance of Employment applies as to Elective Deferral Accounts and distribution after the next Valuation Date following Severance from Employment applies to Nonelective Contribution Accounts); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 45(k) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) comply with Code §401(a)(14) timing requirements; (iv) be nondiscriminatory and (v) preserve Protected Benefits as required.]
46. IN-SERVICE DISTRIBUTIONS/EVENTS (6.01(C)). A Participant may elect an In-Service Distribution of the designated Contribution Type Accounts based on any of the following events in accordance with Section 6.01(C) (Choose one of (a) or (b)):
[Note: If the Employer elects any In-Service Distribution option, a Participant may elect to receive as many In-Service Distributions per Plan Year (with a minimum of one per Plan Year) as the Plan Administrator’s In-Service Distribution form or policy may permit. If the form or policy is silent, the number of In-Service Distributions is not limited. Prevailing Wage Contributions are treated as Nonelective Contributions unless the Prevailing Wage Contract provides otherwise. See Section 6.01(C)(4)(d) if the Employer elects to use Prevailing Wage Contributions to offset other contributions.]
(a)	☐
None. The Plan does not permit any In-Service Distributions except as to any of the following (if applicable): (i) RMDs under Section 6.02; (ii) Protected Benefits; and (iii) under Section 6.01(C)(4) as to Employee Contributions, Rollover Contributions, DECs, Transfers, and Designated IRA Contributions.

(b)	☒	Permitted. In-Service Distributions are permitted as follows from the designated Contribution Type Accounts (Choose one or more of (1) through (9)):
[Note: Unless the Employer elects otherwise in Election 46(b)(9), Elective Deferrals under Election 46(b) includes Pre-Tax and Roth Deferrals and Matching Contributions includes Additional Matching Contributions, irrespective of the Plan’s ACP testing status.]

			(1)		(2)	(3)	(4)	(5)	(6)	(7)
			All		Elective	Safe Harbor			Matching	Nonelective/
			Contributions		Deferrals	Contributions	QNECs	QMACs	Contrib.	SIMPLE

(1)	☐	None. Except for Election 46(a) exceptions.	N/A (See Election 46(a))		☐	☐	☐	☐	☐	☐

(2)	☐	Age (must be at least 59 1/2).	☐	OR	☐	☐	☐	☐	☐	☐

(3)	☐	Age (less than 59 1/2).	N/A		N/A	N/A	N/A	N/A	☐	☐

(4)	☒	Hardship (safe harbor). See Section 6.07(A).	N/A		☒	N/A	N/A	N/A	☐	☐

(5)	☐	Hardship (non-safe harbor). See Section 6.07(B).	N/A		N/A	N/A	N/A	N/A	☐	☐

(6)	☐	Disability.	☐	OR	☐	☐	☐	☐	☐	☐

(7)	☐	year contributions. (specify minimum of two years) See Section 6.01(C)(4)(a)(i).	N/A		N/A	N/A	N/A	N/A	☐	☐

(8)	☐	months of participation. (specify minimum of 60 months) See Section 6.01(C)(4)(a)(ii).	N/A		N/A	N/A	N/A	N/A	☐	☐

(9)	☒	Describe: The minimum hardship distribution shall be $500.00.
[Note: The Employer under Election 46(b)(9) may describe In-Service Distribution provisions from the elections available under Election 46 and/or a combination thereof as to any: (i) Participant group (e.g., Division A Employee Accounts are distributable at age 59 1/2 OR Accounts of Employees hired on/before “x” date are distributable at age 59 1/2). No In-Service Distributions apply to Division B Employees OR to Employees hired after “x” date.); (ii) Contribution Type (e.g., Discretionary Nonelective Contribution Accounts are distributable on Disability. Fixed Nonelective Contribution Accounts are distributable on Disability or Hardship (non-safe harbor)); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 46(b)(9) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected
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Benefits as required; (iv) be nondiscriminatory; and (v) not permit an “early” distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Section 6.01(C)(4).]
In-Service Distribution of other Accounts. See Section 6.01(C)(4) as to In-Service Distribution of Employee Contributions, Rollover Contributions, DECs, Transfers, and Designated IRA Contributions.
47. IN-SERVICE DISTRIBUTIONS/ADDITIONAL CONDITIONS (6.01(C)). The following additional conditions apply to In-Service Distributions under Election 46(b) (Choose one of (a) or (b)):
[Note: The Employer should complete Election 47 if the Employer elects any In-Service Distributions under Election 46(b).]
(a)	☒ Additional conditions. (Complete (1). Choose (2) and (3) as applicable):
(1)	Vesting. A Participant may receive an In-Service Distribution under Election 46(b) based on vesting in the distributing Account as follows (Choose one of a., b., or c.):
a.	☒ 100% vesting required. A Participant may not receive any In-Service Distribution unless the Participant is 100% Vested in the distributing Account.

b.
☐ 100% vesting required except hardship. A Participant may not receive any In-Service Distribution unless the Participant is 100% Vested in the distributing Account, unless the distribution is based on hardship.

c.
☐ Not required. A Participant may receive an In-Service Distribution even from a partially-Vested Account, but the amount distributed may not exceed the Vested amount in the distributing partially-Vested Account.

(2)	☐ Minimum amount. A Participant may not receive an In-Service Distribution in an amount which is less than: $______ (specify amount not exceeding $1,000).

(3)	☐ Describe other conditions:
[Note: An Employer’s election under Election 47(a)(3) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected Benefits as required; (iv) be nondiscriminatory; and (v) not permit an “early” distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Section 6.01(C)(4).]
(b)
☐ No other conditions. A Participant may elect to receive an In-Service Distribution upon any Election 46(b) event without further condition, provided that the amount distributed may not exceed the Vested amount in the distributing Account.

48. POST-SEVERANCE AND LIFETIME RMD DISTRIBUTION METHODS (6.03). A Participant whose Vested Account Balance exceeds $5,000 (or any lesser amount elected in Appendix B, Election 54(g)(7)): (i) who has incurred a Severance from Employment and will receive a distribution; or (ii) who remains employed but who must receive lifetime RMDs, may elect distribution under one of the following method(s) of distribution described in Section 6.03 and subject to any Section 6.03 limitations. (Choose one or more of (a) through (f) as applicable):
[Note: If a Participant dies after Severance from Employment but before receiving distribution of all of his/her Account, the elections under this Election 48 no longer apply. See Section 6.01(B) and Election 49.]
(a)	☒ Lump-Sum. See Section 6.03(A)(3).

(b)
☐ Installments only if Participant subject to lifetime RMDs. A Participant who is required to receive lifetime RMDs may receive installments payable in monthly, quarterly or annual installments equal to or exceeding the annual RMD amount. See Sections 6.02(A) and 6.03(A)(4)(a).

(c)	☒ Installments. See Section 6.03(A)(4).

(d)	☐ Alternative Annuity: . . See Section 6.03(A)(5).
[Note: Under a Plan which is subject to the joint and survivor annuity distribution requirements of Section 6.04 (Election 50(b)), the Employer may elect under 48(d) to offer one or more additional annuities (Alternative Annuity) to the Plan’s QJSA or QPSA. If the Employer elects under Election 50(a) to exempt Exempt Participants from the joint and survivor annuity requirements, the Employer should not elect to provide an Alternative Annuity under 48(d).]
(e)	☒ Ad-Hoc distributions. See Section 6.03(A)(6).
[Note: If an Employer elects to permit Ad-Hoc distributions: (i) the option must be available to all Participants; and (ii) the option is a Protected Benefit.]
(f)	☐ Describe distribution method(s):
[Note: The Employer under Election 48(f) may describe Severance from Employment distribution methods from the elections available under Election 48 and/or a combination thereof as to any: (i) Participant group (e.g., Division A Employee Accounts are distributable in a Lump-Sum OR Accounts of Employees hired after “x” date are distributable in a Lump-Sum. Division B Employee Accounts are distributable in a Lump-Sum or in Installments OR Accounts of Employees hired on/before “x” date are distributable in a Lump-Sum or in Installments.); (ii) Contribution Type (e.g., Discretionary Nonelective Contribution Accounts are distributable in a Lump-Sum. Fixed Nonelective Contribution Accounts are distributable in a Lump-Sum or in Installments); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 48(f) must: (i) be objectively determinable; (ii) not be subject to Employer, Plan Administrator or Trustee discretion; (iii) be nondiscriminatory; and (iv) preserve Protected Benefits as required.]
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49. BENEFICIARY DISTRIBUTION ELECTIONS (6.01(B)/6.02(B)/6.03). Subject to the Participant’s elections under Section 6.01(B)(1) as to the timing and method of distribution of the Participant’s Account to the Participant’s Beneficiary (which Participant elections must be consistent with the Plan and this Election 49), in the case of a Participant’s death, the Beneficiary will receive distribution of the Participant’s Account (or of the Beneficiary’s share thereof) as follows (Complete (a), (b), and (c)):
[Note: For purposes of this Election 49, unless otherwise noted, a “Beneficiary” includes, but is not limited to a “Designated Beneficiary” under Section 6.02(E)(1).]

				(1)	(2)
				Spouse Beneficiary	Other Beneficiary
(a)	Timing. The Plan will distribute to the Beneficiary as soon as is practical at (or not later than) the following time or date (Choose one of (1) though (4). Choose (5) if applicable):

	(1)	☒	Immediate. Immediately following the Participant’s death.	☒	☒

	(2)	☐	Next Calendar Year. In the calendar year which next follows the calendar year of the Participant’s death, but not later than December 31 of such following calendar year.	☐	☐

	(3)	☐	As Beneficiary elects. At such time as the Beneficiary may elect, provided that distribution pursuant to such election (or in the absence of any Beneficiary election) must commence no later than the Section 6.02 required date.	☐	☐

	(4)	☐	Describe:	☐	☐

[Note: The Employer under Election 49(a)(4) may describe an alternative distribution timing or afford the Beneficiary an election which is narrower than that permitted under election 49(a)(3). However, any election under Election 49(a)(4) must require distribution to commence no later than the Section 6.02 required date.]

	(5)	☒	Death before DCD; spousal election to delay. If the Participant dies before his/her Distribution Commencement Date and the Participant’s sole Designated Beneficiary is his/her spouse, the spouse may elect to delay distribution until the end of the calendar year in which the Participant would have attained age 70 1/2, if that date is later than the date upon which distribution would be required to commence to a non-spouse Beneficiary.	☒	N/A

(b)	Method. The Plan will distribute to the Beneficiary under the following distribution method(s). If more than one method is elected, the Beneficiary may choose the method of distribution. (Choose one or more of (1) through (4) but do not elect (4) only):

	(1)	☒	Lump-Sum. See Section 6.03(A)(3).	☒	☒

	(2)	☒	Installments sufficient to satisfy RMD. See Section 6.03(A)(4)(a). An Installment in each Distribution Calendar Year must at least equal the RMD amount.	☒	☒

	(3)	☒	Ad-Hoc sufficient to satisfy RMD. See Section 6.03(A)(6). The Beneficiary must elect an Ad-Hoc distribution for each Distribution Calendar Year at least equal to the RMD amount.	☒	☒
[Note: If an Employer elects to permit Ad-Hoc distributions: (i) the option must be available to all Beneficiaries; and (ii) the option is a Protected Benefit.]

	(4)	☐	QPSA. See Section 6.04(B).	☐	N/A

[Note: If the Employer elects 50(b), the Employer should elect 49(b)(4). If the Employer elects 50(a), the Employer should not elect 49(b)(4). A surviving spouse may elect to waive the QPSA in favor of another method.]

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(c)	Death before the DCD. If a Participant dies before the Distribution Commencement Date, the distribution to the Beneficiary will be made in accordance with the following rule(s) (Choose one of (1), (2), or (3)):

	(1)	☒	Beneficiary election. See Section 6.02(B)(1)(e). This election applies only if the Beneficiary is a Designated Beneficiary under Treas. Reg. §1.401(a)(9)-4. If not, the 5-year rule applies. In the absence of the Designated Beneficiary’s election, the Life Expectancy rule applies. The Employer in Appendix B may elect to change the default (no Designated Beneficiary election) to the 5-year rule.	☒	☒

	(2)	☐	Life Expectancy rule. See Section 6.02(B)(1)(d). This election applies only if the Beneficiary is a Designated Beneficiary under Treas. Reg. §1.401(a)(9)-4. If not, the 5-year rule applies.	☐	☐

	(3)	☐	5-year rule. See Section 6.02(B)(1)(c). This election applies regardless of whether the Beneficiary is a Designated Beneficiary under Treas. Reg. §1.401(a)(9)-4.	☐	☐
50.  JOINT AND SURVIVOR ANNUITY REQUIREMENTS (6.04). The joint and survivor annuity distribution requirements of Section 6.04 (Choose one of (a) or (b)):
(a)	☒
Profit sharing exception. Do not apply to an Exempt Participant, as described in Section 6.04(G)(1), but apply to any other Participants (or to a portion of their Account as described in Section 6.04(G)) (Complete (1)):

(1)	One-year marriage rule. Under Section 7.05(A)(3) relating to an Exempt Participant’s Beneficiary designation under the profit sharing exception (Choose one of a. or b.):
a.	☐	Applies. The one-year marriage rule applies.

b.	☒	Does not apply. The one-year marriage rule does not apply.
(b)	☐	Joint and survivor annuity applicable. Section 6.04 applies to all Participants (Complete (1)):
(1)	One-year marriage rule. Under Section 6.04(B) relating to the QPSA (Choose one of a. or b.):
a.	☐ Applies. The one-year marriage rule applies.

b.	☐ Does not apply. The one-year marriage rule does not apply.
ARTICLE VII
ADMINISTRATIVE PROVISIONS
51.      ALLOCATION OF EARNINGS (7.04(B)). For each Contribution Type provided under the Plan, the Plan allocates Earnings using the following method (Choose one or more of (a) through (f) as applicable):
[Note: Elective Deferrals/Employee Contributions also includes Rollover Contributions, Transfers, DECs and Designated IRA Contributions, Matching Contributions includes all Matching Contributions and Nonelective Contributions includes all Nonelective Contributions unless described otherwise in Election 51(f).]

			(1)		(2)	(3)	(4)
Elective Deferrals/
			All		Employee	Matching	Nonelective
			Contributions		Contributions	Contributions	Contributions

(a)	☒	Daily. See Section 7.04(B)(4)(a).	☒	OR	☐	☐	☐

(b)	☐	Balance forward. See Section 7.04(B)(4)(b).	☐	OR	☐	☐	☐

(c)	☐	Balance forward with adjustment. See Section 7.04(B)(4)(c). Allocate pursuant to the balance forward method, except treat as part of the relevant Account at the beginning of the Valuation Period % of the contributions made during the following Valuation Period: .	☐	OR	☐	☐	☐

(d)	☐	Weighted average. See Section 7.04(B)(4)(d). If not a monthly weighting period, the weighting period is: .	☐	OR	☐	☐	☐

(e)	☐	Participant-Directed Account. See Section 7.04(B)(4)(e).	☐	OR	☐	☐	☐
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(f)	☐	Describe Earnings allocation method:

[Note: The Employer under Election 51(f) may describe Earnings allocation methods from the elections available under Election 51 and/or a combination thereof as to any: (i) Participant group (e.g., Daily applies to Division A Employees OR to Employees hired after “x” date. Balance forward applies to Division B Employees OR to Employees hired on/before “x” date.); (ii) Contribution Type (e.g., Daily applies as to Discretionary Nonelective Contribution Accounts. Participant-Directed Account applies to Fixed Nonelective Contribution Accounts); (iii) investment type, investment vendor or Account type (e.g., Balance forward applies to investments placed with vendor A and Participant-Directed Account applies to investments placed with vendor B OR Daily applies to Participant-Directed Accounts and balance forward applies to pooled Accounts); and/or (iv) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be subject to Earnings allocation in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 51 (f) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; and (iii) be nondiscriminatory.]
ARTICLE VIII
TRUSTEE AND CUSTODIAN, POWERS AND DUTIES
52. VALUATION OF TRUST (8.02(C)(4)). In addition to the last day of the Plan Year, the Trustee (or Named Fiduciary as applicable) must value the Trust Fund on the following Valuation Date(s) (Choose one or more of (a) through (d) as applicable):
[Note: Elective Deferrals/Employee Contributions also include Rollover Contributions, Transfers, DECs and Designated IRA Contributions, Matching Contributions includes all Matching Contributions and Nonelective Contributions includes all Nonelective Contributions unless described otherwise in Election 52(d).]

			(1)		(2)	(3)	(4)
Elective Deferrals/
			All		Employee	Matching	Nonelective
			Contributions		Contributions	Contributions	Contributions

(a)	☐	No additional Valuation Dates.	☐	OR	☐	☐	☐

(b)	☒	Daily Valuation Dates. Each business day of the Plan Year on which Plan assets for which there is an established market are valued and the Trustee is conducting business.	☒	OR	☐	☐	☐

(c)	☐	Last day of a specified period. The last day of each of the Plan Year.	☐	OR	☐	☐	☐

(d)	☐	Specified Valuation Dates:					.

[Note: The Employer under Election 52(d) may describe Valuation Dates from the elections available under Election 52 and/or a combination thereof as to any: (i) Participant group (e.g., No additional Valuation Dates apply to Division A Employees OR to Employees hired after “x” date. Daily Valuation Dates apply to Division B Employees OR to Employees hired on/before “x” date.); (ii) Contribution Type (e.g., No additional Valuation Dates apply as to Discretionary Nonelective Contribution Accounts. The last day of each Plan Year quarter applies to Fixed Nonelective Contribution Accounts); (iii) investment type, investment vendor or Account type (e.g., No additional Valuation Dates apply to investments placed with vendor A and Daily Valuation Dates apply to investments placed with vendor B OR Daily Valuation Dates apply to Participant-Directed Accounts and no additional Valuation Dates apply to pooled Accounts); and/or (iv) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be subject to Trust valuation in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer’s election under Election 52(d) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; and (iii) be nondiscriminatory.]
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EXECUTION PAGE
The Employer, by executing this Adoption Agreement, hereby agrees to the provisions of this Plan and Trust.

Employer:	NewBridge Bank

Date:

Signed:

[print name/title]
The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, hereby accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Prototype Plan and Trust. If the Employer under Election 5(c) will use a separate Trust, the Trustee need not execute this Adoption Agreement.

Nondiscretionary Trustee(s): TD AMERITRADE (formerly Fiserv Trust Company)

Date:

Signed:

[print name/title]

Nondiscretionary Trustee(s):

Date:

Signed:

[print name/title]

Custodian(s) (Optional):

Date:

Signed:

[print name/title]
Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer’s Plan. The Employer only may use this Adoption Agreement only in conjunction with the basic plan document referenced by its document number on Adoption Agreement page one.
Execution for Page Substitution Amendment Only. If this paragraph is completed, this Execution Page documents an amendment to Adoption Agreement Election(s)            effective                     , by substitute Adoption Agreement page number(s)           . The Employer should retain all Adoption Agreement Execution Pages and amended pages. [Note: The Effective Date may be retroactive or may be prospective as permitted under Applicable Law.]
Prototype Plan Sponsor. The Prototype Plan Sponsor identified on the first page of the basic plan document will notify all adopting Employers of any amendment to this Prototype Plan or of any abandonment or discontinuance by the Prototype Plan Sponsor of its maintenance of this Prototype Plan. For inquiries regarding the adoption of the Prototype Plan, the Prototype Plan Sponsor’s intended meaning of any Plan provisions or the effect of the Opinion Letter issued to the Prototype Plan Sponsor, please contact the Prototype Plan Sponsor at the following address and telephone number: 7823 National Service Road Greensboro, North Carolina 27409, (336) 291-1163.
Reliance on Sponsor Opinion Letter. The Prototype Plan Sponsor has obtained from the IRS an Opinion Letter specifying the form of this Adoption Agreement and the basic plan document satisfy, as of the date of the Opinion Letter, Code §401. An adopting Employer may rely on the Prototype Sponsor’s IRS Opinion Letter only to the extent provided in Rev. Proc. 2005-16. The Employer may not rely on the Opinion Letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the Opinion Letter and in Rev. Proc. 2005-16, Sections 19.02 and 19.03. In order to have reliance in such circumstances or with respect to such qualification requirements, the Employer must apply for a determination letter to Employee Plans Determinations of the IRS.
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APPENDIX A
EGTRRA RESTATED PLANS — SPECIAL EFFECTIVE DATES
[Covering period from restated Effective Date in Election 4(b) until Employer executes EGTRRA restatement]
53. SPECIAL EFFECTIVE DATES (1.19). The Employer elects or does not elect Appendix A special Effective Date(s) as follows. (Choose (a) or one or more of (b) through (r) as applicable):
[Note: If the Employer elects 53(a), do not complete the balance of this Election 53.]

(a)	☐	Not applicable. The Employer does not elect any Appendix A special Effective Dates.
[Note: The Employer should use this Appendix A where it is restating its Plan for EGTRRA with a retroactive Effective Date, but where one or more Adoption Agreement elections under the restated Plan became effective after the Plan’s general restatement Effective Date under Election 4(b). For periods prior to the below-specified special Effective Date(s), the Plan terms in effect prior to its restatement under this Adoption Agreement control for purposes of the designated provisions. Any special Effective Date the Employer elects must comply with Applicable Law.]

(b)	☐	Contribution Types (1.12). The Contribution Types under Election(s) 6 are effective: .

[Note: The Plan may not permit Roth Deferrals before January 1, 2006.]

(c)	☐	Excluded Employees (1.21(D)). The Excluded Employee provisions under Election(s) 8 are effective: .

(d)	☐	Compensation (1.11). The Compensation definition under Election(s) (specify 9-11 as applicable) are effective: .

(e)	☒	Eligibility (2.01-2.03). The eligibility provisions under Election(s) 14 (specify 14-19 as applicable) are effective: July 1. 2005 .

(f)	☐	Elective Deferrals (3.02(A)-(C)). The Elective Deferral provisions under Election(s) (specify 20-22 as applicable) are effective: .

(g)	☐	Catch-Up Deferrals (3.02(D)). The Catch-Up Deferral provisions under Election 23 are effective: .

(h)	☐	Matching Contributions (3.03). The Matching Contribution provisions under Election(s) (specify 24-26 as applicable) are effective: .

(i)	☐	Nonelective Contributions (3.04). The Nonelective Contribution provisions under Election(s) (specify 27-29 as applicable) are effective: .

(j)	☐	401(k) safe harbor (3.05). The 401(k) safe harbor provisions under Election(s) 30 are effective: .

(k)	☐	Allocation conditions (3.06). The allocation conditions under Election(s) (specify 31-32 as applicable) are effective: .

(I)	☐	Forfeitures (3.07). The forfeiture allocation provisions under Election(s) (specify 33-34 as applicable) are effective: .

(m)	☐	Employee Contributions (3.09). The Employee Contribution provisions under Election(s) 35 are effective: .

(n)	☐	Testing elections (4.06(B)). The testing elections under Election(s) 37 under the “Effective as of execution (and retroactively if restatement)” column are effective: .

(o)	☐	Vesting (5.03). The vesting provisions under Election(s) (specify 38-43 as applicable) are effective: .

(p)	☒	Distributions (6.01 and 6.03). The distribution elections under Election(s) 44 (specify 44-50 as applicable) are effective: March 28, 2005.

(q)	☐	Earnings/Trust valuation (7.04(B)/8.02(C)(4)). The Earnings allocation and Trust valuation provisions under Election(s) (specify 51-52 as applicable) are effective: .

(r)	☐	Special Effective Date(s) for other elections (specify elections and dates): .
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APPENDIX B
BASIC PLAN DOCUMENT OVERRIDE ELECTIONS
54. BASIC PLAN OVERRIDES. The Employer elects or does not elect to override various basic plan provisions as follows (Choose (a) or choose one or more of (b) through (i) as applicable):
[Note: If the Employer elects 54(a), do not complete the balance of this Election 54.]

(a)	☒	Not applicable. The Employer does not elect to override any basic plan provisions.
[Note: The Employer at the time of restating its Plan with this Adoption Agreement may make an election on Appendix A (Election 53(r)) to specify a special Effective Date for any override provision the Employer elects in this Election 54. If the Employer, after it has executed this Adoption Agreement, later amends its Plan to change any election on this Appendix B, the Employer should document the Effective Date of the Appendix B amendment on the Execution Page or otherwise in the amendment.]

(b)	☐	Definition (Article I) overrides. (Choose one or more of (1) through (9) as applicable):

	(1)	☐
W-2 Compensation exclusion of paid/reimbursed moving expenses (1.11(B)(1)). W-2 Compensation excludes amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that, at the time of payment, it is reasonable to believe that the Employee may deduct these amounts under Code §217.

	(2)	☐
Alternative (general) 415 Compensation (1.11(B)(4)). The Employer elects to apply the alternative (general) 415 definition of Compensation in lieu of simplified 415 Compensation. As to amounts received from an unfunded nonqualified deferred compensation plan which is includible in gross income in the taxable year of receipt (Choose one of a. or b.):

		a.	☐ Include. Include the nonqualified deferred compensation.

		b.	☐ Do not include. Do not include the nonqualified deferred compensation.

	(3)	☐	Inclusion of Deemed 125 Compensation (1.11(C)). Compensation under Section 1.11 includes Deemed 125 Compensation.

	(4)	☐
Inclusion of Post-Severance Compensation (1.11(l) and 4.05(C)(1)). The Plan includes Post-Severance Compensation within the meaning of Prop. Treas. Reg. §1.415(c)-2(e) as described in Sections 1.11(l) and 4.05(C)(1) as follows (Choose one or both of a. and b.):

		a.	☐ Include for 415 testing. Include for 415 testing and for other testing which uses 415 Compensation. This provision applies effective as of (specify a date which is no earlier than January 1, 2005).

		b.	☐ Include for allocations. Include for allocations as follows (specify affected Contribution Type(s) and any adjustments to Post-Severance Compensation used for allocation): .
This provision applies effective as of (specify a date which is no earlier than January 1, 2002).

	(5)	☐	Inclusion of Deemed Disability Compensation (1.11(K)). Include Deemed Disability Compensation. (Choose one of a. or b.):

		a.	☐ NHCEs only. Apply only to disabled NHCEs.

		b.	☐ All Participants. Apply to all disabled Participants. The Employer will make Employer Contributions for such disabled Participants for: (specify a fixed or determinable period).

	(6)	☐
Early application of final 401(k) regulations (1.28). The Employer (consistent with the Plan Administrator’s operation of the Plan) elects to apply the final 401(k) regulations before the beginning of the 2006 Plan Year. The Employer elects to apply the regulations effective as of:                      (specify Plan Year ending after December 29, 2004, e.g., Plan Year ending December 31, 2004 OR Plan Year beginning January 1, 2005).

	(7)	☐	Leased Employees (1.21(B)). The Employer for purposes of the following Contribution Types, does not exclude Leased Employees: (specify Contribution Types).

	(8)	☐
Offset if contributions to leasing organization plan (1.21(B)(2)). The Employer will reduce allocations to this Plan for any Leased Employee to the extent that the leasing organization contributes to or provides benefits under a leasing organization plan to or for the Leased Employee and which are attributable to the Leased Employee’s services for the Employer. The amount of the offset is as follows:                     .

[Note: The election of an offset under this Election 54(b)(8) requires that the Employer aggregate its plan with the leasing organization’s plan for coverage and nondiscrimination testing.]

(9)	☐	Reclassified Employees (1.21(D)(3)). The Employer for purposes of the following Contribution Types, does not exclude Reclassified Employees (or the following categories of Reclassified Employees):
(specify Contribution Types and/or categories of Reclassified Employees).

(c)	☐	Rule of parity — participation (Article II) override (2.03(D)). For purposes of Plan participation, the Plan applies the “rule of parity” under Code §410(a)(5)(D).
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(d)	☐	Contribution/allocation (Article III) overrides. (Choose one or more of (1) through (7) as applicable):

	(1)	☐	Treatment of Automatic Deferrals as Roth Deferrals (3.02(B)(7)). The Employer elects to treat Automatic Deferrals as Roth Deferrals in lieu of treating Automatic Deferrals as Pre-Tax Deferrals.

	(2)	☐
Application of Safe Harbor Contributions to other allocations (3.05(E)(11)). Any Safe Harbor Nonelective Contributions allocated to a Participant’s account will not be applied toward (offset) any allocation to the Participant of a non-Safe Harbor Nonelective Contribution.

	(3)	☐	Short Plan Year or allocation period (3.06(B)(1)(c)). The Plan Administrator (Choose one of a. or b.):

		a.	☐ No pro-ration. Will not pro-rate Hours of Service in any short allocation period.

		b.	☐ Pro-ration based on months. Will pro-rate any Hour of Service requirement based on the number of months in the short allocation period.

	(4)	☐
Limited waiver of allocation conditions for re-hired Participants (3.06(G)). The allocation conditions the Employer has elected in the Adoption Agreement do not apply to re-hired Participants in the Plan Year they resume participation, as described in Section 3.06(G).

	(5)	☐	Associated Match forfeiture timing (3.07(A)(1)(c)). Forfeiture of associated matching contributions occurs in the Testing Year.

	(6)	☐
Safe Harbor top-heavy exempt fail-safe (3.07(A)(4)). In lieu of ordering forfeitures as (a), (b), (c), and (d) under Section 3.07(A)(4), the Employer establishes the following forfeiture ordering rules (Specify the ordering rules, for example, (d), (a), (b), and (c)):                     .

	(7)	☐	Suspension (3.06(F)(3)). The Plan Administrator in applying Section 3.06(F) will (Choose one or more of a., b., and c. as applicable):

		a.	☐ Re-order tiers. Apply the suspension tiers in Section 3.06(F)(2) in the following order: (specify order).

		b.	☐ Hours of Service tie-breaker. Apply the greatest Hours of Service as the tie-breaker within a suspension tier in lieu of applying the lowest Compensation.

		c.	☐ Additional/other tiers. Apply the following additional or other tiers: (specify suspension tiers and ordering).

(e)	☐	Testing (Article IV) overrides. (Choose one or both of (1) and (2) as applicable):

	(1)	☐
Early application of Gap Period income to Excess Deferrals (4.11(C)(1)). The Plan Administrator will distribute Gap Period income allocated on Excess Deferrals as to Excess Deferrals occurring in the                      Taxable Year and in later Taxable Years (Specify a Taxable Year before 2008).

	(2)	☐
Early application of Gap Period income to Excess Contributions/Aggregates (4.11(C)(2)). The Plan Administrator will distribute Gap Period income allocated on Excess Contributions and Excess Aggregate Contributions occurring in the                      Plan Year and in later Plan Years (Specify a Plan Year before the Final 401(k) Regulations Effective Date).

(f)	☐	Vesting (Article V) overrides. (Choose one or more of (1) through (6) as applicable):

	(1)	☐
Application of top-heavy vesting to Matching (5.03(A)(1)). The Employer makes the following elections regarding the application of top-heavy vesting to its Regular Matching and Additional Matching Contributions (Choose one or both of a. and b.):

		a.	☐ Post-EGTRRA Matching only. Apply top-heavy vesting only to such post-2001 Plan Year Matching Contributions.

b.
☐ Waiver of Hour of Service requirement. Apply top-heavy vesting as under the basic plan or as modified by Election 54(f)(1)a. to all Participants even if they did not have an Hour of Service in any post-2001 Plan Year.

	(2)	☐	Alternative “grossed-up” vesting formula (5.03(C)(2)). The Employer elects the alternative vesting formula described in Section 5.03(C)(2).

	(3)	☐
Source of Cash-Out forfeiture restoration (5.04(B)(5)). To restore a Participant’s Account Balance as described in Section 5.04(B)(5), the Plan Administrator, to the extent necessary, will allocate from the following source(s) and in the following order (Specify, in order, one or more of the following: Forfeitures, Earnings, and/or Employer Contribution):                                          .

	(4)	☐	Deemed Cash-Out of 0% Vested Participant (5.04(C)). The deemed cash-out rule of Section 5.04(C) does not apply to the Plan.

	(5)	☐
Accounting for Cash-Out repayment; Contribution Type (5.04(D)(2)). In lieu of the accounting described in Section 5.04(D)(2), the Plan Administrator will account for a Participant’s Account Balance attributable to a Cash-Out repayment: (Choose one of a. or b.):

		a.	☐ Nonelective rule. Under the nonelective rule.

		b.	☐ Rollover rule. Under the rollover rule.
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	(6)	☐	One-year hold-out rule — vesting (5.06(D)). The one-year hold-out Break in Service rule under Code §411(a)(6)(B) applies.

(g)	☐	Distribution (Article VI) overrides. (Choose one or more of (1) through (7) as applicable):

	(1)	☐
Election of 5-year rule (6.02(B)(1)(e)). Under Section 6.02(B)(1)(e) relating to death before the RBD, if a Designated Beneficiary does not make a timely election, the 5-year rule applies in lieu of the Life Expectancy rule.

	(2)	☐	2002 only special Effective Date for Section 6.02 (6.02(D)(4)). For the 2002 DCY only, the Plan Administrator will apply the RMD rules in effect under (Choose one of a. or b.):

		a.	☐ 1987 proposed regulations. The 1987 proposed Treasury regulations under Code §401(a)(9).

		b.	☐ 2001 proposed regulations. The 2001 proposed Treasury regulations under Code §401(a)(9).

	(3)	☐	RBD definition (6.02(E)(7)(c)). In lieu of the RBD definition in Section 6.02(E)(7)(a) and (b), the Plan Administrator (Choose one of a. or b.):

		a.	☐ SBJPA definition indefinitely. Indefinitely will apply the pre-SBJPA RBD definition.

b.
☐ SBJPA definition to specified date. Will apply the pre-SBJPA definition until                      (the stated date may not be earlier than January 1, 1997), and thereafter will apply the RBD definition in Section 6.02(E)(7)(a) and (b).

	(4)	☐	Modification of QJSA (6.04(A)(3)). The Survivor Annuity percentage will be %. (Specify a percentage between 50% and 100%.)

	(5)	☐	Modification of QPSA (6.04(B)(2)). The QPSA percentage will be %. (Specify a percentage between 50% and 100%.)

	(6)	☐	Restriction on hardship source; grandfathering (6.07(E)). The hardship distribution limit includes grandfathered amounts.

	(7)	☐	Replacement of $5,000 amount (6.09). All Plan references (except in Sections 3.02(D), 3.10 and 3.12(C)(2)) to “$5,000” will be $______. (Specify an amount less than $5,000.)

(h)	☐	Administrative, Trust and insurance overrides (Articles VII, VIII and IX). (Choose one or more of (1) through (9) as applicable):

	(1)	☐	Contributions prior to accrual or precise determination (7.04(B)(5)(b)). The Plan Administrator will allocate Earnings described in Section 7.04(B)(5)(b) as follows (Choose one of a., b., or c.):

		a.	☐ Treat as contribution. Treat the Earnings as an Employer Matching or Nonelective Contribution and allocate accordingly.

		b.	☐ Balance forward. Allocate the Earnings using the balance forward method described in Section 7.04(B)(4)(b).

		c.	☐ Weighted average. Allocate the Earnings on Matching Contributions using the weighted average method in a manner similar to the method described in Section 7.04(B)(4)(d).

	(2)	☐	Automatic revocation of spousal designation (7.05(A)(1)). The automatic revocation of a spousal Beneficiary designation in the case of divorce or legal separation does not apply.

	(3)	☐
Limitation on frequency of Beneficiary designation changes (7.05(A)(4)). Except in the case of a Participant incurring a major life event, a period of at least                      must elapse between Beneficiary designation changes. (Specify a period of time, e.g., 90 days OR 12 months.)

	(4)	☐	Definition of “spouse” (7.05(A)(5)). The following definition of “spouse” applies: . (Specify a definition consistent with Applicable Law.)

	(5)	☐
Administration of default provision; default Beneficiaries (7.05(C)). The following list of default Beneficiaries will apply: ______. (Specify, in order, one or more Beneficiaries who will receive the interest of a deceased Participant.)

	(6)	☐
Subsequent restoration of forfeiture-sources and ordering (7.07(A)(3)). Restoration of forfeitures will come from the following sources, in the following order                                          . (Specify, in order, one or more of the following: Forfeitures, Employer Contribution, Trust Fund Earnings.)

	(7)	☐
State law (7.10(H)). The law of the following state will apply:                     . (Specify one of the 50 states or the District of Columbia, or other appropriate legal jurisdiction, such as a territory of the United States or an Indian tribal government.)

	(8)	☐
Employer securities/real property in Profit Sharing Plans/401(k) Plans (8.02(A)(13)(a)). The Plan limit on investment in qualifying Employer securities/real property is ______%. (Specify a percentage which is less than 100%.)

	(9)	☐	Provisions relating to insurance and insurance company (9.08). The following provisions apply: (Specify such language as necessary to accommodate life insurance Contracts the Plan holds.)
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[Note: The provisions in this Election 54(h)(9) may override provisions in Article IX of the Plan, but must be consistent with all other provisions of the Plan and Applicable Law.]

(i)	☐
Code Sections 415/416 (Article XI) override (11.02(A)(1)). Because of the required aggregation of multiple plans, to satisfy Code §§415 and/or 416, the following overriding provisions apply:                     . (Specify such language as necessary to satisfy §§415 and 416.)

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APPENDIX C
LIST OF GROUP TRUST FUNDS/PERMISSIBLE TRUST AMENDMENTS
55. ☐ INVESTMENT IN GROUP TRUST FUND (8.09). The nondiscretionary Trustee, as directed or the discretionary Trustee acting without direction (and in addition to the discretionary Trustee’s authority to invest in its own funds under Section 8.02(A)(3)), may invest in any of the following group trust funds:                                                                              . (Specify the names of one or more group trust funds in which the Plan can invest).
[Note: A discretionary or nondiscretionary Trustee also may invest in any group trust fund authorized by an independent Named Fiduciary.]
56. ☐ PERMISSIBLE TRUST AMENDMENTS (8.11). The Employer makes the following amendments to the Trust as permitted under Rev. Proc. 2005-16, Section 5.09 (Choose one or more of (a) through (c) as applicable):
[Note: Any amendment under this Election 56 must not: (i) conflict with any Plan provision unrelated to the Trust or Trustee; or (ii) cause the Plan to violate Code §401(a). The amendment may override, add to, delete or otherwise modify the Trust provisions. Do not use this Election 56 to substitute another pre-approved trust for the Trust. See Election 5(c) as to a substitute trust.]
(a)	☐	Investments. The Employer amends the Trust provisions relating to Trust investments as follows:

.

(b)	☐	Duties. The Employer amends the Trust provisions relating to Trustee (or Custodian) duties as follows:

.

(c)	☐	Other administrative provisions. The Employer amends the other administrative provisions of the Trust as follows:

.
© 2008 Branch Banking and Trust Company

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Nonstandardized 401(k) Plan
APPENDIX D
TABLE I: ACTUARIAL FACTORS
UP-1984
Without Setback

Number of years
from attained age
at the end of Plan Year until
Normal Retirement Age	7.50%	8.00%	8.50%
0	8.458	8.196	7.949
1	7.868	7.589	7.326
2	7.319	7.027	6.752
3	6.808	6.506	6.223
4	6.333	6.024	5.736
5	5.891	5.578	5.286
6	5.480	5.165	4.872
7	5.098	4.782	4.491
8	4.742	4.428	4.139
9	4.412	4.100	3.815
10	4.104	3.796	3.516
11	3.817	3.515	3.240
12	3.551	3.255	2.986
13	3.303	3.014	2.752
14	3.073	2.790	2.537
15	2.859	2.584	2.338
16	2.659	2.392	2.155
17	2.474	2.215	1.986
18	2.301	2.051	1.831
19	2.140	1.899	1.687
20	1.991	1.758	1.555
21	1.852	1.628	1.433
22	1.723	1.508	1.321
23	1.603	1.396	1.217
24	1.491	1.293	1.122
25	1.387	1.197	1.034
26	1.290	1.108	0.953
27	1.200	1.026	0.878
28	1.116	0.950	0.810
29	1.039	0.880	0.746
30	0.966	0.814	0.688
31	0.899	0.754	0.634
32	0.836	0.698	0.584
33	0.778	0.647	0.538
34	0.723	0.599	0.496
35	0.673	0.554	0.457
36	0.626	0.513	0.422
37	0.582	0.475	0.389
38	0.542	0.440	0.358
39	0.504	0.407	0.330
40	0.469	0.377	0.304
41	0.436	0.349	0.280
42	0.406	0.323	0.258
43	0.377	0.299	0.238
44	0.351	0.277	0.219
45	0.327	0.257	0.202
Note: A Participant’s Actuarial Factor under Table I is the factor corresponding to the number of years until the Participant reaches his/her Normal Retirement Age under the Plan. A Participant’s age as of the end of the current Plan Year is his/her age on his/her last birthday. For any Plan Year beginning on or after the Participant’s attainment of Normal Retirement Age, the factor for “zero” years applies.
© 2008 Branch Banking and Trust Company

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Nonstandardized 401(k) Plan
APPENDIX D
TABLE II: ADJUSTMENT TO ACTUARIAL FACTORS FOR NORMAL RETIREMENT AGE
OTHER THAN 65
UP-1984
Without Setback

Normal Retirement
Age	7.50%	8.00%	8.50%
55	1.2242	1.2147	1.2058
56	1.2043	1.1959	1.1879
57	1.1838	1.1764	1.1694
58	1.1627	1.1563	1.1503
59	1.1411	1.1357	1.1305
60	1.1188	1.1144	1.1101
61	1.0960	1.0925	1.0891
62	1.0726	1.0700	1.0676
63	1.0488	1.0471	1.0455
64	1.0246	1.0237	1.0229
65	1.0000	1.0000	1.0000
66	0.9752	0.9760	0.9767
67	0.9502	0.9518	0.9533
68	0.9251	0.9274	0.9296
69	0.8998	0.9027	0.9055
70	0.8740	0.8776	0.8810
71	0.8478	0.8520	0.8561
72	0.8214	0.8261	0.8307
73	0.7946	0.7999	0.8049
74	0.7678	0.7735	0.7790
75	0.7409	0.7470	0.7529
76	0.7140	0.7205	0.7268
77	0.6874	0.6942	0.7008
78	0.6611	0.6682	0.6751
79	0.6349	0.6423	0.6494
80	0.6090	0.6165	0.6238
Note: Use Table II only if the Normal Retirement Age for any Participant is not 65. If a Participant’s Normal Retirement Age is not 65, adjust Table I by multiplying all factors applicable to that Participant in Table I by the appropriate Table II factor.
© 2008 Branch Banking and Trust Company

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Nonstandardized 401(k) Plan
PPD ADOPTION AGREEMENT
ADMINISTRATIVE CHECKLIST
This Administrative Checklist (“AC”) is not part of the Adoption Agreement or Plan but is for the use of the Plan Administrator in administering the Plan. Relius software also uses the AC and the following Supporting Forms Checklist (“SFC”) in preparing the Plan’s SPD and some administrative forms, such as the Loan Policy, if applicable.
The plan document preparer need not complete the AC but may find it useful to do so. The preparer may modify the AC, including adding items, without affecting reliance on the Plan’s opinion or advisory letter since the AC is not part of the approved Plan. Any change to this AC is not a Plan amendment and is not subject to any Plan provision or to Applicable Law regarding the timing or form of Plan amendments. However, the Plan Administrator’s administration of any AC item must be in accordance with applicable Plan terms and with Applicable Law.
The AC reflects the Plan policies and operation as of the date set forth above and may also reflect Plan policies and operation pre-dating the specified date.
AC1. PLAN LOANS (7.06). The Plan permits or does not permit Participant Loans as follows (Choose one of (a) or (b)):

(a)	☐	Does not permit.
(b)	☒	Permitted pursuant to the Loan Policy. See SFC Election 69 to complete Loan Policy.
AC2. PARTICIPANT DIRECTION OF INVESTMENT (7.03(B)). The Plan permits Participant direction of investment or does not permit Participant direction of investment as to some or all Accounts as follows (Choose one of (a) or (b)):

(a)	☐	Does not permit. The Plan does not permit Participant direction of investment of any Account.
(b)	☒	Permitted as follows. The Plan permits Participant direction of investment. (Complete (1) through (4)):
		(1)	Accounts affected. (Choose a. or choose one or more of b. through f.):
			a.	☒	All Accounts.
			b.	☐	Elective Deferral Accounts (Pre-tax and Roth) and Employee Contributions.
			c.	☐	All Nonelective Contribution Accounts.
			d.	☐	All Matching Contribution Accounts.
			e.	☐	All Rollover Contribution and Transfer Accounts.
			f.	☐	Specify Accounts:
		(2)	Restrictions on Participant direction (Choose one of a. or b.):
			a.	☐	None. Provided the investment does not result in a prohibited transaction, give rise to UBTI, create administrative problems or violate the Plan terms or Applicable Law.
			b.	☐	Restrictions:
		(3)	ERISA §404(c). (Choose one of a. or b.):
			a.	☒	Applies.
			b.	☐	Does not apply.
		(4)	QDIA (Qualified Default Investment Alternative). (Choose one of a. or b.):
			a.	☒	Applies. See SFC Election 112 for details.
			b.	☐	Does not apply.
AC3. ROLLOVER CONTRIBUTIONS (3.08). The Plan permits or does not permit Rollover Contributions as follows (Choose one of (a) or (b)):

(a)	☐	Does not permit.
(b)	☒	Permits. Subject to approval by the Plan Administrator and as further described below (Complete (1) and (2)):
		(1)	Who may roll over. (Choose one of a. or b.):
			a.	☐	Participants only.
			b.	☒	Eligible Employees or Participants.
		(2)	Sources/Types. The Plan will accept a Rollover Contribution (Choose one of a. or b.):
			a.	☒	All. From any Eligible Retirement Plan and as to all Contribution Types eligible to be rolled into this Plan.
			b.	☐	Limited. Only from the following types of Eligible Retirement Plans and/or as to the following Contribution Types: .
AC4. PLAN EXPENSES (7.04(C)). The Employer will pay or the Plan will be charged with non-settlor Plan expenses as follows (Choose one of (a) or (b)):

(a)	☒	Employer pays all expenses except those intrinsic to Trust assets which the Plan will pay (e.g., brokerage commissions).
(b)	☐	Plan pays some or all non-settlor expenses. See SFC Election 126 for details.
© 2008 Branch Banking and Trust Company

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Nonstandardized 401(k) Plan
AC5. RELATED AND PARTICIPATING EMPLOYERS (1.23(C)/(D)). There are or are not Related Employers and Participating Employers as follows (Complete (a) through (c)):

(a)	Related Employers. (Choose one of (1) or (2)):
	(1)	☐	None.
	(2)	☐	Name(s) of Related Employers:
(b)	Participating (Related) Employers. (Choose one of (1) or (2)):
	(1)	☐	None.
	(2)	☒	Name(s) of Participating Employers: Peoples Finance Company See SFC Election 71 for details.
(c)	Former Participating Employers. (Choose one of (1) or (2)):
	(1)	☐	None.
	(2)	☐	Applies.

Name(s)	Date of cessation

AC6. TOP-HEAVY MINIMUM-MULTIPLE PLANS (10.03). If the Employer maintains another plan, this Plan provides that the Plan Administrator operationally will determine in which plan the Employer will satisfy the Top-Heavy Minimum Contribution (or benefit) requirement as to Non-Key Employees who participate in such plans and who are entitled to a Top-Heavy Minimum Contribution (or benefit). This Election documents the Plan Administrator’s operational election. (Choose (a) or choose one of (b) or (c)):

(a)	☐	Does not apply.
(b)	☐	If only another Defined Contribution Plan. Make the Top-Heavy Minimum Allocation (Choose one of (1) or (2)):
	(1)	☐	To this Plan.
	(2)	☐	To another Defined Contribution Plan: &n bsp; (plan name)
(c)	☒	If one or more Defined Benefit Plans. Make the Top-Heavy Minimum Allocation or provide the top-heavy minimum benefit (Choose one of (1), (2), or (3)):
	(1)	☒	To this Plan. Increase the Top-Heavy Minimum Allocation to 5%.
	(2)	☐	To another Defined Contribution Plan. Increase the Top-Heavy Minimum Allocation to 5% and provide under the: (name of other Defined Contribution Plan).
	(3)	☐	To a Defined Benefit Plan. Provide the 2% top-heavy minimum benefit under the: (name of Defined Benefit Plan) and applying the following interest rate and mortality assumptions: .
AC7. SELF-EMPLOYED PARTICIPANTS (1.21(A)). One or more self-employed Participants with Earned Income benefits in the Plan as follows (Choose one of (a) or (b)):

(a)	☒	None.
(b)	☐	Applies.
AC8. PROTECTED BENEFITS (11.02(C)). The following Protected Benefits no longer apply to all Participants or do not apply to designated amounts/Participants as indicated, having been eliminated by a Plan amendment (Choose one of (a) or (b)):

(a)	☐	Does not apply. No Protected Benefits have been eliminated.
(b) ☒ Applies. Protected Benefits have been eliminated as follows (Choose one or more of rows (1) through (4) as applicable. Choose one of columns (1), (2), or (3), and complete column (4)):

			(1)	(2)	(3)	(4)
			All	Post-E.D.	Post-E.D.	Effective
			Participants/	Contribution	Participants	Date
			Accounts	Accounts only	only	(E.D.)
(1)	☒	QJSA/QPSA distributions	☒	☐	☐	January 1, 2007
(2)	☐	Installment distributions	☐	☐	☐
(3)	☐	In-kind distributions	☐	☐	☐
(4)	☐	Specify:
AC9. LIFE INSURANCE (9.01). The Trust invests or does not invest in life insurance Contracts as follows (Choose one of (a) or (b)):

(a)	☒	Does not apply.
(b)	☐	Applies. Subject to the limitations and other provisions in Article IX and/or Appendix B.
AC10. DISTRIBUTION OF CASH OR PROPERTY (8.04). The Plan provides for distribution in the form of (Choose one of (a) or (b)):

(a)	☐	Cash only. Except where property distribution is required or permitted under Section 8.04.
(b)	☒	Cash or property. At the distributee’s election and consistent with any Plan Administrator policy under Section 8.04.
AC11. EMPLOYER SECURITIES/EMPLOYER REAL PROPERTY (8.02(A)(13)). The Trust invests or does not invest in qualifying Employer securities and/or qualifying Employer real property as follows (Choose one of (a) or (b)):

(a)	☐	Does not apply.
(b)	☒	Applies. Such investments are subject to the limitations of Section 8.02(A)(13) and/or Appendix B.
© 2008 Branch Banking and Trust Company

2

STANLEY, HUNT, DUPREE & RHINE, INC.
(Formerly known as W. E. Stanley & Company, Inc.)
DEFINED CONTRIBUTION PROTOTYPE PLAN AND TRUST

Defined Contribution Plan
TABLE OF CONTENTS
ARTICLE I
DEFINITIONS
ARTICLE II
ADMINISTRATION

2.1 POWERS AND RESPONSIBILITIES OF THE EMPLOYER	12
2.2 DESIGNATION OF ADMINISTRATIVE AUTHORITY	13
2.3 ALLOCATION AND DELEGATION OF RESPONSIBILITIES	13
2.4 POWERS AND DUTIES OF THE ADMINISTRATOR	13
2.5 RECORDS AND REPORTS	14
2.6 APPOINTMENT OF ADVISERS	14
2.7 INFORMATION FROM EMPLOYER	14
2.8 PAYMENT OF EXPENSES	14
2.9 MAJORITY ACTIONS	15
2.10 CLAIMS PROCEDURE	15
2.11 CLAIMS REVIEW PROCEDURE	15

ARTICLE III
ELIGIBILITY

3.1 CONDITIONS OF ELIGIBILITY	15
3.2 EFFECTIVE DATE OF PARTICIPATION	15
3.3 DETERMINATION OF ELIGIBILITY	16
3.4 TERMINATION OF ELIGIBILITY	16
3.5 REHIRED EMPLOYEES AND BREAKS IN SERVICE	16
3.6 ELECTION NOT TO PARTICIPATE	17
3.7 CONTROL OF ENTITIES BY OWNER-EMPLOYEE	17

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1 FORMULA FOR DETERMINING EMPLOYER’S CONTRIBUTION	17
4.2 TIME OF PAYMENT OF EMPLOYER’S CONTRIBUTION	17
4.3 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	17
4.4 MAXIMUM ANNUAL ADDITIONS	22
4.5 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	25
4.6 ROLLOVERS	26
4.7 PLAN TO PLAN TRANSFERS FROM QUALIFIED PLANS	27
4.8 VOLUNTARY EMPLOYEE CONTRIBUTIONS	27
4.9 QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS	28
4.10 DIRECTED INVESTMENT ACCOUNT	28
4.11 INTEGRATION IN MORE THAN ONE PLAN	30
4.12 QUALIFIED MILITARY SERVICE	30
© 2001 Stanley, Hunt, DuPree & Rhine, Inc. (formerly known as W.E. Stanley & Company, Inc.)

i

Defined Contribution Plan

ARTICLE V
VALUATIONS

5.1 VALUATION OF THE TRUST FUND	30
5.2 METHOD OF VALUATION	30

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1 DETERMINATION OF BENEFITS UPON RETIREMENT	30
6.2 DETERMINATION OF BENEFITS UPON DEATH	30
6.3 DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	31
6.4 DETERMINATION OF BENEFITS UPON TERMINATION	32
6.5 DISTRIBUTION OF BENEFITS	33
6.6 DISTRIBUTION OF BENEFITS UPON DEATH	37
6.7 TIME OF DISTRIBUTION	40
6.8 DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY	40
6.9 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	40
6.10 IN-SERVICE DISTRIBUTION	40
6.11 ADVANCE DISTRIBUTION FOR HARDSHIP	41
6.12 SPECIAL RULE FOR CERTAIN PROFIT SHARING PLANS	41
6.13 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	42
6.14 DIRECT ROLLOVERS	42
6.15 TRANSFER OF ASSETS FROM A MONEY PURCHASE PLAN	42
6.16 ELECTIVE TRANSFERS OF BENEFITS TO OTHER PLANS	43

ARTICLE VII
TRUSTEE AND CUSTODIAN

7.1 BASIC RESPONSIBILITIES OF THE TRUSTEE	43
7.2 INVESTMENT POWERS AND DUTIES OF DISCRETIONARY TRUSTEE	44
7.3 INVESTMENT POWERS AND DUTIES OF NONDISCRETIONARY TRUSTEE	46
7.4 POWERS AND DUTIES OF CUSTODIAN	47
7.5 LIFE INSURANCE	48
7.6 LOANS TO PARTICIPANTS	48
7.7 MAJORITY ACTIONS	49
7.8 TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES	49
7.9 ANNUAL REPORT OF THE TRUSTEE	50
7.10 AUDIT	50
7.11 RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE	50
7.12 TRANSFER OF INTEREST	51
7.13 TRUSTEE INDEMNIFICATION	51
7.14 EMPLOYER SECURITIES AND REAL PROPERTY	51

ARTICLE VIII
AMENDMENT, TERMINATION AND MERGERS
8.1 AMENDMENT	51
© 2001 Stanley, Hunt, DuPree & Rhine, Inc. (formerly known as W.E. Stanley & Company, Inc.)

Defined Contribution Plan

8.2 TERMINATION	52
8.3 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	52

ARTICLE IX TOP HEAVY PROVISIONS

9.1 TOP HEAVY PLAN REQUIREMENTS	52
9.2 DETERMINATION OF TOP HEAVY STATUS	53

ARTICLE X
MISCELLANEOUS

10.1 EMPLOYER ADOPTIONS	54
10.2 PARTICIPANT’S RIGHTS	54
10.3 ALIENATION	54
10.4 CONSTRUCTION OF PLAN	55
10.5 GENDER AND NUMBER	55
10.6 LEGAL ACTION	55
10.7 PROHIBITION AGAINST DIVERSION OF FUNDS	55
10.8 EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE	55
10.9 INSURER’S PROTECTIVE CLAUSE	55
10.10 RECEIPT AND RELEASE FOR PAYMENTS	56
10.11 ACTION BY THE EMPLOYER	56
10.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	56
10.13 HEADINGS	56
10.14 APPROVAL BY INTERNAL REVENUE SERVICE	56
10.15 UNIFORMITY	56
10.16 PAYMENT OF BENEFITS	56

ARTICLE XI
PARTICIPATING EMPLOYERS

11.1 ELECTION TO BECOME A PARTICIPATING EMPLOYER	57
11.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS	57
11.3 DESIGNATION OF AGENT	57
11.4 EMPLOYEE TRANSFERS	57
11.5 PARTICIPATING EMPLOYER’S CONTRIBUTION AND FORFEITURES	57
11.6 AMENDMENT	57
11.7 DISCONTINUANCE OF PARTICIPATION	57
11.8 ADMINISTRATOR’S AUTHORITY	58
11.9 PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE	58

ARTICLE XII
CASH OR DEFERRED PROVISIONS

12.1 FORMULA FOR DETERMINING EMPLOYER’S CONTRIBUTION	58
12.2 PARTICIPANT’S SALARY REDUCTION ELECTION	59
12.3 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	61
© 2001 Stanley, Hunt, DuPree & Rhine, Inc. (formerly known as W.E. Stanley & Company, Inc.)

Defined Contribution Plan

12.4 ACTUAL DEFERRAL PERCENTAGE TESTS	62
12.5 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS	64
12.6 ACTUAL CONTRIBUTION PERCENTAGE TESTS	66
12.7 ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS	68
12.8 SAFE HARBOR PROVISIONS	71
12.9 ADVANCE DISTRIBUTION FOR HARDSHIP	72

ARTICLE XIII
SIMPLE 401(K) PROVISIONS

13.1 SIMPLE 401(k) PROVISIONS	73
13.2 DEFINITIONS	74
13.3 CONTRIBUTIONS	74
13.4 ELECTION AND NOTICE REQUIREMENTS	74
13.5 VESTING REQUIREMENTS	75
13.6 TOP-HEAVY RULES	75
13.7 NONDISCRIMINATION TESTS	75
© 2001 Stanley, Hunt, DuPree & Rhine, Inc. (formerly known as W.E. Stanley & Company, Inc.)

Defined Contribution Plan
ARTICLE I
DEFINITIONS
     As used in this Plan, the following words and phrases shall have the meanings set forth herein unless a different meaning is clearly required by the context:
     1.1 “ACP” means the “Actual Contribution Percentage” determined pursuant to Section 12.6(e).
     1.2 “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
     1.3 “ADP” means the “Actual Deferral Percentage” determined pursuant to Section 12.4(e).
     1.4 “Administrator” means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.
     1.5 “Adoption Agreement” means the separate agreement which is executed by the Employer and sets forth the elective provisions of this Plan and Trust as specified by the Employer.
     1.6 “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).
     1.7 “Anniversary Date” means the last day of the Plan Year.
     1.8 “Annuity Starting Date” means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.
     1.9 “Beneficiary” means the person (or entity) to whom all or a portion of a deceased Participant’s interest in the Plan is payable, subject to the restrictions of Sections 6.2 and 6.6.
     1.10 “Code” means the Internal Revenue Code of 1986, as amended.
     1.11 “Compensation” with respect to any Participant means one of the following as elected in the Adoption Agreement:
     (a) Information required to be reported under Code Sections 6041, 6051 and 6052 (Wages, tips and other compensation as reported on Form W-2). Compensation means wages, within the meaning of Code Section 3401(a), and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
     (b) Code Section 3401(a) Wages. Compensation means an Employee’s wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).
     (c) 415 Safe-Harbor Compensation. Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c))), and excluding the following:
(1) Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are excludable from the Employee’s gross income, or any distributions from a plan of deferred compensation;
© 2001 Stanley, Hunt, DuPree & Rhine, Inc. (formerly known as W.E. Stanley & Company, Inc.)

Defined Contribution Plan
(2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
(4) Other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).
          However, Compensation for any Self-Employed Individual shall be equal to Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as otherwise provided in this Plan, the determination period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the determination period shall be the Plan Year.
          Notwithstanding the above, if elected in the Adoption Agreement, Compensation shall include all of the following types of elective contributions and all of the following types of deferred compensation:
     (a) Elective contributions that are made by the Employer on behalf of a Participant that are not includible in gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b), and for Plan Years beginning on or after January 1, 2001 (or as of a date, no earlier than January 1, 1998, as specified in an addendum to the Adoption Agreement), 132(f)(4);
     (b) Compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b); and
     (c) Employee contributions (under governmental plans) described in Code Section 414(h)(2) that are picked up by the employing unit and thus are treated as Employer contributions.
          For Plan Years beginning on or after January 1, 1989, and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.
          For Plan Years beginning on or after January 1, 1994, Compensation in excess of $150,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections. Such amount shall be adjusted by the Commissioner for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the $150,000 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).
          If Compensation for any prior determination period is taken into account in determining a Participant’s allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000.
          Notwithstanding the foregoing, except as otherwise elected in a non-standardized Adoption Agreement, the family member aggregation rules of Code Sections 401(a)(17) and 414(q)(6) as in effect prior to the enactment of the Small Business Job Protection Act of 1996 shall not apply to this Plan effective with respect to Plan Years beginning after December 31, 1996.
          If, in the Adoption Agreement, the Employer elects to exclude a class of Employees from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate during a determination period shall only include Compensation while the Employee is an Eligible Employee.
          If, in connection with the adoption of any amendment, the definition of Compensation has been modified, then, except as otherwise provided herein, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the terms of the Plan then in effect.
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     1.12 “Contract” or “Policy” means any life insurance policy, retirement income policy, or annuity contract (group or individual) issued by the Insurer. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.
     1.13 “Designated Investment Alternative” means a specific investment identified by name by the Employer (or such other Fiduciary who has been given the authority to select investment options) as an available investment under the Plan to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.
     1.14 “Directed Investment Option” means a Designated Investment Alternative and any other investment permitted by the Plan and the Participant Direction Procedures to which Plan assets may be invested pursuant to the investment direction of a Participant.
     1.15 “Early Retirement Date” means the date specified in the Adoption Agreement on which a Participant or Former Participant has satisfied the requirements specified in the Adoption Agreement (Early Retirement Age). If elected in the Adoption Agreement, a Participant shall become fully Vested upon satisfying such requirements if the Participant is still employed at the Early Retirement Age.
          A Former Participant who separates from service after satisfying any service requirement but before satisfying the age requirement for Early Retirement Age and who thereafter reaches the age requirement contained herein shall be entitled to receive benefits under this Plan (other than any accelerated vesting and allocations of Employer Contributions) as though the requirements for Early Retirement Age had been satisfied.
     1.16 “Earned Income” means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions made by the Employer to a qualified plan to the extent deductible under Code Section 404. In addition, net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f), for taxable years beginning after December 31, 1989.
     1.17 “Elective Deferrals” means the Employer’s contributions to the Plan that are made pursuant to a Participant’s deferral election pursuant to Section 12.2, excluding any such amounts distributed as “excess annual additions” pursuant to Section 4.5. Elective Deferrals shall be subject to the requirements of Sections 12.2(b) and 12.2(c) and shall, except as otherwise provided herein, be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(2), the provisions of which are specifically incorporated herein by reference.
     1.18 “Eligible Employee” means any Eligible Employee as elected in the Adoption Agreement and as provided herein. With respect to a non-standardized Adoption Agreement, an individual shall not be an “Eligible Employee” if such individual is not reported on the payroll records of the Employer as a common law employee. In particular, it is expressly intended that individuals not treated as common law employees by the Employer on its payroll records are not “Eligible Employees” and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. Furthermore, with respect to a non-standardized Adoption Agreement, Employees of an Affiliated Employer will not be treated as “Eligible Employees” prior to the date the Affiliated Employer adopts the Plan as a Participating Employer.
          Except as otherwise provided in this paragraph, if the Employer does not elect in the Adoption Agreement to include Employees who became Employees as the result of a “Code Section 410(b)(6)(C) transaction,” then such Employees will only be “Eligible Employees” after the expiration of the transition period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A “Code Section 410(b)(6)(C) transaction” is an asset or stock acquisition, merger, or similar transaction involving a change in the Employer of the Employees of a trade or business that is subject to the special rules set forth in Code Section 410(b)(6)(C). However, regardless of any election made in the Adoption Agreement, if a separate entity becomes an Affiliate Employer as the result of a “Code Section 410(b)(6)(C) transaction,” then Employees of such separate entity will not be treated as “Eligible Employees” prior to the date the entity adopts the Plan as a Participating Employer or, with respect to a standardized Adoption Agreement, if earlier, the expiration of the transition period set forth above.
          If, in the Adoption Agreement, the Employer elects to exclude union employees, then Employees whose employment is governed by a collective bargaining agreement between the Employer and “employee representatives” under which retirement benefits were the subject of good faith bargaining and if two percent (2%) or less of the Employees covered pursuant to that agreement are professionals as defined in Regulation 1.410(b)-9, shall not be eligible to participate in this Plan. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.
          If, in the Adoption Agreement, the Employer elects to exclude non-resident aliens, then Employees who are non-resident aliens (within the meaning of Code Section 7701(b)(1)(B)) who received no earned income (within the meaning of
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Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in this Plan.
     1.19 “Employee” means any person who is employed by the Employer. The term “Employee” shall also include any person who is an employee of an Affiliated Employer and any Leased Employee deemed to be an Employee as provided in Code Section 414(n) or (o).
     1.20 “Employer” means the entity specified in the Adoption Agreement, any successor which shall maintain this Plan and any predecessor which has maintained this Plan. In addition, unless the context means otherwise, the term “Employer” shall include any Participating Employer (as defined in Section 11.1) which shall adopt this Plan.
     1.21 “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of:
     (a) The aggregate “Contribution Percentage Amounts” (as defined in Section 12.6) actually made on behalf of Highly Compensated Participants for such Plan Year and taken into account in computing the numerator of the ACP, over
     (b) The maximum “Contribution Percentage Amounts” permitted by the ACP test in Section 12.6 (determined by reducing contributions made on behalf of Highly Compensated Participants in order of their “Contribution Percentages” beginning with the highest of such percentages).
          Such determination shall be made after first taking into account corrections of any Excess Deferrals pursuant to Section 12.2 and then taking into account adjustments of any Excess Contributions pursuant to Section 12.5.
     1.22 “Excess Compensation” means, with respect to a Plan that is integrated with Social Security (permitted disparity), a Participant’s Compensation which is in excess of the integration level elected in the Adoption Agreement.
          However, if Compensation is based on less than a twelve (12) month determination period, Excess Compensation shall be determined by reducing the integration level by a fraction, the numerator of which is the number of full months in the short period and the denominator of which is twelve (12).
     1.23 “Excess Contributions” means, with respect to any Plan Year, the excess of:
     (a) The aggregate amount of Employer contributions actually made on behalf of Highly Compensated Participants for such Plan Year and taken into account in computing the numerator of the ADP, over
     (b) The maximum amount of such contributions permitted by the ADP test in Section 12.4 (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios, beginning with the highest of such ratios).
          In determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferrals previously distributed to such affected Highly Compensated Participant for the Participant’s taxable year ending with or within such Plan Year.
     1.24 “Excess Deferrals” means, with respect to any taxable year of a Participant, those elective deferrals (within the meaning of Code Section 402(g)) that are includible in the Participant’s gross income under Code Section 402(g) to the extent such Participant’s elective deferrals for the taxable year exceed the dollar limitation under such Code Section. Excess Deferrals shall be treated as an “Annual Addition” pursuant to Section 4.4 when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant’s taxable year in which the Excess Deferral was made. Additionally, for purposes of Sections 4.3(f) and 9.2, Excess Deferrals shall continue to be treated as Employer contributions even if distributed pursuant to Section 12.2(e). However, Excess Deferrals of Non-Highly Compensated Participants are not taken into account for purposes of Section 12.4.
     1.25 “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.
     1.26 “Fiscal Year” means the Employer’s accounting year.
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     1.27 “Forfeiture” means, with respect to a Former Participant who has severed employment, that portion of the Participant’s Account that is not Vested. Unless otherwise elected in the Adoption Agreement, Forfeitures occur pursuant to (a) below.
(a) A Forfeiture will occur on the earlier of:
(1) The last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, or
(2) The distribution of the entire Vested portion of the Participant’s Account of a Former Participant who has severed employment with the Employer. For purposes of this provision, if the Former Participant has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs.
     (b) If elected in the Adoption Agreement, a Forfeiture will occur as of the last day of the Plan Year in which the Former Participant incurs five (5) 1-Year Breaks in Service.
          Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term “Forfeiture” shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.
     1.28 “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.
     1.29 “414(s) Compensation” means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.
     1.30 “415 Compensation” means, with respect to any Participant, such Participant’s (a) Wages, tips and other compensation on Form W-2, (b) Section 3401(a) wages or (c) 415 safe-harbor compensation as elected in the Adoption Agreement for purposes of Compensation. 415 Compensation shall be based on the full Limitation Year regardless of when participation in the Plan commences. Furthermore, regardless of any election made in the Adoption Agreement, with respect to Limitation Years beginning after December 31, 1997, 415 Compensation shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Section 125, 457, and, for Limitation Years beginning on or after January 1, 2001 (or as of a date, no earlier than January 1, 1998, as specified in an addendum to the Adoption Agreement), 132(f)(4). For Limitation Years beginning prior to January 1, 1998, 415 Compensation shall exclude such amounts.
          Except as otherwise provided herein, if, in connection with the adoption of any amendment, the definition of 415 Compensation has been modified, then for Plan Years prior to the Plan Year which includes the adoption date of such amendment, 415 Compensation means compensation determined pursuant to the terms of the Plan then in effect.
     1.31 “Highly Compensated Employee” means, effective for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:
     (a) was a “five percent (5%) owner” as defined in Section 1.37(c) at any time during the “determination year” or the “look-back year”; or
     (b) for the “look-back year” had 415 Compensation from the Employer in excess of $80,000 and, if elected in the Adoption Agreement, was in the Top-Paid Group for the “look-back year.” The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.
          The “determination year” means the Plan Year for which testing is being performed and the “look-back year” means the immediately preceding twelve (12) month period. However, if the calendar year data election is made in the Adoption Agreement, for purposes of (b) above, the “look-back year” shall be the calendar year beginning within the twelve (12) month period immediately preceding the “determination year.” Notwithstanding the preceding sentence, if the calendar year data election is effective with respect to a Plan Year beginning in 1997, then for such Plan Year the “look-back year” shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the “determination year” shall be the period of time, if any, which extends beyond the “look-back year” and ends on the last day of the Plan Year for which testing is being performed.
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          A highly compensated former employee is based on the rules applicable to determining highly compensated employee status as in effect for that “determination year,” in accordance with Regulation 1.414(q)-1T, A-4 and IRS Notice 97-45 (or any superseding guidance).
          In determining whether an employee is a Highly Compensated Employee for a Plan Year beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.
          For purposes of this Section, for Plan Years beginning prior to January 1, 1998, the determination of 415 Compensation shall be made by including amounts that would otherwise be excluded from a Participant’s gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, for Plan Years beginning on or after January 1, 2001 (or as of a date, no earlier than January 1, 1998, as specified in an addendum to the Adoption Agreement), 132(f)(4), and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).
          In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans.
     1.32 “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.
     1.33 “Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, incapacity (including disability), jury duty, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).
          Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Furthermore, for purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
          Hours of Service will be credited for employment with all Affiliated Employers and for any individual considered to be a Leased Employee pursuant to Code Section 414(n) or 414(o) and the Regulations thereunder. Furthermore, the provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.
          Hours of Service will be determined on the basis of the method elected in the Adoption Agreement.
     1.34 “Insurer” means any legal reserve insurance company which has issued or shall issue one or more Contracts or Policies under the Plan.
     1.35 “Investment Manager” means a Fiduciary as described in Act Section 3(38).
     1.36 “Joint and Survivor Annuity” means an annuity for the life of a Participant with a survivor annuity for the life of the Participant’s spouse which is not less than fifty percent (50%), nor more than one-hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and the Participant’s spouse which can be purchased with the Participant’s Vested interest in the Plan reduced by any outstanding loan balances pursuant to Section 7.6.
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     1.37 “Key Employee” means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of such Employee’s or former Employee’s Beneficiaries) is considered a Key Employee if, the individual at any time during the Plan Year that contains the “Determination Date” (as defined in Section 9.2(c)) or any of the preceding four (4) Plan Years, has been included in one of the following categories:
     (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual 415 Compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year;
     (b) one of the ten Employees having annual 415 Compensation from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent (1/2%) interest and the largest interests in the Employer;
     (c) a “five percent (5%) owner” of the Employer. “Five percent (5%) owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the value of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer; and
     (d) a “one percent (1%) owner” of the Employer having annual 415 Compensation from the Employer of more than $150,000. “One percent (1%) owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the value of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.
          In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account. Furthermore, for purposes of this Section, for Plan Years beginning prior to January 1, 1998, the determination of 415 Compensation shall be made by including amounts that would otherwise be excluded from a Participant’s gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, for Plan Years beginning on or after January 1, 2001 (or as of a date, no earlier than January 1, 1998, as specified in an addendum to the Adoption Agreement), 132(f)(4), and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).
     1.38 “Late Retirement Date” means the date of, or the first day of the month or the Anniversary Date coinciding with or next following, whichever corresponds to the election in the Adoption Agreement for the Normal Retirement Date, a Participant’s actual retirement after having reached the Normal Retirement Date.
     1.39 “Leased Employee” means, effective with respect to Plan Years beginning on or after January 1, 1997, any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer.
          A Leased Employee shall not be considered an employee of the recipient Employer if: (a) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), but for Plan Years beginning prior to January 1, 1998, including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b), or for Plan Years beginning on or after January 1, 2001 (or as of a date, no earlier than January 1, 1998, as specified in an addendum to the Adoption Agreement), 132(f)(4), (2) immediate participation, and (3) full and immediate vesting; and (b) leased employees do not constitute more than twenty percent (20%) of the recipient Employer’s nonhighly compensated workforce.
     1.40 “Limitation Year” means the determination period used to determine Compensation. However, the Employer may elect a different Limitation Year in the Adoption Agreement or by adopting a written resolution to such effect. All qualified plans maintained by the Employer must use the same Limitation Year. Furthermore, unless there is a change to a new Limitation Year, the Limitation Year will be a twelve (12) consecutive month period. In the case of an initial Limitation Year, the Limitation Year will be the twelve (12) consecutive month period ending on the last day of the period specified in the Adoption
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Defined Contribution Plan
Agreement (or written resolution). If the Limitation Year is amended to a different twelve (12) consecutive month period, the new “Limitation Year” must begin on a date within the “Limitation Year” in which the amendment is made.
     1.41 “Net Profit” means, with respect to any Fiscal Year, the Employer’s net income or profit for such Fiscal Year determined upon the basis of the Employer’s books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan and any other qualified plan.
     1.42 “Non-Elective Contribution” means the Employer’s contributions to the Plan other than Elective Deferrals, any Qualified Non-Elective Contributions and any Qualified Matching Contributions. Employer matching contributions which are not Qualified Matching Contributions shall be considered a Non-Elective Contribution for purposes of the Plan.
     1.43 “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee. However, if pursuant to Sections 12.4 or 12.6 the prior year testing method is used to calculate the ADP or the ACP, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.
     1.44 “Non-Key Employee” means any Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not, and has never been, a Key Employee.
     1.45 “Normal Retirement Age” means the age elected in the Adoption Agreement at which time a Participant’s Account shall be nonforfeitable (if the Participant is employed by the Employer on or after that date).
     1.46 “Normal Retirement Date” means the date elected in the Adoption Agreement.
     1.47 “1-Year Break in Service” means, if the Hour of Service Method is elected in the Adoption Agreement, the applicable computation period during which an Employee or former Employee has not completed more than 500 Hours of Service. Further, solely for the purpose of determining whether an Employee has incurred a 1-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.
          “Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.
          A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.
          If the Elapsed Time Method is elected in the Adoption Agreement, a “1-Year Break in Service” means a twelve (12) consecutive month period beginning on the severance from service date or any anniversary thereof and ending on the next succeeding anniversary of such date; provided, however, that the Employee or former Employee does not perform an Hour of Service for the Employer during such twelve (12) consecutive month period.
     1.48 “Owner-Employee” means a sole proprietor who owns the entire interest in the Employer or a partner (or member in the case of a limited liability company treated as a partnership or sole proprietorship for federal income tax purposes) who owns more than ten percent (10%) of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer.
     1.49 “Participant” means any Eligible Employee who has satisfied the requirements of Section 3.2 and has not for any reason become ineligible to participate further in the Plan.
     1.50 “Participant Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedures.
     1.51 “Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.10 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.
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     1.52 “Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest under the Plan resulting from (a) the Employer’s contributions in the case of a Profit Sharing Plan or Money Purchase Plan, and (b) the Employer’s Non-Elective Contributions in the case of a 401(k) Profit Sharing Plan. Separate accountings shall be maintained with respect to that portion of a Participant’s Account attributable to Employer matching contributions and to Employer discretionary contributions made pursuant to Section 12.1(a)(3).
     1.53 “Participant’s Combined Account” means the total aggregate amount of a Participant’s interest under the Plan resulting from Employer contributions (including Elective Deferrals).
     1.54 “Participant’s Elective Deferral Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan resulting from Elective Deferrals. Amounts in the Participant’s Elective Deferral Account are nonforfeitable when made and are subject to the distribution restrictions of Section 12.2(c).
     1.55 “Participant’s Rollover Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s interest in the Plan resulting from amounts transferred from another qualified plan or “conduit” Individual Retirement Account in accordance with Section 4.6.
     1.56 “Participant’s Transfer Account” means the account established and maintained by the Administrator for each Participant with respect to the total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer in accordance with Section 4.7.
     1.57 “Period of Service” means the aggregate of all periods commencing with an Employee’s first day of employment or reemployment with the Employer or an Affiliated Employer and ending on the first day of a Period of Severance. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance of less than twelve (12) consecutive months. Fractional periods of a year will be expressed in terms of days.
          Periods of Service with any Affiliated Employer shall be recognized. Furthermore, Periods of Service with any predecessor employer that maintained this Plan shall be recognized. Periods of Service with any other predecessor employer shall be recognized as elected in the Adoption Agreement.
          In determining Periods of Service for purposes of vesting under the Plan, Periods of Service will be excluded as elected in the Adoption Agreement and as specified in Section 3.5.
          In the event the method of crediting service is amended from the Hour of Service Method to the Elapsed Time Method, an Employee will receive credit for a Period of Service consisting of:
     (a) A number of years equal to the number of Years of Service credited to the Employee before the computation period during which the amendment occurs; and
     (b) The greater of (1) the Periods of Service that would be credited to the Employee under the Elapsed Time Method for service during the entire computation period in which the transfer occurs or (2) the service taken into account under the Hour of Service Method as of the date of the amendment.
          In addition, the Employee will receive credit for service subsequent to the amendment commencing on the day after the last day of the computation period in which the transfer occurs.
     1.58 “Period of Severance” means a continuous period of time during which an Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.
          In the case of an individual who is absent from work for “maternity or paternity” reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a one year Period of Severance. For purposes of this paragraph, an absence from work for “maternity or paternity” reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.
     1.59 “Plan” means this instrument (hereinafter referred to as Stanley, Hunt, DuPree & Rhine, Inc. (formerly known as W. E. Stanley & Company, Inc.) Defined Contribution Prototype Plan and Trust Basic Plan Document #01) and the Adoption Agreement as adopted by the Employer, including all amendments thereto and any addendum which is specifically permitted pursuant to the terms of the Plan.
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     1.60 “Plan Year” means the Plan’s accounting year as specified in the Adoption Agreement. Unless there is a Short Plan Year, the Plan Year will be a twelve-consecutive month period.
     1.61 “Pre-Retirement Survivor Annuity” means an immediate annuity for the life of a Participant’s spouse, the payments under which must be equal to the benefit which can be provided with the percentage, as specified in the Adoption Agreement, of the Participant’s Vested interest in the Plan as of the date of death. If no election is made in the Adoption Agreement, the percentage shall be equal to fifty percent (50%). Furthermore, if less than one hundred percent (100%) of the Participant’s Vested interest in the Plan is used to provide the Pre-Retirement Survivor Annuity, a proportionate share of each of the Participant’s accounts shall be used to provide the Pre-Retirement Survivor Annuity.
     1.62 “Qualified Matching Contribution” means any Employer matching contributions that are made pursuant to Sections 12.1(a)(2) if elected in the Adoption Agreement, 12.5 and 12.7.
     1.63 “Qualified Matching Contribution Account” means the account established hereunder to which Qualified Matching Contributions are allocated. Amounts in the Qualified Matching Contribution Account are nonforfeitable when made and are subject to the distribution restrictions of Section 12.2(c).
     1.64 “Qualified Non-Elective Contribution” means the Employer’s contributions to the Plan that are made pursuant to Sections 12.1(a)(4) if elected in the Adoption Agreement, 12.5 and 12.7.
     1.65 “Qualified Non-Elective Contribution Account” means the account established hereunder to which Qualified Non-Elective Contributions are allocated. Amounts in the Qualified Non-Elective Contribution Account are nonforfeitable when made and are subject to the distribution restrictions of Section 12.2(c).
     1.66 “Qualified Voluntary Employee Contribution Account” means the account established hereunder to which a Participant’s tax deductible qualified voluntary employee contributions made pursuant to Section 4.9 are allocated.
     1.67 “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.
     1.68 “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.
     1.69 “Retirement Date” means the date as of which a Participant retires for reasons other than Total and Permanent Disability, regardless of whether such retirement occurs on a Participant’s Normal Retirement Date, Early Retirement Date or Late Retirement Date (see Section 6.1).
     1.70 “Self-Employed Individual” means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.
     1.71 “Shareholder-Employee” means a Participant who owns (or is deemed to own pursuant to Code Section 318(a)(1)) more than five percent (5%) of the Employer’s outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation (S Corporation) under the applicable Code sections relating to Small Business Corporations.
     1.72 “Short Plan Year” means, if specified in the Adoption Agreement, a Plan Year of less than a twelve (12) month period. If there is a Short Plan Year, the following rules shall apply in the administration of this Plan. In determining whether an Employee has completed a Year of Service (or Period of Service if the Elapsed Time Method is used) for benefit accrual purposes in the Short Plan Year, the number of the Hours of Service (or months of service if the Elapsed Time Method is used) required shall be proportionately reduced based on the number of days (or months) in the Short Plan Year. The determination of whether an Employee has completed a Year of Service (or Period of Service) for vesting and eligibility purposes shall be made in accordance with Department of Labor regulation 2530.203-2(c). In addition, if this Plan is integrated with Social Security, then the integration level shall be proportionately reduced based on the number of months in the Short Plan Year.
     1.73 “Super Top Heavy Plan” means a plan which would be a Top Heavy Plan if sixty percent (60%) is replaced with ninety percent (90%) in Section 9.2(a). However, effective as of the first Plan Year beginning after December 31, 1999, no Plan shall be considered a Super Top Heavy Plan.
     1.74 “Taxable Wage Base” means, with respect to any Plan Year, the contribution and benefit base under Section 230 of the Social Security Act at the beginning of such Plan Year.
     1.75 “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.
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     1.76 “Top Heavy Plan” means a plan described in Section 9.2(a).
     1.77 “Top Heavy Plan Year” means a Plan Year commencing after December 31, 1983, during which the Plan is a Top Heavy Plan.
     1.78 “Top-Paid Group” shall be determined pursuant to Code Section 414(q) and the Regulations thereunder and generally means the top twenty percent (20%) of Employees who performed services for the Employer during the applicable year, ranked according to the amount of 415 Compensation received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be treated as Employees if required pursuant to Code Section 414(n) or (o). Employees who are non-resident aliens who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Furthermore, for the purpose of determining the number of active Employees in any year, the following additional Employees may also be excluded, however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top-Paid Group:
          (a) Employees with less than six (6) months of service;
          (b) Employees who normally work less than 17 1/2 hours per week;
          (c) Employees who normally work less than six (6) months during a year; and
          (d) Employees who have not yet attained age twenty-one (21).
          In addition, if ninety percent (90%) or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top- Paid Group.
          The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable. Furthermore, in applying such exclusions, the Employer may substitute any lesser service, hours or age.
     1.79 “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. However, if the condition constitutes total disability under the federal Social Security Acts, the Administrator may rely upon such determination that the Participant is Totally and Permanently Disabled for the purposes of this Plan. The determination shall be applied uniformly to all Participants.
     1.80 “Trustee” means the person or entity named in the Adoption Agreement, or any successors thereto.
          If the sponsor of this prototype is a bank, savings and loan, trust company, credit union or similar institution, a person or entity other than the prototype sponsor (or its affiliates or subsidiaries) may not serve as Trustee without the written consent of the sponsor.
     1.81 “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.
     1.82 “Valuation Date” means the date or dates specified in the Adoption Agreement. Regardless of any election to the contrary, the Valuation Date shall include the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of Participants’ Accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer, or any stock exchange used by such agent, are open for business.
     1.83 “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.
     1.84 “Voluntary Contribution Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan resulting from the Participant’s after-tax voluntary Employee contributions made pursuant to Section 4.7.
          Amounts recharacterized as after-tax voluntary Employee contributions pursuant to Section 12.5 shall remain subject to the limitations of Section 12.2. Therefore, a separate accounting shall be maintained with respect to that portion of the Voluntary Contribution Account attributable to after-tax voluntary Employee contributions made pursuant to Section 4.8.
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     1.85 “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, and during which an Employee has completed at least 1,000 Hours of Service (unless a lower number of Hours of Service is specified in the Adoption Agreement).
          For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service (employment commencement date). The initial computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. Unless otherwise elected in the Adoption Agreement, the succeeding computation periods shall begin on the anniversary of the Employee’s employment commencement date. However, unless otherwise elected in the Adoption Agreement, if one (1) Year of Service or less is required as a condition of eligibility, then the computation period after the initial computation period shall shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, and subsequent computation periods shall be the Plan Year. If there is a shift to the Plan Year, an Employee who is credited with the number of Hours of Service to be credited with a Year of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee’s initial eligibility computation period will be credited with two (2) Years of Service for purposes of eligibility to participate.
          If two (2) Years of Service are required as a condition of eligibility, a Participant will only have completed two (2) Years of Service for eligibility purposes upon completing two (2) consecutive Years of Service without an intervening 1-Year Break-in-Service.
          For vesting purposes, and all other purposes not specifically addressed in this Section, the computation period shall be the period elected in the Adoption Agreement. If no election is made in the Adoption Agreement, the computation period shall be the Plan Year.
          In determining Years of Service for purposes of vesting under the Plan, Years of Service will be excluded as elected in the Adoption Agreement and as specified in Section 3.5.
          Years of Service and 1-Year Breaks in Service for eligibility purposes will be measured on the same eligibility computation period. Years of Service and 1-Year Breaks in Service for vesting purposes will be measured on the same vesting computation period.
          Years of Service with any Affiliated Employer shall be recognized. Furthermore, Years of Service with any predecessor employer that maintained this Plan shall be recognized. Years of Service with any other predecessor employer shall be recognized as elected in the Adoption Agreement.
          In the event the method of crediting service is amended from the Elapsed Time Method to the Hour of Service Method, an Employee will receive credit for Years of Service equal to:
     (a) The number of Years of Service equal to the number of 1-year Periods of Service credited to the Employee as of the date of the amendment; and
     (b) In the computation period which includes the date of the amendment, a number of Hours of Service (using the Hours of Service equivalency method elected in the Adoption Agreement) to any fractional part of a year credited to the Employee under this Section as of the date of the amendment.
ARTICLE II
ADMINISTRATION
2.1 POWERS AND RESPONSIBILITIES OF THE EMPLOYER
     (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.
     (b) The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. If the Trustee has discretionary authority, the Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a “funding policy and method” shall
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not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.
     (c) The Employer may appoint, at its option, an Investment Manager, investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have the authority to direct the investment.
     (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.
2.2 DESIGNATION OF ADMINISTRATIVE AUTHORITY
          The Employer may appoint one or more Administrators. If the Employer does not appoint an Administrator, the Employer will be the Administrator. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering a written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. Upon the resignation or removal of an Administrator, the Employer may designate in writing a successor to this position.
2.3 ALLOCATION AND DELEGATION OF RESPONSIBILITIES
          If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.
2.4 POWERS AND DUTIES OF THE ADMINISTRATOR
          The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and determine all questions arising in connection with the administration, interpretation, and application of the Plan. Benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish its duties under this Plan.
          The Administrator shall be charged with the duties of the general administration of the Plan and the powers necessary to carry out such duties as set forth under the terms of the Plan, including, but not limited to, the following:
     (a) the discretion to determine all questions relating to the eligibility of an Employee to participate or remain a Participant hereunder and to receive benefits under the Plan;
     (b) the authority to review and settle all claims against the Plan, including claims where the settlement amount cannot be calculated or is not calculated in accordance with the Plan’s benefit formula. This authority specifically permits the Administrator to settle, in compromise fashion, disputed claims for benefits and any other disputed claims made against the Plan;
     (c) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;
     (d) to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust Fund;
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     (e) to maintain all necessary records for the administration of the Plan;
     (f) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan that are consistent with the terms hereof;
     (g) to determine the size and type of any Contract to be purchased from any Insurer, and to designate the Insurer from which such Contract shall be purchased;
     (h) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;
     (i) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion (if the Trustee has such discretion), in a manner designed to accomplish specific objectives;
     (j) to prepare and implement a procedure for notifying Participants and Beneficiaries of their rights to elect Joint and Survivor Annuities and Pre-Retirement Survivor Annuities if required by the Plan, Code and Regulations thereunder;
     (k) to assist Participants regarding their rights, benefits, or elections available under the Plan;
     (l) to act as the named Fiduciary responsible for communicating with Participants as needed to maintain Plan compliance with Act Section 404(c) (if the Employer intends to comply with Act Section 404(c)) including, but not limited to, the receipt and transmission of Participants’ directions as to the investment of their accounts under the Plan and the formation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts; and
     (m) to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it.
2.5 RECORDS AND REPORTS
          The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.
2.6 APPOINTMENT OF ADVISERS
          The Administrator may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and, if applicable, to Plan Participants.
2.7 INFORMATION FROM EMPLOYER
          The Employer shall supply full and timely information to the Administrator on all pertinent facts as the Administrator may require in order to perform its functions hereunder and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.
2.8 PAYMENT OF EXPENSES
          All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or Trustee in carrying out the instructions of Participants as to the directed investment of their accounts (if permitted) and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.
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2.9 MAJORITY ACTIONS
          Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.
2.10 CLAIMS PROCEDURE
          Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.
2.11 CLAIMS REVIEW PROCEDURE
          Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to the claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes such claim should be allowed, shall be filed with the Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 2.10. The Administrator shall then conduct a hearing within the next sixty (60) days, at which the claimant may be represented by an attorney or any other representative of such claimant’s choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing (or prior thereto upon five (5) business days written notice to the Administrator) the claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. Notwithstanding the preceding, to the extent any of the time periods specified in this Section are amended by law or Department of Labor regulation, then the time frames specified herein shall automatically be changed in accordance with such law or regulation.
          If the Administrator, pursuant to the claims review procedure, makes a final written determination denying a Participant’s or Beneficiary’s benefit claim, then in order to preserve the claim, the Participant or Beneficiary must file an action with respect to the denied claim not later than one hundred eighty (180) days following the date of the Administrator’s final determination.
ARTICLE III
ELIGIBILITY
3.1 CONDITIONS OF ELIGIBILITY
          Any Eligible Employee shall be eligible to participate hereunder on the date such Employee has satisfied the conditions of eligibility elected in the Adoption Agreement.
3.2 EFFECTIVE DATE OF PARTICIPATION
          An Eligible Employee who has satisfied the conditions of eligibility pursuant to Section 3.1 shall become a Participant effective as of the date elected in the Adoption Agreement. If said Employee is not employed on such date, but is reemployed before a 1-Year Break in Service has occurred, then such Employee shall become a Participant on the date of reemployment or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment.
          Unless specifically provided otherwise in the Adoption Agreement, an Eligible Employee who satisfies the Plan’s eligibility requirement conditions by reason of recognition of service with a predecessor employer will become a Participant as of the day the Plan credits service with a predecessor employer or, if later, the date the Employee would have otherwise entered the Plan had the service with the predecessor employer been service with the Employer.
          If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a
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Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.
          If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.5.
3.3 DETERMINATION OF ELIGIBILITY
          The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.11.
3.4 TERMINATION OF ELIGIBILITY
          In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service (or Period of Service, if the Elapsed Time Method is used) completed while an ineligible Employee, until such time as the Participant’s Account is forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant’s interest in the Plan shall continue to share in the earnings of the Trust Fund in the same manner as Participants.
3.5 REHIRED EMPLOYEES AND BREAKS IN SERVICE
     (a) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.
     (b) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Years of Service (or Periods of Service if the Elapsed Time Method is being used) shall include Years of Service (or Periods of Service if the Elapsed Time Method is being used) prior to the 1-Year Break in Service subject to the following rules:
(1) In the case of a Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service (or Periods of Service) before a period of 1-Year Breaks in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equals or exceeds the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service (or Periods of Service). Such aggregate number of Years of Service (or Periods of Service) will not include any Years of Service (or Periods of Service) disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service;
(2) A Former Participant who has not had Years of Service (or Periods of Service) before a 1-Year Break in Service disregarded pursuant to (1) above, shall participate in the Plan as of the date of reemployment, or if later, as of the date the Former Participant would otherwise enter the Plan pursuant to Sections 3.1 and 3.2 taking into account all service not disregarded.
     (c) After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of such Former Participant’s Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:
(1) one account for nonforfeitable benefits attributable to pre-break service; and
(2) one account representing the Participant’s Employer-derived account balance in the Plan attributable to post-break service.
     (d) If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may
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not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore the Participant’s Account, provided, however, that if a discretionary contribution is made for such year, such contribution will first be applied to restore any such accounts and the remainder shall be allocated in accordance with the terms of the Plan. If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.
3.6 ELECTION NOT TO PARTICIPATE
          An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be irrevocable and communicated to the Employer, in writing, within a reasonable period of time before the beginning of the first Plan Year. For standardized Plans, a Participant or an Eligible Employee may not elect not to participate.
3.7 CONTROL OF ENTITIES BY OWNER-EMPLOYEE
          Effective with respect to Plan Years beginning after December 31, 1996, if this Plan provides contributions or benefits for one or more Owner-Employees, the contributions on behalf of any Owner-Employee shall be made only with respect to the Earned Income for such Owner-Employee which is derived from the trade or business with respect to which such Plan is established.
ARTICLE IV
CONTRIBUTION AND ALLOCATION
4.1 FORMULA FOR DETERMINING EMPLOYER’S CONTRIBUTION
(a) For a Money Purchase Plan:
(1) The Employer will make contributions on the following basis. On behalf of each Participant eligible to share in allocations, for each year of such Participant’s participation in this Plan, the Employer will contribute the amount elected in the Adoption Agreement. All contributions by the Employer will be made in cash. In the event a funding waiver is obtained, this Plan shall be deemed to be an individually designed plan.
(2) Notwithstanding the foregoing, with respect to an Employer which is not a tax-exempt entity, the Employer’s contribution for any Fiscal Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. However, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds the amount that is deductible under Code Section 404.
(b) For a Profit Sharing Plan:
(1) For each Plan Year, the Employer may (or will in the case of a Prevailing Wage contribution) contribute to the Plan such amount as elected by the Employer in the Adoption Agreement.
(2) Additionally, the Employer will contribute to the Plan the amount necessary, if any, to provide the top heavy minimum allocations, even if it exceeds current or accumulated Net Profit or the amount that is deductible under Code Section 404.
4.2 TIME OF PAYMENT OF EMPLOYER’S CONTRIBUTION
          Unless otherwise provided by contract or law, the Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Administrator the Plan Year for which the Employer is making its contribution.
4.3 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS
     (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.
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     (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer’s contribution, if any, for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate any contributions as follows:
(1) For a Money Purchase Plan (other than a Money Purchase Plan which is integrated by allocation):
(i) The Employer’s contribution shall be allocated to each Participant’s Account in the manner set forth in Section 4.1 herein and as specified in the Adoption Agreement.
(ii) However, regardless of the preceding, a Participant shall only be eligible to share in the allocations of the Employer’s contribution for the year if the conditions set forth in the Adoption Agreement are satisfied, unless a top heavy contribution is required pursuant to Section 4.3(f). If no election is made in the Adoption Agreement, then a Participant shall be eligible to share in the allocation of the Employer’s contribution for the year if the Participant completes more than five hundred (500) Hours of Service (or three (3) Months of Service if the Elapsed Time method is chosen in the Adoption Agreement) during the Plan Year or who is employed on the last day of the Plan Year. Furthermore, with respect to a non-standardized Adoption Agreement, regardless of any election in the Adoption Agreement to the contrary, for the Plan Year in which this Plan terminates, a Participant shall only be eligible to share in the allocation of the Employer’s contributions for the Plan Year if the Participant is employed at the end of the Plan Year and has completed a Year of Service (or Period of Service if the Elapsed Time Method is elected).
(2) For an integrated Profit Sharing Plan allocation or a Money Purchase Plan which is integrated by allocation:
(i) Except as provided in Section 4.3(f) for top heavy purposes and subject to the “Overall Permitted Disparity Limits,” the Employer’s contribution shall be allocated to each Participant’s Account in a dollar amount equal to 5.7% of the sum of each Participant’s Compensation plus Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that each such Participant’s Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for that year. However, in the case of any Participant who has exceeded the “Cumulative Permitted Disparity Limit,” the allocation set forth in this paragraph shall be based on such Participant’s Compensation rather than Compensation plus Excess Compensation.
Regardless of the preceding, 4.3% shall be substituted for 5.7% above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 5.4% shall be substituted for 5.7% above.
(ii) The balance of the Employer’s contribution over the amount allocated above, if any, shall be allocated to each Participant’s Account in the same proportion that each such Participant’s Compensation for the Year bears to the total Compensation of all Participants for such year.
(iii) However, regardless of the preceding, a Participant shall only be eligible to share in the allocations of the Employer’s Contribution for the year if the conditions set forth in the Adoption Agreement are satisfied, unless a contribution is required pursuant to Section 4.3(f). If no election is made in the Adoption Agreement, then a Participant shall be eligible to share in the allocation of the Employer’s contribution for the year if the Participant completes more than five hundred (500) Hours of Service (or three (3) Months of Service if the Elapsed Time method is chosen in the Adoption Agreement) during the Plan Year or who is employed on the last day of the Plan Year. Furthermore, with respect to a non-standardized Adoption Agreement, regardless of any election in the Adoption Agreement to the contrary, for the Plan Year in which this Plan terminates, a Participant shall only be eligible to share in the allocation of the Employer’s contributions for the Plan Year if the Participant is employed at the end of the Plan Year and has completed a Year of Service (or Period of Service if the Elapsed Time Method is elected).
(3) For a Profit Sharing Plan with a non-integrated allocation formula or a Prevailing Wage contribution:
(i) The Employer’s contribution shall be allocated to each Participant’s Account in accordance with the allocation method elected in the Adoption Agreement.
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(ii) However, regardless of the preceding, a Participant shall only be eligible to share in the allocations of the Employer’s contribution for the year if the conditions set forth in the Adoption Agreement are satisfied, unless a top heavy contribution is required pursuant to Section 4.3(f). If no election is made in the Adoption Agreement, then a Participant shall be eligible to share in the allocation of the Employer’s contribution for the year if the Participant completes more than five hundred (500) Hours of Service (or three (3) Months of Service if the Elapsed Time method is chosen in the Adoption Agreement) during the Plan Year or who is employed on the last day of the Plan Year. Furthermore, with respect to a non-standardized Adoption Agreement, regardless of any election in the Adoption Agreement to the contrary, for the Plan Year in which this Plan terminates, a Participant shall only be eligible to share in the allocation of the Employer’s contributions for the Plan Year if the Participant is employed at the end of the Plan Year and has completed a Year of Service (or Period of Service if the Elapsed Time Method is elected).
(4) “Overall Permitted Disparity Limits”:
“Annual Overall Permitted Disparity Limit”: Notwithstanding the preceding paragraphs, if in any Plan Year this Plan “benefits” any Participant who “benefits” under another qualified plan or simplified employee pension, as defined in Code Section 408(k), maintained by the Employer that either provides for or imputes permitted disparity (integrates), then such plans will be considered to be one plan and will be considered to comply with the permitted disparity rules if the extent of the permitted disparity of all such plans does not exceed 100%. For purposes of the preceding sentence, the extent of the permitted disparity of a plan is the ratio, expressed as a percentage, which the actual benefits, benefit rate, offset rate, or employer contribution rate, whatever is applicable under the Plan, bears to the limitation under Code Section 401(l) applicable to such Plan. Notwithstanding the foregoing, if the Employer maintains two or more standardized paired plans, only one plan may provide for permitted disparity.
“Cumulative Permitted Disparity Limit”: With respect to a Participant who “benefits” or “has benefited” under a defined benefit or target benefit plan of the Employer, effective for Plan Years beginning on or after January 1, 1994, the cumulative permitted disparity limit for the Participant is thirty five (35) total cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the Participant for allocation or accrual purposes under the Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer, while such plan either provides for or imputes permitted disparity. For purposes of determining the Participant’s cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not “benefited” under a defined benefit or target benefit plan which neither provides for nor imputes permitted disparity for any year beginning on or after January 1, 1994, then such Participant has no cumulative disparity limit.
For purposes of this Section, “benefiting” means benefiting under the Plan for any Plan Year during which a Participant received or is deemed to receive an allocation in accordance with Regulation 1.410(b)-3(a).
     (c) Except as otherwise elected in the Adoption Agreement or as provided in Section 4.10 with respect to Participant Directed Accounts, as of each Valuation Date, before allocation of any Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund (exclusive of assets segregated for distribution) shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts bear to the total of all Participants’ and Former Participants’ nonsegregated accounts as of such date. If any nonsegregated account of a Participant has been distributed prior to the Valuation Date subsequent to a Participant’s termination of employment, no earnings or losses shall be credited to such account.
     (d) Participants’ Accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends or interest received on Contracts.
     (e) On or before each Anniversary Date, any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3.5(d) or used to satisfy any contribution that may be required pursuant to Section 6.9. The remaining Forfeitures, if any, shall be treated in accordance with the Adoption Agreement. If no election is made in the Adoption Agreement, any remaining Forfeitures will be used to reduce any future Employer contributions under the Plan. However, if the Plan provides for an integrated allocation, then any remaining Forfeitures will be added to the Employer’s contributions under the Plan. Regardless of the preceding sentences, in the event the allocation of Forfeitures provided herein shall cause the “Annual Additions” (as defined in Section 4.4) to any Participant’s Account to exceed the amount allowable by the Code, an adjustment shall be made in accordance with Section 4.5. Except, however, a Participant shall only be eligible to share in the allocations of Forfeitures for the year if the conditions set
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forth in the Adoption Agreement are satisfied, unless a top heavy contribution is required pursuant to Section 4.3(f). If no election is made in the Adoption Agreement, then a Participant shall be eligible to share in the allocation of the Employer’s contribution for the year if the Participant completes more than five hundred (500) Hours of Service (or three (3) Months of Service if the Elapsed Time method is chosen in the Adoption Agreement) during the Plan Year or who is employed on the last day of the Plan Year.
     (f) Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer’s contributions and Forfeitures allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s 415 Compensation (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a “required aggregation group” (as defined in Section 9.2(f)). However, if (i) the sum of the Employer’s contributions and Forfeitures allocated to the Participant’s Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s 415 Compensation and (ii) this Plan is not required to be included in a “required aggregation group” (as defined in Section 9.2(f)) to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer’s contributions and Forfeitures allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Combined Account of any Key Employee.
          However, for each Non-Key Employee who is a Participant in a paired Profit Sharing Plan or 401(k) Profit Sharing Plan and a paired Money Purchase Plan, the minimum three percent (3%) allocation specified above shall be provided in the Money Purchase Plan.
          If this is an integrated Plan, then for any Top Heavy Plan Year the Employer’s contribution shall be allocated as follows and shall still be required to satisfy the other provisions of this subsection:
(1) An amount equal to three percent (3%) multiplied by each Participant’s Compensation for the Plan Year shall be allocated to each Participant’s Account. If the Employer does not contribute such amount for all Participants, the amount shall be allocated to each Participant’s Account in the same proportion that such Participant’s total Compensation for the Plan Year bears to the total Compensation of all Participants for such year.
(2) The balance of the Employer’s contribution over the amount allocated under subparagraph (1) hereof shall be allocated to each Participant’s Account in a dollar amount equal to three percent (3%) multiplied by a Participant’s Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that such Participant’s Excess Compensation bears to the total Excess Compensation of all Participants for that year. For purposes of this paragraph, in the case of any Participant who has exceeded the cumulative permitted disparity limit described in Section 4.3(b)(4), such Participant’s total Compensation will be taken into account.
(3) The balance of the Employer’s contribution over the amount allocated under subparagraph (2) hereof shall be allocated to each Participant’s Account in a dollar amount equal to 2.7% multiplied by the sum of each Participant’s total Compensation plus Excess Compensation. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that such Participant’s total Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for that year. For purposes of this paragraph, in the case of any Participant who has exceeded the cumulative permitted disparity limit described in Section 4.3(b)(4), such Participant’s total Compensation rather than Compensation plus Excess Compensation will be taken into account.
Regardless of the preceding, 1.3% shall be substituted for 2.7% above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 2.4% shall be substituted for 2.7% above.
(4) The balance of the Employer’s contributions over the amount allocated above, if any, shall be allocated to each Participant’s Account in the same proportion that such Participant’s total Compensation for the Plan Year bears to the total Compensation of all Participants for such year.
          For each Non-Key Employee who is a Participant in this Plan and another non-paired defined contribution plan maintained by the Employer, the minimum three percent (3%) allocation specified above shall be provided as specified in the Adoption Agreement.
     (g) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer’s
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contributions and Forfeitures allocated on behalf of such Key Employee divided by the 415 Compensation for such Key Employee.
     (h) For any Top Heavy Plan Year, the minimum allocations set forth in this Section shall be allocated to the Participant’s Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; or (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, Elective Deferrals to the Plan.
     (i) Notwithstanding anything herein to the contrary, in any Plan Year in which the Employer maintains both this Plan and a defined benefit pension plan included in a “required aggregation group” (as defined in Section 9.2(f)) which is top heavy, the Employer will not be required (unless otherwise elected in the Adoption Agreement) to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate defined contribution plan allocations. In such case, the top heavy minimum benefits will be provided as elected in the Adoption Agreement and, if applicable, as follows:
(1) If the 5% defined contribution minimum is elected in the Adoption Agreement:
(i) The requirements of Section 9.1 will apply except that each Non-Key Employee who is a Participant in the Profit Sharing Plan or Money Purchase Plan and who is also a Participant in the Defined Benefit Plan will receive a minimum allocation of five percent (5%) of such Participant’s 415 Compensation from the applicable defined contribution plan(s).
(ii) For each Non-Key Employee who is a Participant only in the Defined Benefit Plan the Employer will provide a minimum non-integrated benefit equal to two percent (2%) of such Participant’s highest five (5) consecutive year average 415 Compensation for each Year of Service while a participant in the plan, in which the Plan is top heavy, not to exceed ten (10).
(iii) For each Non-Key Employee who is a Participant only in this defined contribution plan, the Employer will provide a minimum allocation equal to three percent (3%) of such Participant’s 415 Compensation.
(2) If the 2% defined benefit minimum is elected in the Adoption Agreement, then for each Non-Key Employee who is a Participant only in the defined benefit plan, the Employer will provide a minimum non-integrated benefit equal to two percent (2%) of such Participant’s highest five (5) consecutive year average of 415 Compensation for each Year of Service while a participant in the plan, in which the Plan is top heavy, not to exceed ten (10).
     (j) For the purposes of this Section, 415 Compensation will be limited to the same dollar limitations set forth in Section 1.11 adjusted in such manner as permitted under Code Section 415(d).
     (k) Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.
     (l) Notwithstanding anything in this Section to the contrary, the provisions of this subsection apply for any Plan Year if, in the non-standardized Adoption Agreement, the Employer elected to apply the 410(b) ratio percentage failsafe provisions and the Plan fails to satisfy the “ratio percentage test” due to a last day of the Plan Year allocation condition or an Hours of Service (or months of service) allocation condition. A plan satisfies the “ratio percentage test” if, on the last day of the Plan Year, the “benefiting ratio” of the Non-Highly Compensated Employees who are “includible” is at least 70% of the “benefiting ratio” of the Highly Compensated Employees who are “includible.” The “benefiting ratio” of the Non-Highly Compensated Employees is the number of “includible” Non-Highly Compensated Employees “benefiting” under the Plan divided by the number of “includible” Employees who are Non-Highly Compensated Employees. The “benefiting ratio” of the Highly Compensated Employees is the number of Highly Compensated Employees “benefiting” under the Plan divided by the number of “includible” Highly Compensated Employees. “Includible” Employees are all Employees other than: (1) those Employees excluded from participating in the plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion described in the Code or by reason of the age and service requirements of Article III; and (2) any Employee who incurs a separation from service during the Plan Year and fails to complete at least 501 Hours of Service (or three (3) months of service if the Elapsed Time Method is being used) during such Plan Year.
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          For purposes of this subsection, an Employee is “benefiting” under the Plan on a particular date if, under the Plan, the Employee is entitled to an Employer contribution or an allocation of Forfeitures for the Plan Year.
          If this subsection applies, then the Administrator will suspend the allocation conditions for the “includible” Non-Highly Compensated Employees who are Participants, beginning first with the “includible” Employees employed by the Employer on the last day of the Plan Year, then the “includible” Employees who have the latest separation from service during the Plan Year, and continuing to suspend the allocation conditions for each “includible” Employee who incurred an earlier separation from service, from the latest to the earliest separation from service date, until the Plan satisfies the “ratio percentage test” for the Plan Year. If two or more “includible” Employees have a separation from service on the same day, then the Administrator will suspend the allocation conditions for all such “includible” Employees, irrespective of whether the Plan can satisfy the “ratio percentage test” by accruing benefits for fewer than all such “includible” Employees. If the Plan for any Plan Year suspends the allocation conditions for an “includible” Employee, then that Employee will share in the allocation for that Plan Year of the Employer contribution and Forfeitures, if any, without regard to whether the Employee has satisfied the other allocation conditions set forth in this Section.
4.4 MAXIMUM ANNUAL ADDITIONS
     (a)(1) If a Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, or an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, or a simplified employee pension (as defined in Code Section 408(k)) maintained by the Employer which provides “Annual Additions,” the amount of “Annual Additions” which may be credited to the Participant’s accounts for any Limitation Year shall not exceed the lesser of the “Maximum Permissible Amount” or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant’s accounts would cause the “Annual Additions” for the Limitation Year to exceed the “Maximum Permissible Amount,” the amount contributed or allocated will be reduced so that the “Annual Additions” for the Limitation Year will equal the “Maximum Permissible Amount,” and any amount in excess of the “Maximum Permissible Amount” which would have been allocated to such Participant may be allocated to other Participants.
(2) Prior to determining the Participant’s actual 415 Compensation for the Limitation Year, the Employer may determine the “Maximum Permissible Amount” for a Participant on the basis of a reasonable estimation of the Participant’s 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.
(3) As soon as is administratively feasible after the end of the Limitation Year the “Maximum Permissible Amount” for such Limitation Year shall be determined on the basis of the Participant’s actual 415 Compensation for such Limitation Year.
     (b)(1) This subsection applies if, in addition to this Plan, a Participant is covered under another qualified defined contribution plan maintained by the Employer that is a “Master or Prototype Plan,” a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, an individual medical account (as defined in Code Section 415(l)(2)) maintained by the Employer, or a simplified employee pension (as defined in Code Section 408(k)) maintained by the Employer, which provides “Annual Additions,” during any Limitation Year. The “Annual Additions” which may be credited to a Participant’s accounts under this Plan for any such Limitation Year shall not exceed the “Maximum Permissible Amount” reduced by the “Annual Additions” credited to a Participant’s accounts under the other plans and welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the “Annual Additions” with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the “Maximum Permissible Amount” and the Employer contribution that would otherwise be contributed or allocated to the Participant’s accounts under this Plan would cause the “Annual Additions” for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the “Annual Additions” under all such plans and welfare benefit funds for the Limitation Year will equal the “Maximum Permissible Amount,” and any amount in excess of the “Maximum Permissible Amount” which would have been allocated to such Participant may be allocated to other Participants. If the “Annual Additions” with respect to the Participant under such other defined contribution plans, welfare benefit funds, individual medical accounts and simplified employee pensions in the aggregate are equal to or greater than the “Maximum Permissible Amount,” no amount will be contributed or allocated to the Participant’s account under this Plan for the Limitation Year.
(2) Prior to determining the Participant’s actual 415 Compensation for the Limitation Year, the Employer may determine the “Maximum Permissible Amount” for a Participant on the basis of a reasonable estimation of the Participant’s 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.
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(3) As soon as is administratively feasible after the end of the Limitation Year, the “Maximum Permissible Amount” for the Limitation Year will be determined on the basis of the Participant’s actual 415 Compensation for the Limitation Year.
(4) If, pursuant to Section 4.4(b)(2) or Section 4.5, a Participant’s “Annual Additions” under this Plan and such other plans would result in an “Excess Amount” for a Limitation Year, the “Excess Amount” will be deemed to consist of the “Annual Additions” last allocated, except that “Annual Additions” attributable to a simplified employee pension will be deemed to have been allocated first, followed by “Annual Additions” to a welfare benefit fund or individual medical account, and then by “Annual Additions” to a plan subject to Code Section 412, regardless of the actual allocation date.
(5) If an “Excess Amount” was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the “Excess Amount” attributed to this Plan will be the product of:
(i) the total “Excess Amount” allocated as of such date, times
(ii) the ratio of (1) the “Annual Additions” allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total “Annual Additions” allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.
(6) Any “Excess Amount” attributed to this Plan will be disposed of in the manner described in Section 4.5.
     (c) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a “Master or Prototype Plan,” “Annual Additions” which may be credited to the Participant’s Combined Account under this Plan for any Limitation Year will be limited in accordance with Section 4.4(b), unless the Employer provides other limitations in the Adoption Agreement.
     (d) For any Limitation Year beginning prior to the date the Code Section 415(e) limits are repealed with respect to this Plan (as specified in the Adoption Agreement for the GUST transitional rules), if the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, then the sum of the Participant’s “Defined Benefit Plan Fraction” and “Defined Contribution Plan Fraction” may not exceed 1.0. In such event, the rate of accrual in the defined benefit plan will be reduced to the extent necessary so that the sum of the “Defined Contribution Fraction” and “Defined Benefit Fraction” will equal 1.0. However, in the Adoption Agreement the Employer may specify an alternative method under which the plans involved will satisfy the limitations of Code Section 415(e), including increased top heavy minimum benefits so that the combined limitation is 1.25 rather than 1.0.
     (e) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an “Annual Addition.” In addition, the following are not Employee contributions for the purposes of Section 4.4(f)(1)(b): (1) rollover contributions (as defined in Code Sections 402(c), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).
     (f) For purposes of this Section, the following terms shall be defined as follows:
(1) “Annual Additions” means the sum credited to a Participant’s accounts for any Limitation Year of (a) Employer contributions, (b) Employee contributions (except as provided below), (c) forfeitures, (d) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer, (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer and (f) allocations under a simplified employee pension. Except, however, the Compensation percentage limitation referred to in paragraph (f)(9)(ii) shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an “Annual Addition,” or (2) any amount otherwise treated as an “Annual Addition” under Code Section 415(l)(1). Notwithstanding the foregoing, for Limitation Years beginning prior to January 1, 1987, only that portion of Employee contributions equal to the lesser of Employee contributions in excess of six percent (6%) of 415 Compensation or one-half of Employee contributions shall be considered an “Annual Addition.”
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          For this purpose, any Excess Amount applied under Section 4.5 in the Limitation Year to reduce Employer contributions shall be considered “Annual Additions” for such Limitation Year.
(2) “Defined Benefit Fraction” means a fraction, the numerator of which is the sum of the Participant’s “Projected Annual Benefits” under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the Limitation Year under Code Sections 415(b)(1)(A) as adjusted by Code Section 415(d) or one hundred forty percent (140%) of the “Highest Average Compensation” including any adjustments under Code Section 415(b).
          Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.
          Notwithstanding the foregoing, for any Top Heavy Plan Year, one hundred percent (100%) shall be substituted for one hundred twenty-five percent (125%) unless the extra top heavy minimum allocation or benefit is being made pursuant to the Employer’s specification in the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, one hundred percent (100%) shall always be substituted for one hundred twenty-five percent (125%).
(3) Defined Contribution Dollar Limitation means $30,000 as adjusted under Code Section 415(d).
(4) Defined Contribution Fraction means a fraction, the numerator of which is the sum of the “Annual Additions” to the Participant’s accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior “Limitation Years,” (including the “Annual Additions” attributable to the Participant’s nondeductible voluntary employee contributions to any defined benefit plans, whether or not terminated, maintained by the Employer and the “Annual Additions” attributable to all welfare benefit funds (as defined in Code Section 419(e)), individual medical accounts (as defined in Code Section 415(l)(2)), and simplified employee pensions (as defined in Code Section 408(k)) maintained by the Employer), and the denominator of which is the sum of the “Maximum Aggregate Amounts” for the current and all prior Limitation Years in which the Employee had service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under Code Section 415(c)(1)(A) as adjusted by Code Section 415(d) or thirty-five percent (35%) of the Participant’s 415 Compensation for such year.
          If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 5, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the “Defined Benefit Fraction” would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.
          For Limitation Years beginning prior to January 1, 1987, the “Annual Additions” shall not be recomputed to treat all Employee contributions as “Annual Additions.”
          Notwithstanding the foregoing, for any Top Heavy Plan Year, one hundred percent (100%) shall be substituted for one hundred twenty-five percent (125%) unless the extra top heavy minimum allocation or benefit is being made pursuant to the Employer’s specification in the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top Heavy Plan, one hundred percent (100%) shall always be substituted for one hundred twenty-five percent (125%).
(5) “Employer” means the Employer that adopts this Plan and all Affiliated Employers, except that for purposes of this Section, the determination of whether an entity is an Affiliated Employer shall be made by applying Code Section 415(h).
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(6) “Excess Amount” means the excess of the Participant’s “Annual Additions” for the Limitation Year over the “Maximum Permissible Amount.”
(7) “Highest Average Compensation” means the average Compensation for the three (3) consecutive Years of Service with the Employer while a Participant in the Plan that produces the highest average. A Year of Service with the Employer is the twelve (12) consecutive month period ending on the last day of the Limitation Year.
(8) “Master or Prototype Plan” means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.
(9) “Maximum Permissible Amount” means the maximum Annual Addition that may be contributed or allocated to a Participant’s accounts under the Plan for any “Limitation Year,” which shall not exceed the lesser of:
(i) the “Defined Contribution Dollar Limitation,” or
(ii) twenty-five percent (25%) of the Participant’s 415 Compensation for the “Limitation Year.”
     The Compensation Limitation referred to in (ii) shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an “Annual Addition.”
     If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the “Maximum Permissible Amount” will not exceed the “Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve (12).
(10) “Projected Annual Benefit” means the annual retirement benefit (adjusted to an actuarially equivalent “straight life annuity” if such benefit is expressed in a form other than a “straight life annuity” or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:
(i) the Participant will continue employment until Normal Retirement Age (or current age, if later), and
(ii) the Participant’s 415 Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.
For purposes of this subsection, “straight life annuity” means an annuity that is payable in equal installments for the life of the Participant that terminates upon the Participant’s death.
     (g) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.
4.5 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS
          Allocation of “Annual Additions” (as defined in Section 4.4) to a Participant’s Combined Account for a Limitation Year generally will cease once the limits of Section 4.4 have been reached for such Limitation Year. However, if as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant’s annual 415 Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.4, or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the “Annual Additions” under this Plan would cause the maximum provided in Section 4.4 to be exceeded, the “Excess Amount” will be disposed of in one of the following manners, as uniformly determined by the Plan Administrator for all Participants similarly situated:
     (a) Any after-tax voluntary Employee contributions (plus attributable gains), to the extent they would reduce the Excess Amount, will be distributed to the Participant;
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     (b) If, after the application of subparagraph (a), an “Excess Amount” still exists, any unmatched Elective Deferrals (and for Limitation Years beginning after December 31, 1995, any gains attributable to such Elective Deferrals), to the extent they would reduce the Excess Amount, will be distributed to the Participant;
     (c) To the extent necessary, matched Elective Deferrals and Employer matching contributions will be proportionately reduced from the Participant’s Account. The Elective Deferrals (and for Limitation Years beginning after December 31, 1995, any gains attributable to such Elective Deferrals) will be distributed to the Participant and the Employer matching contributions (and for Limitation Years beginning after December 31, 1995, any gains attributable to such matching contributions) will be used to reduce the Employer’s contributions in the next Limitation Year;
     (d) If, after the application of subparagraphs (a), (b) and (c), an “Excess Amount” still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the “Excess Amount” in the Participant’s Account will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;
     (e) If, after the application of subparagraphs (a), (b) and (c), an “Excess Amount” still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the “Excess Amount” will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary; and
     (f) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, no investment gains and losses shall be allocated to such suspense account. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants’ Accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. Except as provided in (a), (b) and (c) above, “Excess Amounts” may not be distributed to Participants or Former Participants.
4.6 ROLLOVERS
     (a) If elected in the Adoption Agreement and with the consent of the Administrator, the Plan may accept a “rollover,” provided the “rollover” will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for the Employer. The amounts rolled over shall be set up in a separate account herein referred to as a “Participant’s Rollover Account.” Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason. For purposes of this Section, the term Participant shall include any Eligible Employee who is not yet a Participant, if, pursuant to the Adoption Agreement, “rollovers” are permitted to be accepted from Eligible Employees. In addition, for purposes of this Section the term Participant shall also include former Employees if the Employer and Administrator consent to accept “rollovers” of distributions made to former Employees from any plan of the Employer.
     (b) Amounts in a Participant’s Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as elected in the Adoption Agreement and subsection (c) below. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.
     (c) At Normal Retirement Date, or such other date when the Participant or Eligible Employee or such Participant’s or Eligible Employee’s Beneficiary shall be entitled to receive benefits, the Participant’s Rollover Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary. Any distribution of amounts held in a Participant’s Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5 and 6.6, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. Furthermore, such amounts shall be considered to be part of a Participant’s benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.
     (d) The Administrator may direct that rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated, invested as part of the general Trust Fund or, if elected in the Adoption Agreement, directed by the Participant.
     (e) For purposes of this Section, the term “qualified plan” shall mean any tax qualified plan under Code Section 401(a), or any other plans from which distributions are eligible to be rolled over into this Plan pursuant to the Code. The term “rollover” means: (i) amounts transferred to this Plan in a direct rollover made pursuant to Code Section 401(a)(31) from another “qualified plan”; (ii) distributions received by an Employee from other “qualified plans” which are eligible for tax-free rollover to a “qualified plan” and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual
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retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another “qualified plan” (B) were eligible for tax-free rollover to a “qualified plan” and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.
     (f) Prior to accepting any “rollovers” to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counsel or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section.
4.7 PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS
     (a) With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax qualified plans under Code Section 401(a), provided the plan from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a “Participant’s Transfer Account.” Furthermore, for Vesting purposes, the Participant’s Transfer Account shall be treated as a separate “Participant’s Account.”
     (b) Amounts in a Participant’s Transfer Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as elected in the Adoption Agreement and subsection (d) below, provided the restrictions of subsection (c) below and Section 6.15 are satisfied. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.
     (c) Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).
     (d) At Normal Retirement Date, or such other date when the Participant or the Participant’s Beneficiary shall be entitled to receive benefits, the Participant’s Transfer Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary. Any distribution of amounts held in a Participant’s Transfer Account shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5 and 6.6, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. Furthermore, such amounts shall be considered to be part of a Participant’s benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.
     (e) The Administrator may direct that Employee transfers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated, invested as part of the general Trust Fund or, if elected in the Adoption Agreement, directed by the Participant.
     (f) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any “Section 411(d)(6) protected benefit” as described in Section 8.1(e).
4.8 VOLUNTARY EMPLOYEE CONTRIBUTIONS
     (a) Except as provided in subsection 4.8(b) below, this Plan will not accept after-tax voluntary Employee contributions. If this is an amendment to a Plan that had previously allowed after-tax voluntary Employee contributions, then this Plan will not accept after-tax voluntary Employee contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer.
     (b) For 401(k) Plans, if elected in the Adoption Agreement, each Participant who is eligible to make Elective Deferrals may, in accordance with nondiscriminatory procedures established by the Administrator, elect to make after-tax voluntary Employee contributions to this Plan. Such contributions must generally be paid to the Trustee within a reasonable period of time after being received by the Employer.
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     (c) The balance in each Participant’s Voluntary Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.
     (d) A Participant may elect at any time to withdraw after-tax voluntary Employee contributions from such Participant’s Voluntary Contribution Account and the actual earnings thereon in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to after-tax voluntary Employee contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for the withdrawal. Forfeitures of Employer contributions shall not occur solely as a result of an Employee’s withdrawal of after-tax voluntary Employee contributions.
     In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any plan maintained by the Employer, then the Participant shall be barred from making any after-tax voluntary Employee contributions for a period of twelve (12) months after receipt of the hardship distribution.
     (e) At Normal Retirement Date, or such other date when the Participant or the Participant’s Beneficiary is entitled to receive benefits, the Participant’s Voluntary Contribution Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary.
     (f) To the extent a Participant has previously made mandatory Employee contributions under prior provisions of this Plan, such contributions will be treated as after-tax voluntary Employee contributions.
4.9 QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS
     (a) If this is an amendment to a Plan that previously permitted deductible voluntary Employee contributions, then each Participant who made “Qualified Voluntary Employee Contributions” within the meaning of Code Section 219(e)(2) as it existed prior to the enactment of the Tax Reform Act of 1986, shall have such contributions held in a separate Qualified Voluntary Employee Contribution Account which shall be fully Vested at all times. Such contributions, however, shall not be permitted for taxable years beginning after December 31, 1986.
     (b) A Participant may, upon written request delivered to the Administrator, make withdrawals from such Participant’s Qualified Voluntary Employee Contribution Account. Any distribution shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.
     (c) At Normal Retirement Date, or such other date when the Participant or the Participant’s Beneficiary is entitled to receive benefits, the Qualified Voluntary Employee Contribution Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary.
4.10 DIRECTED INVESTMENT ACCOUNT
     (a) If elected in the Adoption Agreement, all Participants may direct the Trustee as to the investment of all or a portion of their individual account balances as set forth in the Adoption Agreement and within limits set by the Employer. Participants may direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest their accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the account of any Participant that is subject to investment direction of such Participant will be considered a Participant Directed Account.
     (b) The Administrator will establish a Participant Direction Procedure, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this Section, how often changes between investments may be made, and any other limitations and provisions that the Administrator may impose on a Participant’s right to direct investments.
     (c) The Administrator may, in its discretion, include or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.
     (d) As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:
(1) to the extent the assets in a Participant Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Account shall be based upon the
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total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and
(2) to the extent the assets in a Participant Directed Account are accounted for as segregated assets, the allocation of earnings, gains on and losses from such assets shall be made on a separate and distinct basis.
     (e) Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.
     (f) If the Employer has elected in the Adoption Agreement that it intends to operate any portion of this Plan as an Act Section 404(c) plan, the Participant Direction Procedures should provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including but not limited to, the following:
(1) the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in a Directed Investment Option;
(2) the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the Directed Investment Options;
(3) applicable restrictions on transfers to and from any Designated Investment Alternative;
(4) any restrictions on the exercise of voting, tender and similar rights related to a Directed Investment Option by the Participants or their Beneficiaries;
(5) a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of a Directed Investment Option; and
(6) general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:
(i) the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;
(ii) any designated Investment Managers; and
(iii) a description of the additional information that may be obtained upon request from the Fiduciary designated to provide such information.
     (g) With respect to those assets in a Participant’s Directed Account, the Participant or Beneficiary shall direct the Trustee with regard to any voting, tender and similar rights associated with the ownership of such assets (hereinafter referred to as the “Stock Rights”) as follows based on the election made in the Adoption Agreement:
(1) each Participant or Beneficiary shall direct the Trustee to vote or otherwise exercise such Stock Rights in accordance with the provisions, conditions and terms of any such Stock Rights;
(2) such directions shall be provided to the Trustee by the Participant or Beneficiary in accordance with the procedure as established by the Administrator and the Trustee shall vote or otherwise exercise such Stock Rights with respect to which it has received directions to do so under this Section; and
(3) to the extent to which a Participant or Beneficiary does not instruct the Trustee to vote or otherwise exercise such Stock Rights, such Participants or Beneficiaries shall be deemed to have directed the Trustee that such Stock Rights remain nonvoted and unexercised.
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     (h) Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to Participants in one or more documents (or in any other form, including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.
4.11 INTEGRATION IN MORE THAN ONE PLAN
          If the Employer maintains qualified retirement plans that provide for permitted disparity (integration), the provisions of Section 4.3(b)(4) will apply. Furthermore, if the Employer maintains two or more standardized paired plans, only one plan may provide for permitted disparity.
4.12 QUALIFIED MILITARY SERVICE
          Notwithstanding any provisions of this Plan to the contrary, effective as of the later of December 12, 1994, or the Effective Date of the Plan, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Furthermore, loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).
ARTICLE V
VALUATIONS
5.1 VALUATION OF THE TRUST FUND
          The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and may deduct all expenses for which the Trustee has not yet been paid by the Employer or the Trust Fund. The Trustee may update the value of any shares held in a Participant Directed Account by reference to the number of shares held on behalf of the Participant, priced at the market value as of the Valuation Date.
5.2 METHOD OF VALUATION
          In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.
ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS
6.1 DETERMINATION OF BENEFITS UPON RETIREMENT
          Every Participant may terminate employment with the Employer and retire for purposes hereof on the Participant’s Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until such Participant’s Retirement Date. Upon a Participant’s Retirement Date, or if elected in the Adoption Agreement, the attainment of Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Administrator shall direct the distribution, at the election of the Participant, of the Participant’s entire Vested interest in the Plan in accordance with Section 6.5.
6.2 DETERMINATION OF BENEFITS UPON DEATH
     (a) Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall, if elected in the Adoption Agreement, become fully Vested. The Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution of the deceased Participant’s Vested accounts to the Participant’s Beneficiary.
     (b) Upon the death of a Former Participant, the Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution of any remaining Vested amounts credited to the accounts of such deceased Former Participant to such Former Participant’s Beneficiary.
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     (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.
     (d) Unless otherwise elected in the manner prescribed in Section 6.6, the Beneficiary of the Pre-Retirement Survivor Annuity shall be the Participant’s surviving spouse. Except, however, the Participant may designate a Beneficiary other than the spouse for the Pre-Retirement Survivor Annuity if:
(1) the Participant and the Participant’s spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in Section 6.6, and the spouse has waived the right to be the Participant’s Beneficiary,
(2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise),
(3) the Participant has no spouse, or
(4) the spouse cannot be located.
          In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the IRS) notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing (or in such other form as permitted by the IRS) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.
     (e) A Participant may, at any time, designate a Beneficiary for death benefits, if any, payable under the Plan that are in excess of the Pre-Retirement Survivor Annuity without the waiver or consent of the Participant’s spouse. In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant’s death, the death benefit will be paid in the following order of priority, unless the Employer specifies a different order of priority in an addendum to the Adoption Agreement, to:
(1) The Participant’s surviving spouse;
(2) The Participant’s children, including adopted children, per stirpes
(3) The Participant’s surviving parents, in equal shares; or
(4) The Participant’s estate.
If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s estate.
     (f) Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant’s designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise or a subsequent Beneficiary designation is made.
     (g) If the Plan provides an insured death benefit and a Participant dies before any insurance coverage to which the Participant is entitled under the Plan is effected, the death benefit from such insurance coverage shall be limited to the premium which was or otherwise would have been used for such purpose.
     (h) In the event of any conflict between the terms of this Plan and the terms of any Contract issued hereunder, the Plan provisions shall control.
6.3 DETERMINATION OF BENEFITS IN EVENT OF DISABILITY
          In the event of a Participant’s Total and Permanent Disability prior to the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall, if elected in the Adoption Agreement, become fully Vested. In the event of a Participant’s Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 6.5 and 6.7, shall direct the distribution to such Participant of the entire Vested interest in the Plan.
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6.4 DETERMINATION OF BENEFITS UPON TERMINATION
     (a) If a Participant’s employment with the Employer is terminated for any reason other than death, Total and Permanent Disability, or retirement, then such Participant shall be entitled to such benefits as are provided herein.
          Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct that the entire Vested portion of the Terminated Participant’s Combined Account be payable to such Terminated Participant provided the conditions, if any, set forth in the Adoption Agreement have been satisfied. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.
          Regardless of whether distributions in kind are permitted, in the event the amount of the Vested portion of the Terminated Participant’s Combined Account equals or exceeds the fair market value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on such Terminated Participant’s life in such form or with such endorsements, so that the settlement options and forms of payment are consistent with the provisions of Section 6.5. In the event that the Terminated Participant’s Vested portion does not at least equal the fair market value of the Contracts, if any, the Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or the Trustee, pursuant to the Participant’s election, may borrow the cash value of the Contracts from the Insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant’s Combined Account and then assign the Contracts to the Terminated Participant.
          Notwithstanding the above, unless otherwise elected in the Adoption Agreement, if the value of a Terminated Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000 (or, $3,500 for distributions made prior to the later of the first day of the first Plan Year beginning on or after August 5, 1997, or the date specified in the Adoption Agreement) the Administrator shall direct that the entire Vested benefit be paid to such Participant in a single lump-sum without regard to the consent of the Participant or the Participant’s spouse. A Participant’s Vested benefit shall not include Qualified Voluntary Employee Contributions within the meaning of Code Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989. Furthermore, the determination of whether the $5,000 (or, if applicable, $3,500) threshold has been exceeded is generally based on the value of the Vested benefit as of the Valuation Date preceding the date of the distribution. However, if the “lookback rule” applies, the applicable threshold is deemed to be exceeded if the Vested benefit exceeded the applicable threshold at the time of any prior distribution. The “lookback rule” generally applies to all distributions made prior to March 22, 1999. With respect to distributions made on or after March 22, 1999, the “lookback rule” applies if either (1) the provisions of Section 6.12 do not apply or (2) a Participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution has not yet been made, and if the value of the Participant’s benefit, determined at the time of the first distribution under that optional form of benefit exceeded the applicable threshold. However, the Plan does not fail to satisfy the requirements of this paragraph if, prior to the adoption of this Prototype Plan, the “lookback rule” was applied to all distributions. Notwithstanding the preceding, the “lookback rule” will not apply to any distributions made on or after October 17, 2000.
     (b) The Vested portion of any Participant’s Account shall be a percentage of such Participant’s Account determined on the basis of the Participant’s number of Years of Service (or Periods of Service if the Elapsed Time Method is elected) according to the vesting schedule specified in the Adoption Agreement. However, a Participant’s entire interest in the Plan shall be non-forfeitable upon the Participant’s Normal Retirement Age (if the Participant is employed by the Employer on or after such date).
     (c) For any Top Heavy Plan Year, the minimum top heavy vesting schedule elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum top heavy vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became top heavy. Further, no decrease in a Participant’s Vested percentage shall occur in the event the Plan’s status as top heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become top heavy and the Vested percentage of such Employee’s Participant’s Account shall be determined without regard to this Section 6.4(c).
          If in any subsequent Plan Year the Plan ceases to be a Top Heavy Plan, then unless a specific Plan amendment is made to provide otherwise, the Administrator will continue to use the vesting schedule in effect while the Plan was a Top Heavy Plan.
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     (d) Upon the complete discontinuance of the Employer’s contributions to the Plan (if this is a profit sharing plan) or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.
     (e) If this is an amended or restated Plan, then notwithstanding the vesting schedule specified in the Adoption Agreement, the Vested percentage of a Participant’s Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement. The computation of a Participant’s nonforfeitable percentage of such Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article, or due to changes in the Plan’s status as a Top Heavy Plan. Furthermore, if the Plan’s vesting schedule is amended, then the amended schedule will only apply to those Participants who complete an Hour of Service after the effective date of the amendment.
     (f) If the Plan’s vesting schedule is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service (or Periods of Service if the Elapsed Time Method is elected) as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:
(1) the adoption date of the amendment,
(2) the effective date of the amendment, or
(3) the date the Participant receives written notice of the amendment from the Employer or Administrator.
     (g) In determining Years of Service or Periods of Service for purposes of vesting under the Plan, Years of Service or Periods of Service shall be excluded as elected in the Adoption Agreement.
6.5 DISTRIBUTION OF BENEFITS
     (a)(1) Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of all Plan benefits in the form of a Joint and Survivor Annuity. The Joint and Survivor Annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant’s death shall continue to the spouse during the spouse’s lifetime at a rate equal to either fifty percent (50%), seventy-five percent (75%) (or, sixty-six and two-thirds percent (66 2/3%) if the Insurer used to provide the annuity does not offer a joint and seventy-five percent (75%) annuity), or one hundred percent (100%) of the rate at which such benefits were payable to the Participant. Unless otherwise elected in the Adoption Agreement, a joint and fifty percent (50%) survivor annuity shall be considered the designated qualified Joint and Survivor Annuity and the normal form of payment for the purposes of this Plan. However, the Participant may, without spousal consent, elect an alternative Joint and Survivor Annuity, which alternative shall be equal in value to the designated qualified Joint and Survivor Annuity. An unmarried Participant shall receive the value of such Participant’s benefit in the form of a life annuity. Such unmarried Participant, however, may elect to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the Joint and Survivor Annuity by a married Participant, but without fulfilling the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the “earliest retirement age” under the Plan. The “earliest retirement age” is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.
(2) Any election to waive the Joint and Survivor Annuity must be made by the Participant in writing (or in such other form as permitted by the IRS) during the election period and be consented to in writing (or in such other form as permitted by the IRS) by the Participant’s spouse. If the spouse is legally incompetent to give consent, the spouse’s legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse’s consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by such Participant’s spouse may be revoked by the Participant in writing (or in such other form as permitted by the IRS) without the consent of the spouse at any time during the election period. A revocation of a prior election shall cause the Participant’s benefits to be distributed as a Joint and Survivor Annuity. The number of revocations shall not be limited.
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Any new election must comply with the requirements of this paragraph. A former spouse’s waiver shall not be binding on a new spouse.
(3) The election period to waive the Joint and Survivor Annuity shall be the ninety (90) day period ending on the Annuity Starting Date.
(4) For purposes of this Section, spouse or surviving spouse means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).
(5) With regard to the election, except as otherwise provided herein, the Administrator shall provide to the Participant no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date a written (or such other form as permitted by the IRS) explanation of:
(i) the terms and conditions of the Joint and Survivor Annuity,
(ii) the Participant’s right to make and the effect of an election to waive the Joint and Survivor Annuity,
(iii) the right of the Participant’s spouse to consent to any election to waive the Joint and Survivor Annuity, and
(iv) the right of the Participant to revoke such election, and the effect of such revocation.
(6) Any distribution provided for in this Section made on or after December 31, 1996, may commence less than thirty (30) days after the notice required by Code Section 417(a)(3) is given provided the following requirements are satisfied:
(i) the Administrator clearly informs the Participant that the Participant has a right to a period of thirty (30) days after receiving the notice to consider whether to waive the Joint and Survivor Annuity and to elect (with spousal consent) a form of distribution other than a Joint and Survivor Annuity;
(ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the Joint and Survivor Annuity is provided to the Participant;
(iii) the Annuity Starting Date is after the time that the explanation of the Joint and Survivor Annuity is provided to the Participant. However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant and before the date that the distribution is permitted to commence under (iv) below; and
(iv) distribution in accordance with the affirmative election does not commence before the expiration of the seven (7) day period that begins the day after the explanation of the Joint and Survivor Annuity is provided to the Participant.
     (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive the benefit in the form of a Joint and Survivor Annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the distribution to a Participant or Beneficiary any amount to which the Participant or Beneficiary is entitled under the Plan in one or more of the following methods which are permitted pursuant to the Adoption Agreement:
(1) One lump-sum payment in cash or in property that is allocated to the accounts of the Participant at the time of the distribution;
(2) Partial withdrawals;
(3) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over
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which such payment is to be made shall not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant and the Participant’s designated Beneficiary);
(4) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and the Participant’s designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and the Participant’s designated Beneficiary).
     (c) Benefits may not be paid without the Participant’s and the Participant’s spouse’s consent if the present value of the Participant’s Joint and Survivor Annuity derived from Employer and Employee contributions exceeds, or has ever exceeded, $5,000 (or $3,500, for distributions made prior to the later of the first day of the first Plan Year beginning after August 5, 1997, or the date specified in the Adoption Agreement) and the benefit is “immediately distributable.” However, spousal consent is not required if the distribution will made in the form a Qualified Joint and Survivor Annuity and the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Age or age 62.
     If the value of the Participant’s benefit derived from Employer and Employee contributions does not exceed, and has never exceeded at the time of any prior distribution, $5,000 (or, if applicable, $3,500), then the Administrator will distribute such benefit in a lump-sum without such Participant’s consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and the Participant’s spouse consent in writing (or in such other form as permitted by the IRS) to such distribution. Any consent required under this paragraph must be obtained not more than ninety (90) days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2). Notwithstanding the preceding, the “lookback rule” (which provides that if the present value at the time of a prior distribution exceeded the applicable dollar threshold, then the present value at any subsequent time is deemed to exceed the threshold) will not apply to any distributions made on or after October 17, 2000.
     (d) The following rules will apply with respect to the consent requirements set forth in subsection (c):
(1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417;
(2) The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions that are required under Section 6.5(e);
(3) Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date;
(4) Written (or such other form as permitted by the IRS) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the Annuity Starting Date; and
(5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.
     (e) Notwithstanding any provision in the Plan to the contrary, for Plan Years beginning after December 31, 1996, the distribution of a Participant’s benefits, whether under the Plan or through the purchase of an annuity Contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2):
(1) A Participant’s benefits will be distributed or must begin to be distributed not later than the Participant’s “required beginning date.” Alternatively, distributions to a Participant must begin no later than the Participant’s “required beginning date” and must be made over the life of the Participant (or the lives of the Participant and the Participant’s designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and the Participant’s designated Beneficiary) in accordance with Regulations. However, if the distribution is to be in the form of a joint and survivor annuity or single life annuity, then distributions must begin no later than the “required beginning date” and must be made over the life of the Participant (or the lives of the Participant and the Participant’s designated Beneficiary) in accordance with Regulations.
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(2) The “required beginning date” for a Participant who is a “five percent (5%) owner” with respect to the Plan Year ending in the calendar year in which such Participant attains age 70 1/2 means April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2. Once distributions have begun to a “five percent (5%) owner” under this subsection, they must continue to be distributed, even if the Participant ceases to be a “five percent (5%) owner” in a subsequent year.
(3) The “required beginning date” for a Participant other than a “five percent (5%) owner” means, unless the Employer has elected to continue the pre-SBJPA rules in the Adoption Agreement, April 1st of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires.
(4) If the election is made to continue the pre-SBJPA rules, then except as provided below, the “required beginning date” is April 1st of the calendar year following the calendar year in which a Participant attains age 70 1/2.
(i) However, the “required beginning date” for a Participant who had attained age 70 1/2 before January 1, 1988, and was not a five percent (5%) owner (within the meaning of Code Section 416) at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year, is April 1st of the calendar year following the calendar in which the Participant retires.
(ii) Notwithstanding (i) above, the “required beginning date” for a Participant who was a five percent (5%) owner (within the meaning of Code Section 416) at any time during the five (5) Plan Year period ending in the calendar year in which the Participant attained age 70 1/2 is April 1st of the calendar year in which the Participant attained age 70 1/2. In the case of a Participant who became a five percent (5%) owner during any Plan Year after the calendar year in which the Participant attained age 70 1/2, the “required beginning date” is April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends.
(5) If this is an amendment or restatement of a plan that contained the pre-SBJPA rules and an election is made to use the post-SBJPA rules, then the transition rules elected in the Adoption Agreement will apply.
(6) Except as otherwise provided herein, “five percent (5%) owner” means, for purposes of this Section, a Participant who is a five percent (5%) owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.
(7) Distributions to a Participant and such Participant’s Beneficiaries will only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.
(8) For purposes of this Section, the life expectancy of a Participant and/or a Participant’s spouse (other than in the case of a life annuity) shall or shall not be redetermined annually as elected in the Adoption Agreement and in accordance with Regulations. If the Participant or the Participant’s spouse may elect, pursuant to the Adoption Agreement, to have life expectancies recalculated, then the election, once made shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant’s spouse shall not be subject to recalculation. Life expectancy and joint and last survivor life expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.
(9) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, or if later, the date specified in the Adoption Agreement, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
However, if the date specified in the Adoption Agreement is a date in 2001 other than January 1, 2001, then with respect to distributions under the Plan made on or after such date for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to the specified date are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to the specified date are less than the amount
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determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
     (f) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of this Plan.
     (g) Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have retirement benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA).
     (h) If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant’s Account, and the Participant may increase the Vested percentage in such account, then at any relevant time the Participant’s Vested portion of the account will be equal to an amount (“X”) determined by the formula:
X equals P (AB plus D) - D
          For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and the relevant time is the time at which, under the Plan, the Vested percentage in the account cannot increase.
          However, the Employer may attach an addendum to the Adoption Agreement to provide that a separate account shall be established for the Participant’s interest in the Plan as of the time of the distribution, and at any relevant time the Participant’s Vested portion of the separate account will be equal to an amount determined as follows: P (AB plus (R x D)) — (R x D) where R is the ratio of the account balance at the relevant time to the account balance after distribution and the other terms have the same meaning as in the preceding paragraph. Any amendment to change the formula in accordance with the preceding sentence shall not be considered an amendment which causes this Plan to become an individually designed Plan.
     (i) If this is a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant’s interest in the Plan under a particular optional form of benefit, then the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the Act requirements at 29 CFR 2520.104b-3 relating to a summary of material modifications or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.
6.6 DISTRIBUTION OF BENEFITS UPON DEATH
     (a) Unless otherwise elected as provided below, a Vested Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have the Pre-Retirement Survivor Annuity paid to the surviving spouse. The Participant’s spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant’s death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant’s spouse shall be subject to the rules specified in Section 6.6(h).
     (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant’s death must be made by the Participant in writing (or in such other form as permitted by the IRS) during the election period and shall require the spouse’s irrevocable consent in the same manner provided for in Section 6.5(a)(2). Further, the spouse’s consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.
     (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant’s death. An earlier waiver (with spousal consent) may be made provided a written (or such other form as permitted by the IRS) explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.
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Defined Contribution Plan
     (d) With regard to the election, the Administrator shall provide each Participant within the applicable election period, with respect to such Participant (and consistent with Regulations), a written (or such other form as permitted by the IRS) explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.5(a)(5). For the purposes of this paragraph, the term “applicable period” means, with respect to a Participant, whichever of the following periods ends last:
(1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;
(2) A reasonable period after the individual becomes a Participant;
(3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant; or
(4) A reasonable period ending after Code Section 401(a)(11) applies to the Participant.
          For purposes of applying this subsection, a reasonable period ending after the enumerated events described in (2), (3) and (4) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.
     (e) The Pre-Retirement Survivor Annuity provided for in this Section shall apply only to Participants who are credited with an Hour of Service on or after August 23, 1984. Former Participants who are not credited with an Hour of Service on or after August 23, 1984, shall be provided with rights to the Pre-Retirement Survivor Annuity in accordance with Section 303(e)(2) of the Retirement Equity Act of 1984.
     (f) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed, and has never exceeded at the time of any prior distribution, $5,000 (or, $3,500 for distributions made prior to the later of the first day of the first Plan Year beginning after August 5, 1997, or the date specified in the Adoption Agreement) the Administrator shall direct the distribution of such amount to the Participant’s spouse as soon as practicable. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing (or in such other form as permitted by the IRS). If the value exceeds, or has ever exceeded at the time of any prior distribution, $5,000 (or, if applicable, $3,500), an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing (or in such other form as permitted by the IRS) to such distribution. Any consent required under this paragraph must be obtained not more than ninety (90) days before commencement of the distribution and shall be made in a manner consistent with Section 6.5(a)(2). Notwithstanding the preceding, the “lookback rule” (which provides that if the present value at the time of a prior distribution exceeded the applicable dollar threshold, then the present value at any subsequent time is deemed to exceed the threshold) will not apply to any distributions made on or after October 17, 2000.
     (g) Death benefits may be paid to a Participant’s Beneficiary in one of the following optional forms of benefits subject to the rules specified in Section 6.6(h) and the elections made in the Adoption Agreement. Such optional forms of distributions may be elected by the Participant in the event there is an election to waive the Pre-Retirement Survivor Annuity, and for any death benefits in excess of the Pre-Retirement Survivor Annuity. However, if no optional form of distribution was elected by the Participant prior to death, then the Participant’s Beneficiary may elect the form of distribution:
(1) One lump-sum payment in cash or in property that is allocated to the accounts of the Participant at the time of the distribution.
(2) Partial withdrawals.
(3) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or the Participant’s Beneficiary. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. After periodic installments commence, the Beneficiary shall have the right to reduce the period over which such periodic installments shall be made, and the cash amount of such periodic installments shall be adjusted accordingly.
(4) In the form of an annuity over the life expectancy of the Beneficiary.
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(5) If death benefits in excess of the Pre-Retirement Survivor Annuity are to be paid to the surviving spouse, such benefits may be paid pursuant to (1), (2) or (3) above, or used to purchase an annuity so as to increase the payments made pursuant to the Pre-Retirement Survivor Annuity.
     (h) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder.
(1) If it is determined, pursuant to Regulations, that the distribution of a Participant’s interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution elected pursuant to Section 6.5 as of the date of death.
(2) If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant’s Beneficiaries in accordance with the following rules subject to the elections made in the Adoption Agreement and subsections 6.6(h)(3) and 6.6(i) below:
(i) The entire death benefit shall be distributed to the Participant’s Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant’s death occurs;
(ii) The 5-year distribution requirement of (i) above shall not apply to any portion of the deceased Participant’s interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died (or such later date as may be prescribed by Regulations);
(iii) However, in the event the Participant’s spouse (determined as of the date of the Participant’s death) is the designated Beneficiary, the provisions of (ii) above shall apply except that the requirement that distributions commence within one year of the Participant’s death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.
(3) Notwithstanding subparagraph (2) above, or any elections made in the Adoption Agreement, if a Participant’s death benefits are to be paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant’s surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2.
     (i) For purposes of Section 6.6(h)(2), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement (if permitted in the Adoption Agreement) must be made no later than December 31st of the calendar year following the calendar year of the Participant’s death. Except, however, with respect to a designated Beneficiary who is the Participant’s surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, December 31st of the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant’s death. An election by a designated Beneficiary must be in writing (or in such other form as permitted by the IRS) and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.
     (j) For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse (other than in the case of a life annuity) shall or shall not be redetermined annually as elected in the Adoption Agreement and in accordance with Regulations. If the Participant may elect, pursuant to the Adoption Agreement, to have life expectancies recalculated, then the election, once made shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant’s spouse shall not be subject to recalculation. Life expectancy and joint and last survivor life expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 1.72-9.
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     (k) For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.
     (l) In the event that less than one hundred percent (100%) of a Participant’s interest in the Plan is distributed to such Participant’s spouse, the portion of the distribution attributable to the Participant’s Voluntary Contribution Account shall be in the same proportion that the Participant’s Voluntary Contribution Account bears to the Participant’s total interest in the Plan.
     (m) Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA).
6.7 TIME OF DISTRIBUTION
          Except as limited by Sections 6.5 and 6.6, whenever a distribution is to be made, or a series of payments are to commence, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer.
          Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant’s spouse, to consent to a distribution that is “immediately distributable” (within the meaning of Section 6.5(d)), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.
6.8 DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY
          In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor or incompetent Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.
6.9 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN
          In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, if the value of a Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the amount distributable may be treated as a Forfeiture at the time it is determined that the whereabouts of the Participant or the Participant’s Beneficiary can not be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution, if necessary. Upon Plan termination, the portion of the distributable amount that is an “eligible rollover distribution” as defined in Plan Section 6.14(b)(1) may be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b). However, regardless of the preceding, a benefit that is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.
6.10 IN-SERVICE DISTRIBUTION
          For Profit Sharing Plans and 401(k) Profit Sharing Plans, if elected in the Adoption Agreement, at such time as the conditions set forth in the Adoption Agreement have been satisfied, then the Administrator, at the election of a Participant who has not severed employment with the Employer, shall direct the distribution of up to the entire Vested amount then credited to the accounts as elected in the Adoption Agreement maintained on behalf of such Participant. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder. Furthermore, if an in-service distribution is permitted from more than one account type, the Administrator may determine any ordering of a Participant’s in-service distribution from such accounts.
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Defined Contribution Plan
6.11 ADVANCE DISTRIBUTION FOR HARDSHIP
     (a) For Profit Sharing Plans and 401(k) Plans (except to the extent Section 12.9 applies), if elected in the Adoption Agreement, the Administrator, at the election of the Participant, shall direct the distribution to any Participant in any one Plan Year up to the lesser of 100% of the Vested interest of the Participant’s Combined Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the account from which the distribution is made shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is for an immediate and heavy financial need. The Administrator will determine whether there is an immediate and heavy financial need based on the facts and circumstances. An immediate and heavy financial need includes, but is not limited to, a distribution for one of the following:
(1) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any of the Participant’s dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care as described in Code Section 213(d);
(2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(3) Funeral expenses for a member of the Participant’s family;
(4) Payment of tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Code Section 152); or
(5) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence.
     (b) If elected in the Adoption Agreement, no distribution shall be made pursuant to this Section from the Participant’s Account until such Account has become fully Vested. Furthermore, if a hardship distribution is permitted from more than one account type, the Administrator may determine any ordering of a Participant’s hardship distribution from such accounts.
     (c) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.
6.12 SPECIAL RULE FOR CERTAIN PROFIT SHARING PLANS
     (a) The provisions of this Section apply to a Participant in a Profit Sharing Plan or 401(k) Profit Sharing Plan to the extent elected in the Adoption Agreement.
     (b) If an election is made to not offer life annuities as a form of distribution, then a Participant shall be prohibited from electing benefits in the form of a life annuity and the Joint and Survivor Annuity provisions of Section 6.5 shall not apply.
     (c) Notwithstanding anything in Sections 6.2 and 6.6 to the contrary, upon the death of a Participant, the automatic form of distribution will be a lump-sum rather than a Qualified Pre-Retirement Survivor Annuity. Furthermore, the Participant’s spouse will be the Beneficiary of the Participant’s entire Vested interest in the Plan unless an election is made to waive the spouse as Beneficiary. The other provisions in Section 6.2 shall be applied by treating the death benefit in this subsection as though it is a Qualified Pre-Retirement Survivor Annuity.
     (d) Except to the extent otherwise provided in this Section, the provisions of Sections 6.2, 6.5 and 6.6 regarding spousal consent shall be inoperative with respect to this Plan.
     (e) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that:
(1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(2) the Participant, after receiving the notice, affirmatively elects a distribution.
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Defined Contribution Plan
6.13 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION
          All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meanings set forth under Code Section 414(p).
6.14 DIRECT ROLLOVERS
     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election under this Section, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” that is equal to at least $500 paid directly to an “eligible retirement plan” specified by the “distributee” in a “direct rollover.”
     (b) For purposes of this Section, the following definitions shall apply:
(1) An “eligible rollover distribution” means any distribution described in Code Section 402(c)(4) and generally includes any distribution of all or any portion of the balance to the credit of the distributee, except that an “eligible rollover distribution” does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); for distributions made after December 31, 1998, any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution reasonably expected to total less than $200 during a year.
(2) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified plan described in Code Section 401(a), that accepts the “distributee’s” “eligible rollover distribution.” However, in the case of an “eligible rollover distribution” to the surviving spouse, an “eligible retirement plan” is an individual retirement account or individual retirement annuity.
(3) A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.
(4) A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the “distributee.”
6.15 TRANSFER OF ASSETS FROM A MONEY PURCHASE PLAN
(a) This Section shall be effective as of the following date:
(1) for Plans not entitled to extended reliance as described in Revenue Ruling 94-76, the first day of the first Plan Year beginning on or after December 12, 1994, or if later, 90 days after December 12, 1994; or
(2) for Plans entitled to extended reliance as described in Revenue Ruling 94-76, as of the first day of the first Plan Year following the Plan Year in which the extended reliance period applicable to the Plan ends. However, in the event of a transfer of assets to the Plan from a money purchase plan that occurs after the date of the most recent determination letter, the effective date of the amendment shall be the date immediately preceding the date of such transfer of assets.
     (b) Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s retirement, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to after-tax voluntary Employee contributions or to a direct or indirect rollover contribution).
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Defined Contribution Plan
6.16 ELECTIVE TRANSFERS OF BENEFITS TO OTHER PLANS
     (a) If a voluntary, fully-informed election is made by a Participant, then if the conditions set forth herein are satisfied, a Participant’s entire benefit may be transferred between qualified plans (other than any direct rollover described in Q&A-3 of Regulation 1.401(a)(31)-1). As an alternative to the transfer, the Participant may elect to retain the Participant’s “Section 411(d)(6) protected benefits” under the Plan (or, if the plan is terminating, to receive any optional form of benefit for which the Participant is eligible under the plan as required by Code Section 411(d)(6)). A transfer between qualified plans may only be made pursuant to this subsection if the following additional requirements are met:
(i) The transfer occurs at a time at which the participant’s benefits are distributable. A Participant’s benefits are distributable on a particular date if, on that date, the Participant is eligible, under the terms of the Plan, to receive an immediate distribution of these benefits (e.g., in the form of an immediately commencing annuity) from that plan under provisions of the plan not inconsistent with Code Section 401(a);
(ii) For transfers that occur on or after January 1, 2002, the transfer occurs at a time at which the Participant is not eligible to receive an immediate distribution of the participant’s entire nonforfeitable accrued benefit in a single-sum distribution that would consist entirely of an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C);
(iii) The participant is fully Vested in the transferred benefit in the transferee plan;
(iv) In the case of a transfer from a defined contribution plan to a defined benefit plan, the defined benefit plan provides a minimum benefit, for each Participant whose benefits are transferred, equal to the benefit, expressed as an annuity payable at normal retirement age, that is derived solely on the basis of the amount transferred with respect to such Participant; and
(v) The amount of the benefit transferred, together with the amount of any contemporaneous Code Section 401(a)(31) direct rollover to the transferee plan, equals the Participant’s entire nonforfeitable accrued benefit under the Plan.
     (b) If a voluntary, fully-informed election is made by a Participant, then if the conditions set forth herein are satisfied, a Participant’s entire benefit may be transferred between qualified defined contribution plans (other than any direct rollover described in Q&A-3 of Regulation 1.401(a)(31)-1). As an alternative to the transfer, the Participant may elect to retain the Participant’s “Section 411(d)(6) protected benefits” under the Plan (or, if the plan is terminating, to receive any optional form of benefit for which the Participant is eligible under the plan as required by Code Section 411(d)(6)). A transfer between qualified plans may only be made pursuant to this subsection if the following additional requirements are met:
(i) To the extent the benefits are transferred from a money purchase pension plan, the transferee plan must be a money purchase pension plan. To the extent the benefits being transferred are part of a qualified cash or deferred arrangement under Code Section 401(k), the benefits must be transferred to a qualified cash or deferred arrangement under Code Section 401(k). Benefits transferred from a profit-sharing plan other than from a qualified cash or deferred arrangement, or from a stock bonus plan other than an employee stock ownership plan, may be transferred to any type of defined contribution plan; and
(ii) The transfer must be made either in connection with an asset or stock acquisition, merger, or other similar transaction involving a change in employer of the employees of a trade or business (i.e., an acquisition or disposition within the meaning of Regulation 1.410(b)-2(f)) or in connection with the Participant’s change in employment status to an employment status with respect to which the Participant is not entitled to additional allocations under the Plan.
ARTICLE VII
TRUSTEE AND CUSTODIAN
7.1 BASIC RESPONSIBILITIES OF THE TRUSTEE
     (a) The provisions of this Article, other than Section 7.6, shall not apply to this Plan if a separate trust agreement is being used as specified in the Adoption Agreement.
     (b) The Trustee is accountable to the Employer for the funds contributed to the Plan by the Employer, but the Trustee does not have any duty to see that the contributions received comply with the provisions of the Plan.
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The Trustee is not obligated to collect any contributions from the Employer, nor is it under a duty to see that funds deposited with it are deposited in accordance with the provisions of the Plan.
     (c) The Trustee will credit and distribute the Trust Fund as directed by the Administrator. The Trustee is not obligated to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or whether the manner of making any payment or distribution is proper. The Trustee is accountable only to the Administrator for any payment or distribution made by it in good faith on the order or direction of the Administrator.
     (d) In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures if the Plan permits Participant directed investments), the Employer, or an Investment Manager or other agent appointed by the Employer with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.
(1) The Trustee shall be entitled to rely fully on the written (or other form acceptable to the Administrator and the Trustee, including but not limited to, voice recorded) instructions of a Participant (pursuant to the Participant Direction Procedures), the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.
(2) The Trustee may delegate the duty of executing such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.
(3) The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such direction improper by virtue of applicable law. The Trustee shall not be responsible or liable for any loss or expense that may result from the Trustee’s refusal or failure to comply with any direction from the Participant.
(4) Any costs and expenses related to compliance with the Participant’s directions shall be borne by the Participant’s Directed Account, unless paid by the Employer.
(5) Notwithstanding anything herein above to the contrary, the Trustee shall not invest any portion of a Participant’s Directed Account in “collectibles” within the meaning of Code Section 408(m).
     (e) The Trustee will maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report pursuant to Section 7.9.
     (f) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.
     (g) The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any such person.
7.2 INVESTMENT POWERS AND DUTIES OF DISCRETIONARY TRUSTEE
     (a) This Section applies if the Employer, in the Adoption Agreement or as otherwise agreed upon by the Employer and the Trustee, designates the Trustee to administer all or a portion of the trust as a discretionary Trustee. If so designated, then the Trustee has the discretion and authority to invest, manage, and control those Plan assets except, however, with respect to those assets which are subject to the investment direction of a Participant (if Participant directed investments are permitted), or an Investment Manager, the Administrator, or other agent appointed by the Employer. The exercise of any investment discretion hereunder shall be consistent with the “funding policy and method” determined by the Employer.
     (b) The Trustee shall, except as otherwise provided in this Plan, invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, common or preferred stocks, open-end or closed-end mutual funds, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly
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authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times this Plan may qualify as a qualified Plan and Trust.
     (c) The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Plan, shall have the following powers and authorities to be exercised in the Trustee’s sole discretion:
(1) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;
(2) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;
(3) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;
(4) To cause any securities or other property to be registered in the Trustee’s own name, in the name of one or more of the Trustee’s nominees, in a clearing corporation, in a depository, or in book entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;
(5) To invest in a common, collective, or pooled trust fund (the provisions of which are incorporated herein by reference) maintained by any Trustee (or any affiliate of such Trustee) hereunder pursuant to Revenue Ruling 81-100, all or such part of the Trust Fund as the Trustee may deem advisable, and the part of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The name of the trust fund may be specified in an addendum to the Adoption Agreement. The Trustee may withdraw from such common, collective, or pooled trust fund all or such part of the Trust Fund as the Trustee may deem advisable;
(6) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;
(7) To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;
(8) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
(9) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;
(10) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agents or counsel may or may not be an agent or counsel for the Employer;
(11) To apply for and procure from the Insurer as an investment of the Trust Fund any annuity or other Contracts (on the life of any Participant, or in the case of a Profit Sharing Plan (including a 401(k) plan), on the life of any person in whom a Participant has an insurable interest, or on the joint lives of a Participant and any person in whom the Participant has an insurable interest) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity,
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or other Contracts; to collect, receive, and settle for the proceeds of all such annuity, or other Contracts as and when entitled to do so under the provisions thereof;
(12) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon, including the specific authority to invest in any type of deposit of the Trustee (or of a financial institution related to the Trustee);
(13) To invest in Treasury Bills and other forms of United States government obligations;
(14) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered;
(15) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts or certificates of deposit of the Trustee (or a financial institution related to the Trustee);
(16) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and Trust and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests; and
(17) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.
7.3 INVESTMENT POWERS AND DUTIES OF NONDISCRETIONARY TRUSTEE
     (a) This Section applies if the Employer, in the Adoption Agreement or as otherwise agreed upon by the Employer and the Trustee, designates the Trustee to administer all or a portion of the trust as a nondiscretionary Trustee. If so designated, then the Trustee shall have no discretionary authority to invest, manage, or control those Plan assets, but must act solely as a directed Trustee of those Plan assets. A nondiscretionary Trustee, as directed Trustee of the Plan funds it holds, is authorized and empowered, by way of limitation, with the powers, rights and duties set forth herein and in Section 7.14, each of which the nondiscretionary Trustee exercises solely as directed Trustee in accordance with the direction of the party which has the authority to manage and control the investment of the Plan assets. If no directions are provided to the Trustee, the Employer will provide necessary direction. Furthermore, the Employer and the nondiscretionary Trustee may, in writing, limit the powers of the nondiscretionary Trustee to any combination of powers listed within this Section.
     (b) The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Plan, shall have the following powers and authorities:
(1) To invest the assets, without distinction between principal and income, in securities or property, real or personal, wherever situated, including, but not limited to, common or preferred stocks, open-end or closed-end mutual funds, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times this Plan may qualify as a qualified Plan and Trust.
(2) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;
(3) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;
(4) At the direction of the party which has the authority or discretion, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate powers, and pay any assessments or charges in
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connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;
(5) To cause any securities or other property to be registered in the Trustee’s own name, in the name of one or more of the Trustee’s nominees, in a clearing corporation, in a depository, or in book entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;
(6) To invest in a common, collective, or pooled trust fund (the provisions of which are incorporated herein by reference) maintained by any Trustee (or any affiliate of such Trustee) hereunder pursuant to Revenue Ruling 81-100, all or such part of the Trust Fund as the party which has the authority to manage and control the investment of the assets shall deem advisable, and the part of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The name of the trust fund may be specified in an addendum to the Adoption Agreement;
(7) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;
(8) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
(9) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;
(10) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be an agent or counsel for the Employer;
(11) To apply for and procure from the Insurer as an investment of the Trust Fund any annuity or other Contracts (on the life of any Participant, or in the case of a Profit Sharing Plan (including a 401(k) plan), on the life of any person in whom a Participant has an insurable interest, or on the joint lives of a Participant and any person in whom the Participant has an insurable interest) as the Administrator shall deem proper; to exercise, at the direction of the person with the authority to do so, whatever rights and privileges may be granted under such annuity or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;
(12) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon, including the specific authority to invest in any type of deposit of the Trustee (or of a financial institution related to the Trustee);
(13) To invest in Treasury Bills and other forms of United States government obligations;
(14) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered;
(15) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts or certificates of deposit of the Trustee (or a financial institution related to the Trustee); and
(16) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests.
7.4 POWERS AND DUTIES OF CUSTODIAN
          If there is a discretionary Trustee, the Employer may appoint a custodian. A custodian has the same powers, rights and duties as a nondiscretionary Trustee. Any reference in the Plan to a Trustee also is a reference to a custodian unless the
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context of the Plan indicates otherwise. A limitation of the Trustee’s liability by Plan provision also acts as a limitation of the custodian’s liability. Any action taken by the custodian at the discretionary Trustee’s direction satisfies any provision in the Plan referring to the Trustee taking that action. The resignation or removal of the custodian shall be made in accordance with Section 7.11 as though the custodian were a Trustee.
7.5 LIFE INSURANCE
     (a) The Trustee, at the direction of the Administrator and pursuant to instructions from the individual designated in the Adoption Agreement for such purpose and subject to the conditions set forth in the Adoption Agreement, shall ratably apply for, own, and pay all premiums on Contracts on the lives of the Participants or, in the case of Profit Sharing Plan (including a 401(k) plan), on the life of any person in whom the Participant has an insurable interest or on the joint lives of a Participant and any person in whom the Participant has an insurable interest. Any initial or additional Contract purchased on behalf of a Participant shall have a face amount of not less than $1,000, the amount set forth in the Adoption Agreement, or the limitation of the Insurer, whichever is greater. If a life insurance Contract is to be purchased for a Participant or Former Participant, then the aggregate premium for ordinary life insurance for each Participant or Former Participant must be less than 50% of the aggregate contributions and Forfeitures allocated to the Participant’s or Former Participant’s Combined Account. For purposes of this limitation, ordinary life insurance Contracts are Contracts with both non-decreasing death benefits and non-increasing premiums. If term insurance or universal life insurance is purchased, then the aggregate premium must be 25% or less of the aggregate contributions and Forfeitures allocated to the Participant’s or Former Participant’s Combined Account. If both term insurance and ordinary life insurance are purchased, then the premium for term insurance plus one-half of the premium for ordinary life insurance may not in the aggregate exceed 25% of the aggregate Employer contributions and Forfeitures allocated to the Participant’s or Former Participant’s Combined Account. Notwithstanding the preceding, the limitations imposed herein with respect to the purchase of life insurance shall not apply, in the case of a Profit Sharing Plan (including a 401(k) plan), to the portion of the Participant’s Account that has accumulated for at least two (2) Plan Years or to the entire Participant’s Account if the Participant has been a Participant in the Plan for at least five (5) years. Amounts transferred to this Plan in accordance with Section 4.6(e)(ii), (iii) or (v) and a Participant’s or Former Participant’s Voluntary Contribution Account may be used to purchase Contracts without limitation.
     (b) The Trustee must distribute the Contracts to the Participant or Former Participant or convert the entire value of the Contracts at or before retirement into cash or provide for a periodic income so that no portion of such value may be used to continue life insurance protection beyond commencement of benefits. Furthermore, if a Contract is purchased on the joint lives of the Participant and another person and such other person predeceases the Participant, then the Contract may not be maintained under this Plan.
     (c) Notwithstanding anything herein above to the contrary, amounts credited to a Participant’s Qualified Voluntary Employee Contribution Account pursuant to Section 4.9, shall not be applied to the purchase of life insurance Contracts. Furthermore, no life insurance Contracts shall be required to be obtained on an individual’s life if, for any reason (other than the nonpayment of premiums) the Insurer will not issue a Contract on such individual’s life.
     (d) The Trustee will be the owner of any life insurance Contract purchased under the terms of this Plan. The Contract must provide that the proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the Contract to the Participant’s designated Beneficiary in accordance with the distribution provisions of Article VI. A Participant’s spouse will be the designated Beneficiary pursuant to Section 6.2, unless a qualified election has been made in accordance with Sections 6.5 and 6.6 of the Plan, if applicable. Under no circumstances shall the Trust retain any part of the proceeds that are in excess of the cash surrender value immediately prior to death. However, the Trustee shall not pay the proceeds in a method that would violate the requirements of the Retirement Equity Act of 1984, as stated in Article VI of the Plan, or Code Section 401(a)(9) and the Regulations thereunder. In the event of any conflict between the terms of this Plan and the terms of any insurance Contract purchased hereunder, the Plan provisions shall control.
7.6 LOANS TO PARTICIPANTS
     (a) If specified in the Adoption Agreement, the Trustee (or the Administrator if the Trustee is a nondiscretionary Trustee or if loans are treated as Participant directed investments pursuant to the Adoption Agreement) may, in the Trustee’s (or, if applicable, the Administrator’s) sole discretion, make loans to Participants or Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time. Furthermore, no Participant loan shall exceed the Participant’s Vested interest in the Plan.
     (b) Loans shall not be made to any Shareholder-Employee or Owner-Employee (including an Owner-Employee’s family members as defined in Code Section 267(c)(4)) unless an exemption for such loan is obtained
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pursuant to Act Section 408 or such loan would otherwise not be a prohibited transaction pursuant to Code Section 4975 and Act Section 408.
     (c) An assignment or pledge of any portion of a Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, shall be treated as a loan under this Section.
     (d) If the Vested interest of a Participant is used to secure any loan made pursuant to this Section, then the written (or such other form as permitted by the IRS) consent of the Participant’s spouse shall be required in a manner consistent with Section 6.5(a), provided the spousal consent requirements of such Section apply to the Plan. Such consent must be obtained within the 90-day period prior to the date the loan is made. Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit or Pre-Retirement Survivor Annuity. However, unless the loan program established pursuant to this Section provides otherwise, no spousal consent shall be required under this paragraph if the total interest subject to the security is not in excess of $5,000 (or, $3,500 effective for loans made prior to the later of the first day of the first Plan Year beginning after August 5, 1997, or the date specified in the Adoption Agreement).
     (e) The Administrator shall be authorized to establish a participant loan program to provide for loans under the Plan. The loan program shall be established in accordance with Department of Labor Regulation Section 2550.408(b)-1(d)(2) providing for loans by the Plan to parties-in-interest under said Plan, such as Participants or Beneficiaries. In order for the Administrator to implement such loan program, a separate written document forming a part of this Plan must be adopted, which document shall specifically include, but need not be limited to, the following:
(1) the identity of the person or positions authorized to administer the Participant loan program;
(2) a procedure for applying for loans;
(3) the basis on which loans will be approved or denied;
(4) limitations, if any, on the types and amounts of loans offered;
(5) the procedure under the program for determining a reasonable rate of interest;
(6) the types of collateral which may secure a Participant loan; and
(7) the events constituting default and the steps that will be taken to preserve Plan assets in the event such default.
     (f) Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a loan made pursuant to this Section that is secured by the Participant’s interest in the Plan, then a Participant’s interest may be offset by the amount subject to the security to the extent there is a distributable event permitted by the Code or Regulations.
     (g) Notwithstanding anything in this Section to the contrary, if this is an amendment and restatement of an existing Plan, any loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the Plan in effect at the time such loan was made.
7.7 MAJORITY ACTIONS
          Except where there has been an allocation and delegation of powers, if there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.
7.8 TRUSTEE’S COMPENSATION AND EXPENSES AND TAXES
          The Trustee shall be paid such reasonable compensation as set forth in the Trustee’s fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. However, an individual serving as Trustee who already receives full-time compensation from the Employer shall not receive compensation from this Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.
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7.9 ANNUAL REPORT OF THE TRUSTEE
     (a) Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer’s contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:
     (1) the net income, or loss, of the Trust Fund;
     (2) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;
     (3) the increase, or decrease, in the value of the Trust Fund;
     (4) all payments and distributions made from the Trust Fund; and
     (5) such further information as the Trustee and/or Administrator deems appropriate.
     (b) The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding on the Employer and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties. However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.
7.10 AUDIT
     (a) If an audit of the Plan’s records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant’s opinion as to whether any statements, schedules or lists, that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan’s annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.
     (b) All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.
     (c) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.
7.11 RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE
     (a) Unless otherwise agreed to by both the Trustee and the Employer, a Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.
     (b) Unless otherwise agreed to by both the Trustee and the Employer, the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee’s removal.
     (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein. Until such a successor is appointed, any remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.
     (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.
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     (e) Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 7.9 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 7.9 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.9 shall have the same effect upon the statement as the Employer’s approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 7.9 and this subparagraph.
7.12 TRANSFER OF INTEREST
          Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the interest, if any, of a Participant to another trust forming part of a pension, profit sharing, or stock bonus plan that meets the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.
7.13 TRUSTEE INDEMNIFICATION
          The Employer agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee’s powers and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.
7.14 EMPLOYER SECURITIES AND REAL PROPERTY
          The Trustee shall be empowered to acquire and hold “qualifying Employer securities” and “qualifying Employer real property,” as those terms are defined in the Act. However, no more than one hundred percent (100%), in the case of a Profit Sharing Plan or 401(k) Plan, or ten percent (10%), in the case of a Money Purchase Plan, of the fair market value of all the assets in the Trust Fund may be invested in “qualifying Employer securities” and “qualifying Employer real property.”
          Notwithstanding the preceding, for Plan Years beginning after December 31, 1998, if the Plan does not permit Participants to direct the investment of their Participants’ Elective Deferral Accounts, then the Trustee shall only be permitted to acquire or hold “qualifying Employer securities” and “qualifying Employer real property” to the extent permitted under Act Section 407.
ARTICLE VIII
AMENDMENT, TERMINATION AND MERGERS
8.1 AMENDMENT
     (a) The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment that affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee’s or Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.
     (b) The Employer may (1) change the choice of options in the Adoption Agreement, (2) add any addendum to the Adoption Agreement that is specifically permitted pursuant to the terms of the Plan; (3) add overriding language to the Adoption Agreement when such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans, and (4) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as an individually designed plan. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code Section 412(d), will no longer participate in this Prototype Plan and this Plan will be considered to be an individually designed plan. Notwithstanding the preceding, the attachment to the Adoption Agreement of any addendum specifically authorized by the Plan or a list of any “Section 411(d)(6) protected benefits” which must be preserved shall not be considered an amendment to the Plan.
     (c) The Employer expressly delegates authority to the sponsor of this Prototype Plan, the right to amend each Employer’s Plan by submitting a copy of the amendment to each Employer who has adopted this Prototype Plan, after first having received a ruling or favorable determination from the Internal Revenue Service that the Prototype Plan as amended qualifies under Code Section 401(a) and the Act (unless a ruling or determination is not required by the IRS). For purposes of this Section, the mass submitter shall be recognized as the agent of the sponsor. If
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the sponsor does not adopt any amendment made by the mass submitter, it will no longer be identical to, or a minor modifier of, the mass submitter plan.
     (d) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.
     (e) Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” which results in a further restriction on such benefits unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. A Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant’s interest in the Plan under a particular optional form of benefit will be permissible if the amendment satisfies the conditions in (1) and (2) below:
(1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.
(2) The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an Annuity Starting Date earlier than the earlier of: (i) the ninetieth (90th) day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the Act requirements at 29 CFR 2520.104b-3 (relating to a summary of material modifications) or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.
8.2 TERMINATION
     (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Combined Accounts shall become 100% Vested and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.
     (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets to Participants in a manner that is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash (or in property if permitted in the Adoption Agreement) or through the purchase of irrevocable nontransferable deferred commitments from the Insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” as described in Section 8.1(e).
8.3 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS
          This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” as described in Section 8.1(e).
ARTICLE IX
TOP HEAVY PROVISIONS
9.1 TOP HEAVY PLAN REQUIREMENTS
          Notwithstanding anything in this Plan to the contrary, for any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3(f) of the Plan. Except as otherwise provided in the Plan, the minimum allocation shall be an Employer Non-Elective Contribution and, if no vesting schedule has been selected in the Adoption Agreement, shall be subject to the 6 Year Graded vesting schedule described in the Adoption Agreement.
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9.2 DETERMINATION OF TOP HEAVY STATUS
     (a) This Plan shall be a Top Heavy Plan for any plan year beginning after December 31, 1983, if any of the following conditions exists:
(1) if the “top heavy ratio” for this Plan exceeds sixty percent (60%) and this Plan is not part of any “required aggregation group” or “permissive aggregation group”;
(2) if this Plan is a part of a “required aggregation group” but not part of a “permissive aggregation group” and the “top heavy ratio” for the group of plans exceeds sixty percent (60%); or
(3) if this Plan is a part of a “required aggregation group” and part of a “permissive aggregation group” and the “top heavy ratio” for the “permissive aggregation group” exceeds sixty percent (60%).
(b) “Top heavy ratio” means, with respect to a “determination date”:
(1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan (as defined in Code Section 408(k))) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the “determination date” has or has had accrued benefits, the top heavy ratio for this plan alone or for the “required aggregation group” or “permissive aggregation group” as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the “determination date” (including any part of any account balance distributed in the 5-year period ending on the “determination date”), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the “determination date”), both computed in accordance with Code Section 416 and the Regulations thereunder. Both the numerator and denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the “determination date,” but which is required to be taken into account on that date under Code Section 416 and the Regulations thereunder.
(2) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the “determination date” has or has had any accrued benefits, the top heavy ratio for any “required aggregation group” or “permissive aggregation group” as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the “determination date,” and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (1) above, and the “present value” of accrued benefits under the defined benefit plan or plans for all participants as of the “determination date,” all determined in accordance with Code Section 416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.
(3) For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent “valuation date” that falls within or ends with the 12-month period ending on the “determination date,” except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 5-year period ending on the “determination date” will be disregarded. The calculation of the top heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the “determination dates” that fall within the same calendar year.
The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).
     (c) “Determination date” means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, “determination date” means the last day of that Plan Year.
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     (d) “Permissive aggregation group” means the “required aggregation group” of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
     (e) “Present value” means the present value based only on the interest and mortality rates specified in the Adoption Agreement.
     (f) “Required aggregation group” means: (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (l) to meet the requirements of Code Sections 401(a)(4) or 410.
     (g) “Valuation date” means the date elected by the Employer in the Adoption Agreement as of which account balances or accrued benefits are valued for purposes of calculating the “top heavy ratio.”
ARTICLE X
MISCELLANEOUS
10.1 EMPLOYER ADOPTIONS
     (a) Any organization may become the Employer hereunder by executing the Adoption Agreement in a form satisfactory to the Trustee, and it shall provide such additional information as the Trustee may require. The consent of the Trustee to act as such shall be signified by its execution of the Adoption Agreement or a separate agreement (including, if elected in the Adoption Agreement, a separate trust agreement).
     (b) Except as otherwise provided in this Plan, the affiliation of the Employer and the participation of its Participants shall be separate and apart from that of any other employer and its participants hereunder.
10.2 PARTICIPANT’S RIGHTS
          This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.
10.3 ALIENATION
     (a) Subject to the exceptions provided below and as otherwise permitted by the Code and the Act, no benefit which shall be payable to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized except to such extent as may be required by law.
     (b) Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan by reason of a loan made pursuant to Section 7.6. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such portion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant’s interest in the Plan. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Participant’s interest in the Plan, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.10 and 2.11.
     (c) Subsection (a) shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.
     (d) Notwithstanding any provision of this Section to the contrary, an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order,
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or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Code Sections 401(a)(13)(C) and (D).
10.4 CONSTRUCTION OF PLAN
          This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the state or commonwealth in which the Employer’s (or if there is a corporate Trustee, the Trustee’s) principal office is located (unless otherwise designated in the Adoption Agreement), other than its laws respecting choice of law, to the extent not pre-empted by the Act.
10.5 GENDER AND NUMBER
          Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.
10.6 LEGAL ACTION
          In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.
10.7 PROHIBITION AGAINST DIVERSION OF FUNDS
     (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.
     (b) In the event the Employer shall make a contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such contribution at any time within one (1) year following the time of payment and the Trustee shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.
     (c) Except as specifically stated in the Plan, any contribution made by the Employer to the Plan (if the Employer is not tax-exempt) is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.
10.8 EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE
          The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the Insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.
10.9 INSURER’S PROTECTIVE CLAUSE
          Except as otherwise agreed upon in writing between the Employer and the Insurer, an Insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The Insurer shall be protected and held harmless in acting in accordance with any written direction of the Administrator or Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Administrator or Trustee. Regardless of any provision of this Plan, the Insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the Insurer.
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10.10 RECEIPT AND RELEASE FOR PAYMENTS
          Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.
10.11 ACTION BY THE EMPLOYER
          Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.
10.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY
          The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee (if the Trustee has discretionary authority as elected in the Adoption Agreement or as otherwise agreed upon by the Employer and the Trustee), and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under the Plan; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend the elective provisions of the Adoption Agreement or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. If the Trustee has discretionary authority, it shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager or Administrator, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.
10.13 HEADINGS
          The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.
10.14 APPROVAL BY INTERNAL REVENUE SERVICE
          Notwithstanding anything herein to the contrary, if, pursuant to a timely application filed by or on behalf of the Plan, the Commissioner of the Internal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan, by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to a Plan amendment, then the Plan shall operate as if it had not been amended. If the Employer’s Plan fails to attain or retain qualification, such Plan will no longer participate in this prototype plan and will be considered an individually designed plan.
10.15 UNIFORMITY
          All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.
10.16 PAYMENT OF BENEFITS
          Except as otherwise provided in the Plan, benefits under this Plan shall be paid, subject to Sections 6.10, 6.11 and 12.9, only upon death, Total and Permanent Disability, normal or early retirement, termination of employment, or termination of the Plan.
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     Defined Contribution Plan
ARTICLE XI
PARTICIPATING EMPLOYERS
11.1 ELECTION TO BECOME A PARTICIPATING EMPLOYER
          Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any Affiliated Employer may adopt the Employer’s Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer. Regardless of the preceding, an entity that ceases to be an Affiliated Employer may continue to be a Participating Employer through the end of the transition period for certain dispositions set forth in Code Section 410(b)(6)(C). In the event a Participating Employer is not an Affiliated Employer and the transition period in the preceding sentence, if applicable, has expired, then this Plan will be considered an individually designed plan.
11.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS
     (a) Each Participating Employer shall be required to select the same Adoption Agreement provisions as those selected by the Employer other than the Plan Year, the Fiscal Year, and such other items that must, by necessity, vary among employers.
     (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.
     (c) Unless the Employer otherwise directs, any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.
11.3 DESIGNATION OF AGENT
          Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for purposes of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates otherwise, the word “Employer” shall be deemed to include each Participating Employer as related to its adoption of the Plan.
11.4 EMPLOYEE TRANSFERS
          In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.
11.5 PARTICIPATING EMPLOYER’S CONTRIBUTION AND FORFEITURES
          Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. However, if a Participating Employer is not an Affiliated Employer (due to the transition rule for certain dispositions set forth in Code Section 410(b)(6)(C)) then any contributions made by such Participating Employer will only be allocated among the Participants eligible to share of the Participating Employer. On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.
11.6 AMENDMENT
          Amendment of this Plan by the Employer at any time when there shall be a Participating Employer that is an Affiliated Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.
11.7 DISCONTINUANCE OF PARTICIPATION
          Except in the case of a standardized Plan, any Participating Employer that is an Affiliated Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation,
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satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee or custodian as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any “Section 411(d)(6) protected benefits” as described in Section 8.1(e). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the employees of such Participating Employer.
11.8 ADMINISTRATOR’S AUTHORITY
          The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.
11.9 PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE
          If any Participating Employer is prevented in whole or in part from making a contribution which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.
          A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not be required to reimburse the contributing Participating Employers.
ARTICLE XII
CASH OR DEFERRED PROVISIONS
          Except as specifically provided elsewhere in this Plan, the provisions of this Article shall apply with respect to any 401(k) Profit Sharing Plan regardless of any provisions in the Plan to the contrary.
12.1 FORMULA FOR DETERMINING EMPLOYER’S CONTRIBUTION
     (a) For each Plan Year, the Employer will (or may with respect to any discretionary contributions) contribute to the Plan:
(1) The amount of the total salary reduction elections of all Participants made pursuant to Section 12.2(a), which amount shall be deemed Elective Deferrals, plus
(2) If elected in the Adoption Agreement, a matching contribution equal to the percentage, if any, specified in the Adoption Agreement of the Elective Deferrals of each Participant eligible to share in the allocations of the matching contribution, which amount shall be deemed an Employer’s matching contribution or Qualified Matching Contribution as elected in the Adoption Agreement, plus
(3) If elected in the Adoption Agreement, a Prevailing Wage Contribution or a discretionary amount determined each year by the Employer, which amount if any, shall be deemed an Employer’s Non-Elective Contribution, plus
(4) If elected in the Adoption Agreement, a Qualified Non-Elective Contribution.
     (b) Notwithstanding the foregoing, if the Employer is not a tax-exempt entity, then the Employer’s contributions for any Fiscal Year may generally not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. However, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current or accumulated Net Profit or the amount that is deductible under Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.
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12.2 PARTICIPANT’S SALARY REDUCTION ELECTION
     (a) Each Participant may elect to defer a portion of Compensation which would have been received in the Plan Year, but for the salary reduction election, subject to the limitations of this Section and the Adoption Agreement. A salary reduction election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election, or if later, the later of the date the Employer adopts this cash or deferred arrangement or the date such arrangement first became effective. Any elections made pursuant to this Section shall become effective as soon as is administratively feasible. If the automatic election option is elected in the Adoption Agreement, then in the event a Participant fails to make a deferral election and does not affirmatively elect to receive cash, such Participant shall be deemed to have made a deferral election equal to the percentage of Compensation set forth in the Adoption Agreement. The automatic election may, in accordance with procedures established by the Administrator, be applied to all Participants or to Eligible Employees who become Participants after a certain date. For purposes of this Section, the annual dollar limitation of Code Section 401(a)(17) ($150,000 as adjusted) shall not apply.
          Additionally, if elected in the Adoption Agreement, each Participant may elect to defer a different percentage or amount of any cash bonus to be paid by the Employer during the Plan Year. A deferral election may not be made with respect to cash bonuses which are currently available on or before the date the Participant executes such election.
          The amount by which Compensation and/or cash bonuses are reduced shall be that Participant’s Elective Deferrals and shall be treated as an Employer contribution and allocated to that Participant’s Elective Deferral Account.
          Once made, a Participant’s election to reduce Compensation shall remain in effect until modified or terminated. Modifications may be made as specified in the Adoption Agreement, and terminations may be made at any time. Any modification or termination of an election will become effective as soon as is administratively feasible.
     (b) The balance in each Participant’s Elective Deferral Account, Qualified Matching Contribution Account and Qualified Non-Elective Contribution Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.
     (c) Amounts held in a Participant’s Elective Deferral Account, Qualified Matching Contribution Account and Qualified Non-Elective Account may only be distributable as provided in (4), (5) or (6) below or as provided under the other provisions of this Plan, but in no event prior to the earlier of the following events or any other events permitted by the Code or Regulations:
(1) the Participant’s separation from service, Total and Permanent Disability, or death;
(2) the Participant’s attainment of age 59 1/2;
(3) the proven financial hardship of the Participant, subject to the limitations of Section 12.9;
(4) the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution does not include an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), or a SIMPLE individual retirement account plan (as defined in Code Section 408(p));
(5) the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets; or
(6) the date of the sale by the Employer or an Affiliated Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity that is not an Affiliated Employer with respect to a Participant who continues employment with such subsidiary.
Distributions that are made because of (4), (5), or (6) above must be made in a lump-sum.
     (d) A Participant’s “elective deferrals” made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan during any calendar year shall not exceed the dollar limitation imposed by Code Section 402(g), as in effect at the beginning of such calendar year. This dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations. For this
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purpose, “elective deferrals” means, with respect to a calendar year, the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any salary reduction simplified employee pension (as defined in Code Section 408(k)(6)), any SIMPLE IRA plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plans described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. “Elective deferrals” shall not include any deferrals properly distributed as excess “Annual Additions” pursuant to Section 4.5.
     (e) If a Participant has Excess Deferrals for a taxable year, the Participant may, not later than March 1st following the close of such taxable year, notify the Administrator in writing of such excess and request that the Participant’s Elective Deferrals under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator shall direct the distribution of such excess amount (and any “Income” allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year. Any distribution of less than the entire amount of Excess Deferrals and “Income” shall be treated as a pro rata distribution of Excess Deferrals and “Income.” The amount distributed shall not exceed the Participant’s Elective Deferrals under the Plan for the taxable year. Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:
     (1) the Participant shall designate the distribution as Excess Deferrals;
     (2) the distribution must be made after the date on which the Plan received the Excess Deferrals; and
     (3) the Plan must designate the distribution as a distribution of Excess Deferrals.
          Regardless of the preceding, if a Participant has Excess Deferrals solely from elective deferrals made under this Plan or any other plan maintained by the Employer, a Participant will be deemed to have notified the Administrator of such excess amount and the Administrator shall direct the distribution of such Excess Deferrals in a manner consistent with the provisions of this subsection.
          Any distribution made pursuant to this subsection shall be made first from unmatched Elective Deferrals and, thereafter, from Elective Deferrals which are matched. Matching contributions which relate to Excess Deferrals that are distributed pursuant to this Section 12.2(e) shall be treated as a Forfeiture to the extent required pursuant to Code Section 401(a)(4) and the Regulations thereunder.
          For the purpose of this subsection, “Income” means the amount of income or loss allocable to a Participant’s Excess Deferrals, which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.3(c). However, “Income” for the period between the end of the taxable year of the Participant and the date of the distribution (the “gap period”) is not required to be distributed.
     (f) Notwithstanding the preceding, a Participant’s Excess Deferrals shall be reduced, but not below zero, by any distribution and/or recharacterization of Excess Deferrals pursuant to Section 12.5(a) for the Plan Year beginning with or within the taxable year of the Participant.
     (g) In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any other plan maintained by the Employer or from the Participant’s Elective Deferral Account pursuant to Section 12.9, then such Participant shall not be permitted to elect to have Elective Deferrals contributed to the Plan for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant’s taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant’s Elective Deferrals, if any, made pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.
     (h) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant’s Elective Deferral Account shall be used to provide benefits to the Participant or the Participant’s Beneficiary.
     (i) If during a Plan Year, it is projected that the aggregate amount of Elective Deferrals to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 12.4, then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest actual deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 12.4. Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred by Highly Compensated Participants.
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     (j) The Employer and the Administrator shall establish procedures necessary to implement the salary reduction elections provided for herein. Such procedures may contain limits on salary deferral elections such as limiting elections to whole percentages of Compensation or to equal dollar amounts per pay period that an election is in effect.
12.3 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS
     (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.
     (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate contributions as follows:
(1) With respect to Elective Deferrals made pursuant to Section 12.1(a)(1), to each Participant’s Elective Deferral Account in an amount equal to each such Participant’s Elective Deferrals for the year.
(2) With respect to the Employer’s matching contribution made pursuant to Section 12.1(a)(2), to each Participant’s Account, or Participant’s Qualified Matching Contribution Account, as elected in the Adoption Agreement, in accordance with Section 12.1(a)(2).
Except, however, in order to be entitled to receive any Employer matching contribution, a Participant must satisfy the conditions for sharing in the Employer matching contribution as set forth in the Adoption Agreement. Furthermore, regardless of any election in the Adoption Agreement to the contrary, for the Plan Year in which this Plan terminates, a Participant shall only be eligible to share in the allocation of the Employer’s contributions for the Plan Year if the Participant is employed at the end of the Plan Year and has completed a Year of Service (or Period of Service if the Elapsed Time Method is elected).
(3) With respect to the Employer’s Non-Elective Contribution made pursuant to Section 12.1(a)(3), to each Participant’s Account in accordance with the provisions of Section 4.3(b)(2) or (3) whichever is applicable.
(4) With respect to the Employer’s Qualified Non-Elective Contribution made pursuant to Section 12.1(a)(4), to each Participant’s (excluding Highly Compensated Employees, if elected in the Adoption Agreement) Qualified Non-Elective Contribution Account in accordance with the Adoption Agreement.
     (c) Notwithstanding anything in the Plan to the contrary, in determining whether a Non-Key Employee has received the required minimum allocation pursuant to Section 4.3(f) such Non-Key Employee’s Elective Deferrals and matching contributions used to satisfy the ADP tests in Section 12.4 or the ACP tests in Section 12.6 shall not be taken into account.
     (d) Notwithstanding anything herein to the contrary, Participants who terminated employment during the Plan Year shall share in the salary deferral contributions made by the Employer for the year of termination without regard to the Hours of Service credited.
     (e) Notwithstanding anything herein to the contrary (other than Sections 4.3(f) and 12.3(f)), Participants shall only share in the allocations of the Employer’s matching contribution made pursuant to Section 12.1(a)(2), the Employer’s Non-Elective Contributions made pursuant to Section 12.1(a)(3), the Employer’s Qualified Non-Elective Contribution made pursuant to Section 12.1(a)(4), and Forfeitures as provided in the Adoption Agreement. If no election is made in the Adoption Agreement, then a Participant shall be eligible to share in the allocation of the Employer’s contribution for the year if the Participant completes more than 500 Hours of Service (or three (3) Months of Service if the Elapsed Time method is chosen in the Adoption Agreement) during the Plan Year or who is employed on the last day of the Plan Year. Furthermore, regardless of any election in the Adoption Agreement to the contrary, for the Plan Year in which this Plan terminates, a Participant shall only be eligible to share in the allocation of the Employer’s contributions for the Plan Year if the Participant is employed at the end of the Plan Year and has completed a Year of Service (or Period of Service if the Elapsed Time Method is elected).
     (f) Notwithstanding anything in this Section to the contrary, the provisions of this subsection apply for any Plan Year if, in the non-standardized Adoption Agreement, the Employer elected to apply the 410(b) ratio percentage failsafe provisions and the Plan fails to satisfy the “ratio percentage test” due to a last day of the Plan Year allocation condition or an Hours of Service (or months of service) allocation condition. A plan satisfies the “ratio percentage test” if, on the last day of the Plan Year, the “benefiting ratio” of the Non-Highly Compensated Employees who are “includible” is at least 70% of the “benefiting ratio” of the Highly Compensated Employees who are
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“includible.” The “benefiting ratio” of the Non-Highly Compensated Employees is the number of “includible” Non-Highly Compensated Employees “benefiting” under the Plan divided by the number of “includible” Employees who are Non-Highly Compensated Employees. The “benefiting ratio” of the Highly Compensated Employees is the number of Highly Compensated Employees “benefiting” under the Plan divided by the number of “includible” Highly Compensated Employees. “Includible” Employees are all Employees other than: (1) those Employees excluded from participating in the plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion described in the Code or by reason of the age and service requirements of Article III; and (2) any Employee who incurs a separation from service during the Plan Year and fails to complete at least 501 Hours of Service (or three (3) months of service if the Elapsed Time Method is being used) during such Plan Year.
          For purposes of this subsection, an Employee is “benefiting” under the Plan on a particular date if, under the Plan, the Employee is entitled to an Employer contribution or an allocation of Forfeitures for the Plan Year.
          If this subsection applies, then the Administrator will suspend the allocation conditions for the “includible” Non-Highly Compensated Employees who are Participants, beginning first with the “includible” Employees employed by the Employer on the last day of the Plan Year, then the “includible” Employees who have the latest separation from service during the Plan Year, and continuing to suspend the allocation conditions for each “includible” Employee who incurred an earlier separation from service, from the latest to the earliest separation from service date, until the Plan satisfies the “ratio percentage test” for the Plan Year. If two or more “includible” Employees have a separation from service on the same day, then the Administrator will suspend the allocation conditions for all such “includible” Employees, irrespective of whether the Plan can satisfy the “ratio percentage test” by accruing benefits for fewer than all such “includible” Employees. If the Plan for any Plan Year suspends the allocation conditions for an “includible” Employee, then that Employee will share in the allocation for that Plan Year of the Employer contribution and Forfeitures, if any, without regard to whether the Employee has satisfied the other allocation conditions set forth in this Section.
If the Plan includes Employer matching contributions subject to ACP testing, this subsection applies separately to the Code
Section 401(m) portion of the Plan.
12.4 ACTUAL DEFERRAL PERCENTAGE TESTS
     (a) Except as otherwise provided herein, this subsection applies if the Prior Year Testing method is elected in the Adoption Agreement. The “Actual Deferral Percentage” (hereinafter “ADP”) for a Plan Year for Participants who are Highly Compensated Employees (hereinafter “HCEs”) for each Plan Year and the prior year’s ADP for Participants who were Non-Highly Compensated Employees (hereinafter “NHCEs”) for the prior Plan Year must satisfy one of the following tests:
(1) The ADP for a Plan Year for Participants who are HCEs for the Plan Year shall not exceed the prior year’s ADP for Participants who were NHCEs for the prior Plan Year multiplied by 1.25; or
(2) The ADP for a Plan Year for Participants who are HCEs for the Plan Year shall not exceed the prior year’s ADP for Participants who were NHCEs for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are HCEs does not exceed the prior year’s ADP for Participants who were NHCEs in the prior Plan Year by more than two (2) percentage points.
Notwithstanding the above, for purposes of applying the foregoing tests with respect to the first Plan Year in which the Plan permits any Participant to make Elective Deferrals, the ADP for the prior year’s NHCEs shall be deemed to be three percent (3%) unless the Employer has elected in the Adoption Agreement to use the current Plan Year’s ADP for these Participants. However, the provisions of this paragraph may not be used if the Plan is a successor plan or is otherwise prohibited from using such provisions pursuant to IRS Notice 98-1 (or superseding guidance).
     (b) Notwithstanding the foregoing, if the Current Year Testing method is elected in the Adoption Agreement, the ADP tests in (a)(1) and (a)(2), above shall be applied by comparing the current Plan Year’s ADP for Participants who are HCEs with the current Plan Year’s ADP (rather than the prior Plan Year’s ADP) for Participants who are NHCEs for the current Plan Year. Once made, this election can only be changed if the Plan meets the requirements for changing to the Prior Year Testing method set forth in IRS Notice 98-1 (or superseding guidance). Furthermore, this Plan must use the same testing method for both the ADP and ACP tests for Plan Years beginning on or after the date the Employer adopts its GUST restated plan.
     (c) This subsection applies to prevent the multiple use of the test set forth in subsection (a)(2) above. Any HCE eligible to make Elective Deferrals pursuant to Section 12.2 and to make after-tax voluntary Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer, shall have either the actual deferral ratio adjusted in the manner described in Section 12.5 or the actual contribution ratio adjusted in the manner described in Section 12.7 so that the “Aggregate Limit” is not
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exceeded pursuant to Regulation 1.401(m)-2. The amounts in excess of the “Aggregate Limit” shall be treated as either an Excess Contribution or an Excess Aggregate Contribution. The ADP and ACP of the HCEs are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or ACP of the HCEs does not exceed 1.25 multiplied by the ADP and ACP of the NHCEs.
          “Aggregate Limit” means the sum of (i) 125 percent of the greater of the ADP of the NHCEs for the prior Plan Year or the ACP of such NHCEs under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or two (2) plus the lesser of such ADP or ACP. “Lesser” is substituted for “greater” in (i) above, and “greater” is substituted for “lesser” after “two (2) plus the” in (ii) above if it would result in a larger Aggregate Limit. If the Employer has elected in the Adoption Agreement to use the Current Year Testing method, then in calculating the “Aggregate Limit” for a particular Plan Year, the NHCEs ADP and ACP for that Plan Year, instead of the prior Plan Year, is used.
     (d) A Participant is an HCE for a particular Plan Year if the Participant meets the definition of an HCE in effect for that Plan Year. Similarly, a Participant is an NHCE for a particular Plan Year if the Participant does not meet the definition of an HCE in effect for that Plan Year.
     (e) For the purposes of this Section and Section 12.5, ADP means, for a specific group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Plan on behalf of such Participant for the Plan Year to (2) the Participant’s 414(s) Compensation for such Plan Year. Employer contributions on behalf of any participant shall include: (1) any Elective Deferrals made pursuant to the Participant’s deferral election (including Excess Deferrals of HCEs), but excluding (i) Excess Deferrals of NHCEs that arise solely from Elective Deferrals made under the plan or plans of this Employer and (ii) Elective Deferrals that are taken into account in the ACP tests set forth in Section 12.6 (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions to the extent such contributions are not used to satisfy the ACP test.
          The actual deferral ratio for each Participant and the ADP for each group shall be calculated to the nearest one-hundredth of one percent. Elective Deferrals allocated to each Highly Compensated Participant’s Elective Deferral Account shall not be reduced by Excess Deferrals to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.
     (f) For purposes of this Section and Section 12.5, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make salary deferrals pursuant to Section 12.2 for the Plan Year. Such Participants who fail to make Elective Deferrals shall be treated for ADP purposes as Participants on whose behalf no Elective Deferrals are made.
     (g) In the event this Plan satisfies the requirements of Code Sections 401(a)(4), 401(k), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Any adjustments to the NHCE ADP for the prior year will be made in accordance with IRS Notice 98-1 and any superseding guidance, unless the Employer has elected in the Adoption Agreement to use the Current Year Testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.
     (h) The ADP for any Participant who is an HCE for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement for purposes of determining such HCE’s actual deferral ratio. However, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code Section 401.
     (i) For purposes of determining the ADP and the amount of Excess Contributions pursuant to Section 12.5, only Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions contributed to the Plan prior to the end of the twelve (12) month period immediately following the Plan Year to which the contributions relate shall be considered.
     (j) Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 12.5 may be applied separately (or will be applied separately to the extent required by Regulations) to each “plan”
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within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, for Plan Years beginning after December 31, 1998, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).
12.5 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS
     (a) In the event (or, with respect to subsection (c) when the Prior Year Testing method is being used, if it is anticipated) that for Plan Years beginning after December 31, 1996, the Plan does not satisfy one of the tests set forth in Section 12.4, the Administrator shall adjust Excess Contributions or the Employer shall make contributions pursuant to the options set forth below or any combination thereof. However, if the Prior Year testing method is being used and it is anticipated that the Plan might not satisfy one of such tests, then the Employer may make contributions pursuant to the options set forth in subsection (c) below.
     (b) On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant allocated the largest amount of Elective Deferrals shall have a portion of such Elective Deferrals (and “Income” allocable to such amounts) distributed (and/or, at the Participant’s election, recharacterized as a after-tax voluntary Employee contribution pursuant to Section 4.8) until the total amount of Excess Contributions has been distributed, or until the amount of the Participant’s Elective Deferrals equals the Elective Deferrals of the Highly Compensated Participant having the next largest amount of Elective Deferrals allocated. This process shall continue until the total amount of Excess Contributions has been distributed. Any distribution and/or recharacterization of Excess Contributions shall be made in the following order:
(1) With respect to the distribution of Excess Contributions, such distribution:
(i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;
(ii) shall be made first from unmatched Elective Deferrals and, thereafter, simultaneously from Elective Deferrals which are matched and matching contributions which relate to such Elective Deferrals. Matching contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Aggregate Contribution pursuant to Section 12.7;
(iii) shall be adjusted for “Income”; and
(iv) shall be designated by the Employer as a distribution of Excess Contributions (and “Income”).
(2) With respect to the recharacterization of Excess Contributions pursuant to (a) above, such recharacterized amounts:
(i) shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;
(ii) shall not exceed the amount of Elective Deferrals on behalf of any Highly Compensated Participant for any Plan Year;
(iii) shall be treated as after-tax voluntary Employee contributions for purposes of Code Section 401(a)(4) and Regulation 1.401(k)-1(b). However, for purposes of Sections 4.3(f) and 9.2 (top heavy rules), recharacterized Excess Contributions continue to be treated as Employer contributions that are Elective Deferrals. Excess Contributions (and “Income” attributable to such amounts) recharacterized as after-tax voluntary Employee contributions shall continue to be nonforfeitable and subject to the same distribution rules provided for in Section 12.2(c); and
(iv) are not permitted if the amount recharacterized plus after-tax voluntary Employee contributions actually made by such Highly Compensated Participant, exceed the maximum amount of after-tax voluntary Employee contributions (determined prior to application of Section 12.6) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization.
(3) Any distribution and/or recharacterization of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution and/or recharacterization of Excess Contributions and “Income.”
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(4) For the purpose of this Section, “Income” means the income or losses allocable to Excess Contributions, which amount shall be allocated at the same time and in the same manner as income or losses are allocated pursuant to Section 4.3(c). However, “Income” for the period between the end of the Plan Year and the date of the distribution (the “gap period”) is not required to be distributed.
(5) Excess Contributions shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.
     (c) Notwithstanding the above, within twelve (12) months after the end of the Plan Year (or, if the Prior Year Testing method is used, within twelve (12) months after the end of the prior Plan Year), the Employer may make a special Qualified Non-Elective Contribution or Qualified Matching Contribution in accordance with one of the following provisions which contribution shall be allocated to the Qualified Non-Elective Contribution Account or Qualified Matching Contribution Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and to which provision it relates.
(1) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the Prior Year Testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.
(2) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the Prior Year Testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year. However, for purposes of this contribution, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive calendar months if the Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.
(3) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated in equal amounts (per capita).
(4) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated in equal amounts (per capita). However, for purposes of this contribution, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive calendar months if the Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.
(5) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated to the Qualified Non-Elective Contribution Account of the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “Annual Addition” pursuant to Section 4.4. This process shall continue until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied).
(6) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated to the Qualified Non-Elective Contribution Account of the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “Annual Addition” pursuant to Section 4.4. This process shall continue until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied). However, for purposes of this contribution, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive
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calendar months if the Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.
(7) A Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated to the Qualified Matching Contribution Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant’s Elective Deferrals for the year bears to the total Elective Deferrals of all Non-Highly Compensated Participants.
(8) A Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated to the Qualified Matching Contribution Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant’s Elective Deferrals for the year bears to the total Elective Deferrals of all Non-Highly Compensated Participants. However, for purposes of this contribution, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive calendar months if the Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.
(9) A Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated to the Qualified Matching Contribution Account of the Non-Highly Compensated Participant having the lowest Elective Deferrals until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “Annual Addition” pursuant to Section 4.4. This process shall continue until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied).
(10) A Qualified Matching Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated to the Qualified Matching Contribution Account of the Non-Highly Compensated Participant having the lowest Elective Deferrals until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “Annual Addition” pursuant to Section 4.4. This process shall continue until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied). However, for purposes of this contribution, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive calendar months if the Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.
     (d) Any Excess Contributions (and “Income”) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.
12.6 ACTUAL CONTRIBUTION PERCENTAGE TESTS
     (a) Except as otherwise provided herein, this subsection applies if the Prior Year Testing method is elected in the Adoption Agreement. The “Actual Contribution Percentage” (hereinafter “ACP”) for Participants who are Highly Compensated Employees (hereinafter “HCEs”) for each Plan Year and the prior year’s ACP for Participants who were Non-Highly Compensated Employees (hereinafter “NHCEs”) for the prior Plan Year must satisfy one of the following tests:
(1) The ACP for a Plan Year for Participants who are HCEs for the Plan Year shall not exceed the prior year’s ACP for Participants who were NHCEs for the prior Plan Year multiplied by 1.25; or
(2) The ACP for a Plan Year for Participants who are HCEs for the Plan Year shall not exceed the prior year’s ACP for Participants who were NHCEs for the prior Plan Year multiplied by 2.0, provided that the ACP for Participants who are HCEs does not exceed the prior year’s ACP for Participants who were NHCEs in the prior Plan Year by more than two (2) percentage points.
Notwithstanding the above, for purposes of applying the foregoing tests with respect to the first Plan Year in which the Plan permits any Participant to make Employee contributions, provides for matching contributions, or both, the ACP for the prior year’s NHCEs shall be deemed to be three percent (3%) unless the Employer
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has elected in the Adoption Agreement to use the current Plan Year’s ACP for these Participants. However, the provisions of this paragraph may not be used if the Plan is a successor plan or is otherwise prohibited from using such provisions pursuant to IRS Notice 98-1 (or superseding guidance).
     (b) Notwithstanding the preceding, if the Current Year Testing method is elected in the Adoption Agreement, the ACP tests in (a)(1) and (a)(2), above shall be applied by comparing the current Plan Year’s ACP for Participants who are HCEs with the current Plan Year’s ACP (rather than the prior Plan Year’s ACP) for Participants who are NHCEs for the current Plan Year. Once made, this election can only be changed if the Plan meets the requirements for changing to the Prior Year Testing method set forth in IRS Notice 98-1 (or superseding guidance). Furthermore, this Plan must use the same testing method for both the ADP and ACP tests for Plan Years beginning on or after the date the Employer adopts its GUST restated plan.
     (c) This subsection applies to prevent the multiple use of the test set forth in subsection (a)(2) above. Any HCE eligible to make Elective Deferrals pursuant to Section 12.2 and to make after-tax voluntary Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer, shall have either the actual deferral ratio adjusted in the manner described in Section 12.5 or the actual contribution ratio reduced in the manner described in Section 12.7 so that the “Aggregate Limit” is not exceeded pursuant to Regulation 1.401(m)-2. The amounts in excess of the “Aggregate Limit” shall be treated as either an Excess Contribution or an Excess Aggregate Contribution. The ADP and ACP of the HCEs are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such test for the Plan Year. Multiple use does not occur if either the ADP or ACP of the HCEs does not exceed 1.25 multiplied by the ADP and ACP of the NHCEs.
“Aggregate Limit” means the sum of (i) 125 percent of the greater of the ADP of the NHCEs for the Plan Year or the ACP of such NHCEs under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. “Lesser” is substituted for “greater” in (i) above, and “greater” is substituted for “lesser” after “two plus the” in (ii) above if it would result in a larger Aggregate Limit. If the Employer has elected in the Adoption Agreement to use the Current Year Testing method, then in calculating the “Aggregate Limit” for a particular Plan Year, the NHCEs ADP and ACP for that Plan Year, instead of the prior Plan Year, is used.
     (d) A Participant is a Highly Compensated Employee for a particular Plan Year if the Participant meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-highly Compensated Employee for a particular Plan Year if the Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.
     (e) For the purposes of this Section and Section 12.7, ACP for a specific group of Participants for a Plan Year means the average of the “Contribution Percentages” (calculated separately for each Participant in such group). For this purpose, “Contribution Percentage” means the ratio (expressed as a percentage) of the Participant’s “Contribution Percentage Amounts” to the Participant’s 414(s) Compensation. The actual contribution ratio for each Participant and the ACP for each group, shall be calculated to the nearest one-hundredth of one percent of the Participant’s 414(s) Compensation.
     (f) “Contribution Percentage Amounts” means the sum of (i) after-tax voluntary Employee contributions, (ii) Employer “Matching Contributions” made pursuant to Section 12.1(a)(2) (including Qualified Matching Contributions to the extent such Qualified Matching Contributions are not used to satisfy the tests set forth in Section 12.4), (iii) Excess Contributions recharacterized as nondeductible voluntary Employee contributions pursuant to Section 12.5, and (iv) Qualified Non-Elective Contributions (to the extent not used to satisfy the tests set forth in Section 12.4). However, “Contribution Percentage Amounts” shall not include “Matching Contributions” that are forfeited either to correct Excess Aggregate Contributions or due to Code Section 401(a)(4) and the Regulations thereunder because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. In addition, “Contribution Percentage Amounts” may include Elective Deferrals provided the ADP test in Section 12.4 is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.
     (g) For purposes of determining the ACP and the amount of Excess Aggregate Contributions pursuant to Section 12.7, only Employer “Matching Contributions” (excluding “Matching Contributions” forfeited or distributed pursuant to Section 12.2(e), 12.5(b), or 12.7(b)) contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer “Matching Contributions” made pursuant to Section 12.1(a)(2) or after-tax voluntary Employee contributions made pursuant to Section 4.7 allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference.
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The Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.
     (h) In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ACP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year.
          Any adjustments to the NHCE ACP for the prior year will be made in accordance with IRS Notice 98-1 and any superseding guidance, unless the Employer has elected in the Adoption Agreement to use the Current Year Testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ACP testing method.
     (i) For the purposes of this Section, if an HCE is a Participant under two (2) or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) which are maintained by the Employer or an Affiliated Employer to which “Matching Contributions,” nondeductible voluntary Employee contributions, or both, are made, all such contributions on behalf of such HCE shall be aggregated for purposes of determining such HCP’s actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.
     (j) For purposes of this Section and Section 12.7, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to have “Matching Contributions” made pursuant to Section 12.1(a)(2) (whether or not a deferral election was made or suspended pursuant to Section 12.2(g)) allocated to such Participant’s account for the Plan Year or to make salary deferrals pursuant to Section 12.2 (if the Employer uses salary deferrals to satisfy the provisions of this Section) or after-tax voluntary Employee contributions pursuant to Section 4.7 (whether or not nondeductible voluntary Employee contributions are made) allocated to the Participant’s account for the Plan Year.
     (k) For purposes of this Section and Section 12.7, “Matching Contribution” means an Employer contribution made to the Plan, or to a contract described in Code Section 403(b), on behalf of a Participant on account of a nondeductible voluntary Employee contribution made by such Participant, or on account of a Participant’s elective deferrals under a plan maintained by the Employer.
     (l) For purposes of determining the ACP and the amount of Excess Aggregate Contributions pursuant to Section 12.7, only Elective Deferrals, Qualified Non-Elective Contributions, “Matching Contributions” and Qualified Matching Contributions contributed to the Plan prior to the end of the twelve (12) month period immediately following the Plan Year to which the contributions relate shall be considered.
     (m) Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 12.7 may be applied separately (or will be applied separately to the extent required by Regulations) to each “plan” within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, for Plan Years beginning after December 31, 1998, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).
12.7 ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS
     (a) In the event (or, with respect to subsection (g) below when the Prior Year Testing method is being used, if it is anticipated) that for Plan Years beginning after December 31, 1996, the Plan does not satisfy one of the tests set forth in Section 12.6, the Administrator shall adjust Excess Aggregate Contributions or the Employer shall make contributions pursuant to the options set forth below or any combination thereof. However, if the Prior Year testing method is being used and it is anticipated that the Plan might not satisfy one of such tests, then the Employer may make contributions pursuant to the options set forth in subsection (c) below.
     (b) On or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year the Highly Compensated Participant having the largest allocation of “Contribution Percentage Amounts” shall have a portion of such “Contribution Percentage Amounts” (and “Income” allocable to such amounts) distributed or, if non-Vested, Forfeited (including “Income” allocable to such Forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until the amount of the Participant’s “Contribution Percentage Amounts” equals the “Contribution Percentage Amounts” of the Highly Compensated Participant having the next largest amount of “Contribution Percentage Amounts.” This process shall continue until the total amount of Excess Aggregate Contributions has been distributed or forfeited. Any distribution and/or Forfeiture of “Contribution Percentage Amounts” shall be made in the following order:
(1) Employer matching contributions distributed and/or forfeited pursuant to Section 12.5(b)(1);
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(2) After-tax voluntary Employee contributions including Excess Contributions recharacterized as after-tax voluntary Employee contributions pursuant to Section 12.5(b)(2);
(3) Remaining Employer matching contributions.
     (c) Any distribution or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and “Income”) shall be treated as a pro rata distribution of Excess Aggregate Contributions and “Income.” Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and “Income”). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.3. However, no such Forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section.
     (d) For the purpose of this Section, “Income” means the income or losses allocable to Excess Aggregate Contributions, which amount shall be allocated at the same time and in the same manner as income or losses are allocated pursuant to Section 4.3(c). However, “Income” for the period between the end of the Plan Year and the date of the distribution (the “gap period”) is not required to be distributed.
     (e) Excess Aggregate Contributions attributable to amounts other than nondeductible voluntary Employee contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.
     (f) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as nondeductible voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as after-tax voluntary Employee contributions due to recharacterization pursuant to Section 12.5.
     (g) Notwithstanding the above, within twelve (12) months after the end of the Plan Year (or, if the Prior Year Testing method is used, within twelve (12) months after the end of the prior Plan Year), the Employer may make a special Qualified Non-Elective Contribution or Qualified Matching Contribution in accordance with one of the following provisions which contribution shall be allocated to the Qualified Non-Elective Contribution Account or Qualified Matching Contribution Account of each Non-Highly Compensated eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to.
(1) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.6. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the Prior Year Testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.
(2) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.6. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the Prior Year Testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year. However, for purposes of this contribution, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive calendar months if the Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.
(3) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.6. Such contribution shall be allocated in equal amounts (per capita).
(4) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.6. Such contribution shall be allocated in equal amounts (per capita). However, for purposes of this contribution, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive
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calendar months if the Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.
(5) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.6. Such contribution shall be allocated to the Qualified Non-Elective Contribution Account of the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 12.6 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “Annual Addition” pursuant to Section 4.4. This process shall continue until one of the tests set forth in Section 12.6 is satisfied (or is anticipated to be satisfied).
(6) A Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.6. Such contribution shall be allocated to the Qualified Non-Elective Contribution Account of the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 12.6 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “Annual Addition” pursuant to Section 4.4. This process shall continue until one of the tests set forth in Section 12.6 is satisfied (or is anticipated to be satisfied). However, for purposes of this contribution, Non-Highly Compensated Employees who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive calendar months if the Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.
(7) A “Matching Contribution” may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.6. Such contribution shall be allocated on behalf of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant’s Elective Deferrals for the year bears to the total Elective Deferrals of all Non-Highly Compensated Participants. The Employer shall designate, at the time the contribution is made, whether the contribution made pursuant to this provision shall be a Qualified Matching Contribution allocated to a Participant’s Qualified Matching Contribution Account or an Employer Non-Elective Contribution allocated to a Participant’s Non-Elective Account.
(8) A “Matching Contribution” may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.6. Such contribution shall be allocated on behalf of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant’s Elective Deferrals for the year bears to the total Elective Deferrals of all Non-Highly Compensated Participants. The Employer shall designate, at the time the contribution is made, whether the contribution made pursuant to this provision shall be a Qualified Matching Contribution allocated to a Participant’s Qualified Matching Contribution Account or an Employer Non-Elective Contribution allocated to a Participant’s Non-Elective Account. However, for purposes of this contribution, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive calendar months if the Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.
(9) A “Matching Contribution” may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated on behalf of the Non-Highly Compensated Participant having the lowest Elective Deferrals until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “Annual Addition” pursuant to Section 4.4. This process shall continue until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied). The Employer shall designate, at the time the contribution is made, whether the contribution made pursuant to this provision shall be a Qualified Matching Contribution allocated to a Participant’s Qualified Matching Contribution Account or an Employer Non-Elective Contribution allocated to a Participant’s Non-Elective Account.
(10) A “Matching Contribution” may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 12.4. Such contribution shall be allocated on behalf of the Non-Highly Compensated Participant having the lowest Elective Deferrals until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “Annual Addition” pursuant to Section 4.4. This process shall continue until one of the tests set forth in Section 12.4 is satisfied (or is anticipated to be satisfied). The Employer shall designate, at the time the contribution is made, whether the
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contribution made pursuant to this provision shall be a Qualified Matching Contribution allocated to a Participant’s Qualified Matching Contribution Account or an Employer Non-Elective Contribution allocated to a Participant’s Non-Elective Account. However, for purposes of this contribution, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive calendar months if the Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.
     (h) Any Excess Aggregate Contributions (and “Income”) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.
12.8 SAFE HARBOR PROVISIONS
     (a) The provisions of this Section will apply if the Employer has elected, in the Adoption Agreement, to use the “ADP Test Safe Harbor” or “ACP Test Safe Harbor.” If the Employer has elected to use the “ADP Test Safe Harbor” for a Plan Year, then the provisions relating to the ADP test described in Section 12.4 and in Code Section 401(k)(3) do not apply for such Plan Year. In addition, if the Employer has also elected to use the “ACP Test Safe Harbor” for a Plan Year, then the provisions relating to the ACP test described in Section 12.6 and in Code Section 401(m)(2) do not apply for such Plan Year. Furthermore, to the extent any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section will govern.
(b) For purposes of this Section, the following definitions apply:
(1) “ACP Test Safe Harbor” means the method described in subsection (c) below for satisfying the ACP test of Code Section 401(m)(2).
(2) “ACP Test Safe Harbor Matching Contributions” means “Matching Contributions” described in subsection (d)(1).
(3) “ADP Test Safe Harbor” means the method described in subsection (c) for satisfying the ADP test of Code Section 401(k)(3).
(4) “ADP Test Safe Harbor Contributions” means “Matching Contributions” and nonelective contributions described in subsection (c)(1) below.
(5) “Compensation” means Compensation as defined in Section 1.11, except, for purposes of this Section, no dollar limit, other than the limit imposed by Code Section 401(a)(17), applies to the Compensation of a Non-Highly Compensated Employee. However, solely for purposes of determining the Compensation subject to a Participant’s deferral election, the Employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of Regulation 1.414(s)-1(d)(2) and permits each Participant to elect sufficient Elective Deferrals to receive the maximum amount of “Matching Contributions” (determined using the definition of Compensation described in the preceding sentence) available to the Participant under the Plan.
(6) “Eligible Participant” means a Participant who is eligible to make Elective Deferrals under the Plan for any part of the Plan Year (or who would be eligible to make Elective Deferrals but for a suspension due to a hardship distribution described in Section 12.9 or to statutory limitations, such as Code Sections 402(g) and 415) and who is not excluded as an “Eligible Participant” under the 401(k) Safe Harbor elections in the Adoption Agreement.
(7) “Matching Contributions” means contributions made by the Employer on account of an “Eligible Participant’s” Elective Deferrals.
(c) The provisions of this subsection apply for purposes of satisfying the “ADP Test Safe Harbor.”
(1) The “ADP Test Safe Harbor Contribution” is the contribution elected by the Employer in the Adoption Agreement to be used to satisfy the “ADP Test Safe Harbor.” However, if no contribution is elected in the Adoption Agreement, the Employer will contribute to the Plan for the Plan Year a “Basic Matching Contribution” on behalf of each “Eligible Employee.” The “Basic Matching Contribution” is equal to (i) one-hundred percent (100%) of the amount of an “Eligible Participant’s” Elective Deferrals that do not exceed three percent (3%) of the Participant’s “Compensation” for the Plan Year, plus (ii) fifty percent (50%) of the amount of the Participant’s Elective Deferrals that exceed three percent (3%) of the Participant’s “Compensation” but do not exceed five percent (5%) of the Participant’s “Compensation.”
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(2) Except as provided in subsection (e) below, for purposes of the Plan, a Basic Matching Contribution or an Enhanced Matching Contribution will be treated as a Qualified Matching Contribution and a Nonelective Safe Harbor Contribution will be treated as a Qualified Non-Elective Contribution. Accordingly, the “ADP Test Safe Harbor Contribution” will be fully Vested and subject to the distribution restrictions set forth in Section 12.2(c) (i.e., may generally not be distributed earlier than separation from service, death, disability, an event described in Section 401(k)(1), or, in case of a profit sharing plan, the attainment of age 59 1/2.). In addition, such contributions must satisfy the “ADP Test Safe Harbor” without regard to permitted disparity under Code Section 401(l).
(3) At least thirty (30) days, but not more than ninety (90) days, before the beginning of the Plan Year, the Employer will provide each “Eligible Participant” a comprehensive notice of the Participant’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Participant. However, if an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than ninety (90) days before the Employee becomes eligible but not later than the date the Employee becomes eligible.
(4) In addition to any other election periods provided under the Plan, each “Eligible Participant” may make or modify a deferral election during the thirty (30) day period immediately following receipt of the notice described in subsection (3) above. Furthermore, if the “ADP Test Safe Harbor” is a “Matching Contribution” each “Eligible Employee” must be permitted to elect sufficient Elective Deferrals to receive the maximum amount of “Matching Contributions” available to the Participant under the Plan.
     (d) The provisions of this subsection apply if the Employer has elected to satisfy the “ACP Test Safe Harbor.”
(1) In addition to the “ADP Test Safe Harbor Contributions,” the Employer will make any “Matching Contributions” in accordance with elections made in the Adoption Agreement. Such additional “Matching Contributions” will be considered “ACP Test Safe Harbor Matching Contributions.”
(2) Notwithstanding any election in the Adoption Agreement to the contrary, an “Eligible Participant’s” Elective Deferrals in excess of six percent (6%) of “Compensation” may not be taken into account in applying “ACP Test Safe Harbor Matching Contributions.” In addition, effective with respect to Plan Years beginning after December 31, 1999, any portion of an “ACP Test Safe Harbor Matching Contribution” attributable to a discretionary “Matching Contribution” may not exceed four percent (4%) of an “Eligible Participant’s” “Compensation.”
     (e) The Plan is required to satisfy the ACP test of Code Section 401(m)(2), using the current year testing method, if the Plan permits after-tax voluntary Employee contributions or if matching contributions that do not satisfy the “ACP Test Safe Harbor” may be made to the Plan. In such event, only “ADP Test Safe Harbor Contributions” or “ACP Test Safe Harbor Contributions” that exceed the amount needed to satisfy the “ADP Test Harbor” or “ACP Test Safe Harbor” (if the Employer has elected to use the “ACP Test Safe Harbor”) may be treated as Qualified Nonelective Contributions or Qualified Matching Contributions in applying the ACP test. In addition, in applying the ACP test, elective contributions may not treated as matching contributions under Code Section 401(m)(3). Furthermore, in applying the ACP test, the Employer may elect to disregard with respect to all “Eligible Participants” (1) all “Matching Contributions” if the only “Matching Contributions” made to the Plan satisfy the “ADP Test Safe Harbor Contribution” (the “Basic Matching Contribution” or the “Enhanced Matching Contribution”) and (2) if the “ACP Test Safe Harbor” is satisfied, “Matching Contributions” that do not exceed four percent (4%) of each Participant’s “Compensation.”
12.9 ADVANCE DISTRIBUTION FOR HARDSHIP
     (a) The Administrator, at the election of a Participant, shall direct the Trustee to distribute to the Participant in any one Plan Year up to the lesser of (1) 100% of the accounts as elected in the Adoption Agreement valued as of the last Valuation Date or (2) the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the account from which the distribution is made shall be reduced accordingly. Withdrawal under this Section shall be authorized only if the distribution is for one of the following or any other item permitted under Regulation 1.401(k)-1(d)(2)(iv):
(1) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any of the Participant’s dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care as described in Code Section 213(d);
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(2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(3) Payment of tuition and related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Code Section 152); or
(4) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence.
     (b) No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:
(1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (including any amounts necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the distribution);
(2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer (to the extent the loan would not increase the hardship);
(3) The Plan, and all other plans maintained by the Employer, provide that the Participant’s elective deferrals and nondeductible voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution; and
(4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant’s elective deferrals for the taxable year of the hardship distribution.
     (c) Notwithstanding the above, distributions from the Participant’s Elective Deferral Account, Qualified Matching Contribution Account and Qualified Non-Elective Account pursuant to this Section shall be limited solely to the Participant’s Elective Deferrals and any income attributable thereto credited to the Participant’s Elective Deferral Account as of December 31, 1988. Furthermore, if a hardship distribution is permitted from more than one account type, the Administrator may determine any ordering of a Participant’s hardship distribution from such accounts.
     (d) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 411(a)(11) and 417 and the Regulations thereunder.
ARTICLE XIII SIMPLE
401(K) PROVISIONS
13.1 SIMPLE 401(k) PROVISIONS
     (a) If elected in the Adoption Agreement, this Plan is intended to be a SIMPLE 401(k) plan which satisfies the requirements of Code Sections 401(k)(11) and 401(m)(10).
     (b) The provisions of this Article apply for a “year” only if the following conditions are met:
(1) The Employer adopting this Plan is an “eligible employer.” An “eligible employer” means, with respect to any “year,” an Employer that had no more than 100 Employees who received at least $5,000 of “compensation” from the Employer for the preceding “year.” In applying the preceding sentence, all employees of an Affiliated Employer are taken into account.
An “eligible employer” that has elected to use the SIMPLE 401(k) provisions but fails to be an “eligible employer” for any subsequent “year,” is treated as an “eligible employer” for the two (2) “years” following the last “year” the Employer was an “eligible employer.” If the failure is due to any acquisition, disposition, or similar transaction involving an “eligible employer,” the preceding sentence applies only if the provisions of Code Section 410(b)(6)(C)(i) are satisfied.
(2) No contributions are made, or benefits accrued for services during the “year,” on behalf of any “eligible employee” under any other plan, contract, pension, or trust described in Code Section 219(g)(5)(A) or (B), maintained by the Employer.
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Defined Contribution Plan
     (c) To the extent that any other provision of the Plan is inconsistent with the provisions of this Article, the provisions of this Article govern.
13.2 DEFINITIONS
     (a) “Compensation” means, for purposes of this Article, the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Code Section 6051(a)(3)) and the Employee’s salary reduction contributions made under this or any other 401(k) plan, and, if applicable, elective deferrals under a Code Section 408(p) SIMPLE plan, a SARSEP, or a Code Section 403(b) annuity contract and compensation deferred under a Code Section 457 plan, required to be reported by the Employer on Form W-2 (as described in Code Section 6051(a)(8)). For self-employed individuals, “compensation” means net earnings from self-employment determined under Code Section 1402(a) prior to subtracting any contributions made under this Plan on behalf of the individual. The provisions of the plan implementing the limit on Compensation under Code Section 401(a)(17) apply to the “compensation” under this Article.
     (b) “Eligible employee” means, for purposes of this Article, any Participant who is entitled to make elective deferrals described in Code Section 402(g) under the terms of the Plan.
     (c) “Year” means the calendar year.
13.3 CONTRIBUTIONS
     (a) Salary Reduction Contributions
(1) Each “eligible employee” may make a salary reduction election to have “compensation” reduced for the “year” in any amount selected by the Employee subject to the limitation in subsection (c) below. The Employer will make a salary reduction contribution to the Plan, as an Elective Deferral, in the amount by which the Employee’s “compensation” has been reduced.
(2) The total salary reduction contribution for the “year” cannot exceed $6,000 for any Employee. To the extent permitted by law, this amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.
     (b) Other Contributions
(1) Matching Contributions. Unless (2) below is elected, each “year” the Employer will make a matching contribution to the Plan on behalf of each Employee who makes a salary reduction election under Section 13.3(a). The amount of the matching contribution will be equal to the Employee’s salary reduction contribution up to a limit of three percent (3%) of the Employee’s “compensation” for the full “year.”
(2) Nonelective Contributions. For any “year,” instead of a matching contribution, the Employer may elect to contribute a nonelective contribution of two percent (2%) of “compensation” for the “year” for each “eligible employee” who received at least $5,000 of “compensation” from the Employer for the “year.”
     (c) Limitation on Other Contributions
No Employer or Employee contributions may be made to this Plan for the “year” other than salary reduction contributions described in Section 13.3(a), matching or nonelective contributions described in Section 13.3(b) and rollover contributions described in Regulation Section 1.402(c)-2, Q&A-1(a). Furthermore, the provisions of Section 4.4 which implement the limitations of Code Section 415 apply to contributions made pursuant to this Section.
13.4 ELECTION AND NOTICE REQUIREMENTS
     (a) Election Period
(1) In addition to any other election periods provided under the Plan, each “eligible employee” may make or modify a salary reduction election during the 60-day period immediately preceding each January 1st.
(2) For the “year” an Employee becomes eligible to make salary reduction contributions under this Article, the 60-day election period requirement of subsection (a)(1) is deemed satisfied if the Employee may make or modify a salary reduction election during a 60-day period that includes either the date the Employee becomes eligible or the day before.
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Defined Contribution Plan
(3) Each “eligible employee” may terminate a salary reduction election at any time during the “year.”
     (b) Notice Requirements
(1) The Employer will notify each “eligible employee” prior to the 60-day election period described in Section 13.4(a) that a salary reduction election or a modification to a prior election may be made during that period.
(2) The notification described in (1) above will indicate whether the Employer will provide a matching contribution described in Section 13.3(b)(1) or a two percent (2%) nonelective contribution described in section 13.3(b)(2).
13.5 VESTING REQUIREMENTS
          All benefits attributable to contributions made pursuant to this Article are nonforfeitable at all times, and all previous contributions made under the Plan are nonforfeitable as of the beginning of the Plan Year that the 401(k) SIMPLE provisions apply.
13.6 TOP-HEAVY RULES
          The Plan is not treated as a top heavy plan under Code Section 416 for any year for which the provisions of this Article are effective and satisfied.
13.7 NONDISCRIMINATION TESTS
          The Plan is treated as meeting the requirements of Code Sections 401(k)(3)(A)(ii) and 401(m)(2) for any “year” for which the provisions of this Article are effective and satisfied. Accordingly, Sections 12.4, 12.5, 12.6 and 12.7 shall not apply to the Plan.
© 2001 Stanley, Hunt, DuPree & Rhine, Inc. (formerly known as W.E. Stanley & Company, Inc.)